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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Ameriprise Financial, Inc.
(Name of Registrant as Specified In Its Charter)

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March 17, 2014

Dear Fellow Shareholders:

You are cordially invited to join us for our 2014 annual meeting of shareholders, which will be held on Wednesday, April 30, 2014, at 11:00 a.m., Central time, at the Ameriprise Financial Center, 707 Second Avenue South in Minneapolis, Minnesota 55474. Holders of record of our common stock as of the close of business on March 4, 2014, are entitled to notice of and to vote at the 2014 annual meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please submit a proxy promptly to ensure that your shares are represented at the meeting. You may submit your proxy by telephone or Internet as described in the following materials or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you decide to change or revoke your proxy, you may do so by voting in person at the meeting or by submitting a timely later-dated proxy or a written revocation to our corporate secretary.

To be admitted to this year's annual meeting as a shareholder, you must bring an admission ticket, as explained on page 92 of the proxy statement.

We look forward to seeing you at the annual meeting and discussing the business of your Company with you.

Very truly yours,

JAMES M. CRACCHIOLO Chairman and Chief Executive Officer

AMERIPRISE FINANCIAL, INC.
707 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55474

Notice of
Annual Meeting of Shareholders

DATE	Wednesday, April 30, 2014, at 11:00 a.m. Central time
PLACE	Ameriprise Financial Center Market Garden — Skyway Level 707 Second Avenue South Minneapolis, Minnesota 55474
ITEMS OF BUSINESS	(1)	To elect ten directors
	(2)	A nonbinding advisory vote to approve the compensation of the named executive officers
	(3)	To adopt and approve the amendment and restatement of the Company's Certificate of Incorporation to eliminate supermajority voting rights and effect certain other non-material amendments
	(4)	To adopt and approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated
	(5)	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2014
	(6)	A shareholder proposal relating to the disclosure of political contributions and expenditures, if properly presented
	(7)	To transact such other business that may properly come before the meeting or any adjournment of the meeting.
RECORD DATE	You can vote if you are a shareholder of record as of the close of business on March 4, 2014.

THOMAS R. MOORE Vice President, Corporate Secretary and Chief Governance Officer

March 17, 2014

Proxy Statement

General Information

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ameriprise Financial, Inc. for the 2014 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriprise Financial, Inc. as "Ameriprise Financial," "Ameriprise," "the Company," "we," "our" or "us."

We are holding the 2014 annual meeting at 11:00 a.m. Central time, on Wednesday, April 30, 2014, at the Company's Minneapolis headquarters and invite you to attend in person. An admission ticket is required for the annual meeting. Please see additional information about how to attend the meeting on page 92. If you need special assistance at the meeting because of a disability, you may contact Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, by telephone at (612) 678-0106, by email at thomas.r.moore@ampf.com or by writing to him at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We have arranged for a live audio webcast of the 2014 annual meeting to be accessible to the general public on the Internet at ir.ameriprise.com.

Under rules adopted by the Securities and Exchange Commission, we provide our shareholders with the choice of accessing the 2014 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may submit a proxy for your shares over the Internet. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge. The notice contains a 12-digit control number that you will need to vote your shares. Please keep the notice for your reference through the meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to shareholders beginning on or about March 19, 2014.

 Voting Information

Record Date

You may vote all shares that you owned as of March 4, 2014, which is the record date for the annual meeting. On March 4, 2014, we had 190,594,540 common shares outstanding at the close of business. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one of the following ways:

•
directly in your name as the shareholder of record, which includes restricted stock awards issued to employees under our long-term incentive plans;

•
indirectly through a broker, bank, trustee, or other holder of record in "street name"; or

•
indirectly in the Ameriprise Financial, Inc. Stock Fund of our 401(k) plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending a Notice Regarding the Availability of Proxy Materials directly to you. As the holder of record, you have the right to submit your proxy, by telephone, by the Internet or by mail (if you request to receive your proxy materials by mail), or to vote in person at the meeting. If you hold your shares in street name, your broker, bank, trustee, or other holder of record is sending a Notice Regarding the Availability of Proxy Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by submitting voting instructions in the manner directed by your bank, broker, trustee, or other holder of record.

Regardless of how you hold your shares, we invite you to attend the annual meeting. To attend the meeting, you must have been a shareholder at the close of business on the record date of March 4, 2014, and you will need to bring an admission ticket. If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder must provide the name(s) of any person(s) authorized to act as a proxy or qualified representative in order to gain admission to the annual meeting; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting.

 How to Vote

The Notice Regarding the Availability of Proxy Materials that most of our shareholders will receive will have information about submitting your proxy online but is not permitted to include a telephonic voting number because that would enable a shareholder to vote without accessing the proxy materials online. The telephonic voting number will be on the website where the proxy materials can be found. For more information about submitting your proxy by telephone, please see the next two sections.

Your Vote is Important.    We encourage you to submit your proxy promptly. Internet and telephone proxy submission is available through 10:00 a.m. Eastern time on Sunday, April 27, 2014, for shares held in the Ameriprise 401(k) plan and through 11:59 p.m. Eastern time on Tuesday, April 29, 2014, for all other shares. You may submit your proxy or vote in one of the following ways:

Submit Your Proxy By Telephone.    You have the option to submit your proxy by telephone. In order to submit your proxy by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials. You will be provided with a telephone number for submitting your proxy at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to submit your proxy.

When you submit your proxy by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may submit your proxy by telephone 24 hours a day. The telephone proxy submission system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your voting instructions.

Submit Your Proxy By Internet.    You may also submit your proxy by the Internet. The Notice Regarding the Availability of Proxy Materials indicates the website you may access for Internet proxy submission using the 12-digit control number included in the notice. You may submit your proxy by the Internet 24 hours a day. As with telephone proxy submission, you will be able to confirm that the system has properly recorded your voting instructions. If you hold your shares in street name, please follow the Internet proxy submission instructions in the Notice Regarding the Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and Internet access charges if you submit your proxy by the Internet.

Submit Your Proxy By Mail.    If you elect to receive your proxy materials by mail and you are a holder of record, you can submit your proxy by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can submit your voting instructions by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

Vote at the Meeting.    Submitting a proxy now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting in person.

All shares for which proxies have been properly submitted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without voting instructions for a proposal, your shares will be voted as the Board of Directors recommends for that proposal.

Revocation of Proxies.    You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our corporate secretary at the meeting; (2) submit a timely later-dated proxy or voting instruction form if you hold shares in street name; (3) provide timely subsequent telephone or Internet voting instructions; or (4) vote in person at the meeting.

Shares Held Under the Ameriprise Financial 401(k) Plan

If you participate in the Ameriprise Financial 401(k) Plan and invest in the Ameriprise Financial, Inc. Stock Fund, your proxy card includes shares that the plan has credited to your account. To allow sufficient time for the plan trustee to vote, the trustee must receive your voting instructions by 10:00 a.m. Eastern time, on Sunday, April 27, 2014. If the plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other plan participants who did vote.

 Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management unless we must disclose them for legal reasons or in the event of a contested proxy solicitation. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Quorum and Required Vote

Quorum.    We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the voting power of the shares entitled to vote at the meeting, either in person or by proxy.

Votes Required for Proposals

The Board of Directors recommends that you vote "FOR" each of the nominees in Item (1) and "FOR" Items (2), (3), (4) and (5). Properly submitted proxies will be voted "FOR" each such Item unless otherwise specified. The Board of Directors recommends that you vote "AGAINST" Item (6), assuming that it is properly presented at the annual meeting in accordance with our By-Laws. Properly submitted proxies will be voted "AGAINST" Item (6) unless otherwise specified.

Item		To elect directors and adopt the other proposals, the following proportion of votes is required:
(1)	To elect ten directors	Under the majority voting standard, in an uncontested election, a nominee must receive a number of "For" votes that exceeds 50% of the votes cast (excluding abstentions)*
(2)	A nonbinding advisory vote to approve the compensation of the named executive officers	The affirmative vote of a majority of the votes cast
(3)	To adopt and approve the amendment and restatement of the Company's Certificate of Incorporation to eliminate supermajority voting rights and effect certain other non-material amendments	The affirmative vote of the holders of at least three-fourths (3/4) of the combined voting power of the outstanding stock entitled to vote generally in the election of directors
(4)	To adopt and approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated	The affirmative vote of a majority of the votes cast
(5)	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2014	The affirmative vote of a majority of the votes cast
(6)	A shareholder proposal relating to the disclosure of political contributions and expenditures, if properly presented	The affirmative vote of a majority of the votes cast
*
If an uncontested incumbent nominee for director does not receive an affirmative majority of "For" votes, he or she will be required to promptly tender his or her resignation to the Board's independent Nominating and Governance Committee. The committee will then make a recommendation to the Board as to whether the tendered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the tendered resignation and the rationale behind it within 90 days after the election results have been certified. The director who tendered the resignation will not be permitted to vote on the recommendation of the Nominating and Governance Committee or the Board's decision with respect to his or her tendered resignation.

Routine and Non-Routine Proposals.    The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

The rules of the New York Stock Exchange make all of the proposals to be considered at the annual meeting non-routine items (other than the proposal to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2014). This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for these proposals can't exercise discretion to vote their clients' shares. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

How We Count Votes.    In determining whether we have a quorum for the annual meeting, we count abstentions and broker non-votes as present and entitled to vote. For your convenience, we have provided this chart to show whether each item being voted on is routine or non-routine under the rules of the New York Stock Exchange. The chart also shows how abstentions and broker non-votes will be treated in determining the outcome of voting on each item.

Item Being Voted On		Routine/ Non-Routine	Treatment of Abstentions	Treatment of Broker Non-Votes
(1)	To elect ten directors	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.
(2)	A nonbinding advisory vote to approve the compensation of the named executive officers	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.
(3)	To adopt and approve the amendment and restatement of the Company's Certificate of Incorporation to eliminate supermajority voting rights and effect certain other non-material amendments	Non-routine	Will be counted as a vote AGAINST this proposal	Will be counted as a vote AGAINST this proposal
(4)	To adopt and approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.
(5)	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2014	Routine	No effect; not included in numerator or denominator.	Broker non-votes do not occur with respect to routine matters.
(6)	A shareholder proposal relating to the disclosure of political contributions and expenditures, if properly presented	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.

Multiple Shareholders Sharing the Same Address

For those shareholders requesting paper proxy materials who share a single address and would like to receive only one annual report and proxy statement at that address, please contact our corporate secretary. This service, known as "householding," is designed to reduce our printing and postage costs. If after signing up for householding any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact our corporate secretary. The contact information for our corporate secretary is provided on page one under "General Information."

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation. We have hired D.F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D.F. King $19,000 plus expenses for these services.

Corporate Governance

This section highlights our corporate governance program. We provide details about these and other corporate governance policies and practices in other sections of the proxy statement and on our website on the Corporate Governance page at ir.ameriprise.com.

Requests for Copies of Materials

You may request copies of any of the documents referred to in this section of the proxy statement by calling Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, at (612) 678-0106. You may also write to him by email at thomas.r.moore@ampf.com or by mail at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We'll provide the copies at no cost to you.

Director Independence

Our Board, acting upon the recommendation of its Nominating and Governance Committee, has affirmatively determined that the following directors have no material relationship with the Company and are therefore independent under the corporate governance listing standards of the New York Stock Exchange: Mses. Blixt, DiGeso and Marshall and Messrs. Greenberg, Lewis, Noddle, Sarles, Sharpe, and Turner.

Before determining that Mr. Sarles is independent, the Board broadly considered all facts and circumstances relevant to his brother-in-law's employment as a financial advisor of Ameriprise Financial, which began in April 2012. The Board's independent Nominating and Governance Committee first reviewed Mr. Sarles' continued independence at its meeting on July 11, 2012, and again reviewed it at a meeting held on February 25, 2014, and voted to recommend that the Board reaffirm its prior determination that Mr. Sarles is independent, which the Board did. Mr. Sarles recused himself from voting on this matter at both meetings. Before the Board voted with respect to Mr. Sarles' independence on February 25, 2014, he confirmed that there have been no changes in the facts and circumstances of his brother-in-law's employment that would affect his continued independence. In arriving at this determination, the Board and its Nominating and Governance Committee relied on due diligence performed by management that revealed the following: Mr. Sarles did not exert any influence with respect to the hiring of his brother-in-law; the normal interview and employment practices were followed; Mr. Sarles' brother-in-law has a long history of employment in the financial services industry and was considered highly qualified by those who interviewed him; and Mr. Sarles' brother-in-law is financially independent of Mr. Sarles and there is no financial obligation or other arrangement between them.

Our only non-independent director is Mr. Cracchiolo, our chairman and chief executive officer and the only Company officer serving on the Board.

Independence of Committee Members

As required by the rules of the New York Stock Exchange, only independent directors serve on these standing committees of the Board: Audit; Compensation and Benefits; and Nominating and Governance. Members of the Audit Committee also meet the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Members of the Compensation and Benefits Committee also meet the independence standards for "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and are considered "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

On the Board's Executive Committee, Mr. Cracchiolo serves as the committee's chairman and the chairmen of the three other standing committees serve as the Executive Committee's other members. The corporate governance rules of the New York Stock Exchange do not require that all members of the Executive Committee be independent directors.

Categorical Standards of Director Independence

Upon the recommendation of its Nominating and Governance Committee, the Board has approved categorical standards of director independence. These categorical standards: assist the Board in making its independence determinations; provide investors with an adequate means of assessing the quality of the Board's independence; and avoid the excessive disclosure of immaterial relationships. The Board's categorical standards of independence are posted on our website on the Corporate Governance page at ir.ameriprise.com. The categorical standards generally classify as "not material": relationships with our Company arising in the ordinary course of business; relationships with companies of which a director is a shareholder or partnerships of which a director is a partner; contributions made or pledged to charitable organizations with which a director has a relationship; certain familial relationships; and certain social and other relationships. In addition to the New York Stock Exchange's standard independence tests, the Nominating and Governance Committee applied the categorical standards of independence when making its recommendations regarding director independence to the Board of Directors. In making these independence recommendations, the Nominating and Governance Committee considered all relationships and transactions between the director and the Company as described in questionnaires completed by each director and in materials provided by management, which may include transactions discussed in this proxy statement and relationships not considered material under the categorical standards of independence approved by the Board.

Committee Charters

The Board's Audit, Compensation and Benefits, and Nominating and Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee charter satisfies the requirements of the New York Stock Exchange's corporate governance listing standards. Each committee reviews and reassesses the adequacy of its charter at least annually. Each committee will recommend any proposed changes to the Board of Directors for consideration and approval. The committee charters are posted on our website on the Corporate Governance page at ir.ameriprise.com and additional information about each committee is contained in the sections following this summary.

The Executive Committee also operates under a written charter that is approved by the Board of Directors. The Executive Committee's charter is posted on our website at the same location as the other committee charters.

Internal Audit Function

The Company has an internal audit function that is supervised by our general auditor. The Audit Committee reviews the appointment and replacement of the general auditor. The Audit Committee also annually reviews the performance and compensation of the general auditor. The general auditor reports regularly to the Audit Committee, including in executive sessions where he is the only officer present.

Audit Committee Financial Experts

The Board of Directors has determined that William H. Turner, the chairman of the Audit Committee, and H. Jay Sarles, a member of the Audit Committee, are "audit committee financial experts" as that term is defined by the regulations of the Securities and Exchange Commission, or SEC. The Board has also determined that Messrs. Sarles and Turner are financially literate and have accounting or related financial management expertise, as those qualifications are interpreted by the Board in its business judgment. The Board has also determined that each other Audit Committee member is financially literate, as that term is interpreted by the Board in its business judgment.

Executive Sessions of Independent Directors

The independent directors customarily meet in executive session without management present at each regularly scheduled meeting of the Board. The Board may decide, however, that such an executive session is not required at a particular Board meeting.

Presiding Director

The Company's Corporate Governance Guidelines provide that the then serving chairman of the Nominating and Governance Committee shall act as the Board's presiding director, with the following duties: preside over executive sessions of the non-management and independent directors; serve as the principal liaison between the Board and the Company's chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability. Mr. Sharpe currently serves as the Board's presiding director.

Communications from Shareholders and Other Interested Parties

Shareholders and other interested parties may make their concerns known to the independent directors by communicating directly with the presiding director or another director via the Company's corporate secretary. You can find more information about how to communicate with our independent directors on page 11 of this proxy statement, under the caption "Communicating with Directors."

Our Board's Leadership Structure

Our Board of Directors determines which leadership structure best serves its needs and those of our shareholders. Currently, Mr. Cracchiolo serves as both the chairman of the Board of Directors and the chief executive officer of the Company. Mr. Sharpe, the chairman of the Board's Nominating and Governance Committee, currently serves as the Board's presiding director.

Recognizing that the Company's or the Board's circumstances may change, the Board has no policy with respect to the separation of the offices of the chairman and chief executive officer. As stated in our Corporate Governance Guidelines, "The Board believes that this issue is part of the succession planning process, which is overseen by the Compensation and Benefits Committee, and that it is in the best interests of the Company to make a determination when it elects a new chief executive officer."

The Board believes that Mr. Cracchiolo's service as both chairman and chief executive officer has the following advantages for the Company given the specific characteristics or circumstances of the Company: the preparation for Board meetings, particularly the format and content of Board presentations, is very efficient; there is a single source of leadership and authority for the Board; there is no need to incur additional costs by providing a separate chairman with administrative support and increased compensation; and Mr. Cracchiolo's intimate knowledge of the Company's strategy and day-to-day operations allows him to coordinate Board communications and actions quickly.

The role of the Board's presiding director is an important part of the Board's leadership structure. At other companies, this role may be called a "lead director." Our Corporate Governance Guidelines assign the following duties to the presiding director: preside over executive sessions of non-management and independent directors; serve as principal liaison between the Board's chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability.

In addition to the presiding director, our Board has adopted a number of procedures and policies designed to preserve the effectiveness of the independent directors and the transparency of Board operations. For example, each Board agenda includes an executive session of the independent directors, although those directors may decide that one is not needed. Any director is free to suggest agenda items, to request additional time for an agenda topic, or to request information from management. The independent directors also have regular access to members of management other than the chief executive officer. In advance of each regular Board meeting, the corporate secretary asks the independent directors to submit any questions or topics that they would like the chairman and chief executive officer to address at the meeting.

Our Board's Role in Risk Oversight

It is the job of our chief executive officer, chief financial officer, general counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. Our Board plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of its Audit Committee, and that charter lists the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management, the general auditor, and the independent auditors the Company's enterprise-wide risk assessment and risk management processes, including major risk exposures, risk mitigants, and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Some aspect of risk management and oversight is discussed at virtually every Audit Committee meeting. The Audit Committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

As a diversified financial services company, our business is subject to a number of risks and uncertainties, which are described in detail in our Form 10-K for the year ended December 31, 2013, which is included as part of our 2013 Annual Report to Shareholders. The Audit Committee and the Board as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them. Management also reports to the Audit Committee and the Board on steps being taken to enhance our risk management processes and controls in light of evolving market, business, regulatory, and other conditions. Because four of our nine independent directors serve on the Audit Committee, a significant portion of the independent directors is closely and regularly involved in the risk oversight function.

Directors who do not serve on the Audit Committee have access to the Committee's meeting materials, including draft minutes for each Audit Committee meeting. The chairman of the Audit Committee reports to the entire Board on the Audit Committee's activities and decisions. In addition, each presentation to the Audit Committee or the Board on any significant matter is preceded by an executive summary that includes a section devoted to risk management issues. This section is intended to focus the attention of the Audit Committee and the Board on key risk topics and management's related risk management strategies and processes. As part of its ongoing responsibilities, the Audit Committee reviews and assesses the quality and clarity of the risk management information provided to it and, if necessary, makes recommendations to management for improving this information reporting.

Because we are in a highly regulated industry, the Audit Committee and the Board receive regular reports of examination from our regulators. In part, these reports address risk management topics and, as needed, the Audit Committee and the Board will respond in writing to risk management or other issues raised in the reports. In order to confirm that it is receiving candid and complete information on risk management and other topics, the Audit Committee holds regular separate executive sessions with members of executive management, our independent auditors, and our general auditor.

In response to emerging best practices and regulatory guidelines, the Audit Committee and the Compensation and Benefits Committee have received reports on risks related to our incentive compensation plans across the Company. The committees will continue to receive such reports as needed. These plans cover officers and employees who are not executive officers. We discuss this subject in more detail in the section of the Compensation Discussion and Analysis captioned "Risk and Incentive Compensation" beginning on page 66.

In the preceding section of the proxy statement, we explained our Board's leadership structure. Our chairman and chief executive officer is ultimately responsible for the effectiveness of the Company's risk management processes and is an integral part of our day-to-day risk management processes. He also attends each Audit Committee meeting, except in extraordinary circumstances unrelated to that meeting's agenda. As a result, his ability to lead our enterprise risk management program and to assist in the Board's oversight of that program improves the effectiveness of both the Board's leadership structure and its oversight of risk.

Consideration of Director Candidates Recommended by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders, provided that the requirements explained on page 15 under the caption "Director Nomination Process" are satisfied.

Annual Performance Evaluation Process for the Board and its Committees

The Nominating and Governance Committee oversees an annual performance evaluation process for the Board of Directors and the Audit, Compensation and Benefits, and Nominating and Governance Committees. The process is intended to determine whether the Board and its committees are functioning effectively.

Corporate Governance Guidelines

The Board of Directors has approved Corporate Governance Guidelines. Among other topics, the Corporate Governance Guidelines address: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and the annual performance evaluation of the Board and its committees. The Corporate Governance Guidelines are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Codes of Conduct

We have adopted a Code of Conduct to guide ethical business behavior and decision-making. The Code applies to all of our officers, employees, financial advisors, and their employees, and individuals conducting business on behalf of us and our subsidiaries. Following our Code of Conduct and all applicable laws, regulations, and Company policies is a condition of employment or association with the Company.

The Board of Directors has adopted a Code of Business Conduct for Members of the Board of Directors of Ameriprise Financial, Inc. This Code is intended to focus each director on areas of potential conflicts of interest and provide guidance relating to the recognition and handling of ethical issues. The Code also provides mechanisms to report potential conflicts of interest or unethical conduct and is intended to help to foster a culture of openness and accountability.

Both of these Codes are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines state that directors are expected to attend the annual meeting of shareholders. The corporate secretary reminds each director of this policy in writing in advance of each annual meeting of shareholders. At our 2013 annual meeting of shareholders, all directors then serving were in attendance.

 Majority Voting for Directors

Our By-Laws provide for majority voting for directors in uncontested elections. The plurality standard will be used in the case of contested elections. We anticipate that the election of directors to be held at the meeting will be uncontested, and therefore the majority voting standard will apply. We have provided additional information about the By-Law provisions governing majority voting for directors beginning on page three of this proxy statement, under the caption "Votes Required for Proposals."

Director Qualifications and Board Policies

The Board of Directors has determined that directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, business or public sector activities.

Directors should possess integrity, energy, forthrightness, analytical skills and the commitment to devote the necessary time and attention to the Company's affairs. Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Nominating and Governance Committee will consider whether the candidate has served as the chief executive officer, chief financial officer or other executive officer of a public company with significant policy-making or operational responsibility. The Committee also evaluates a candidate's manifest potential to significantly enhance the effectiveness of the Board and its committees. Experience in an area that is directly relevant to one or more of our business segments is also an important consideration.

The committee considers these specific qualities or skills as being necessary for one or more directors to possess:

•
A majority of directors must satisfy the independence standards established by the New York Stock Exchange;

•
Enough independent directors must be financially literate and have accounting or related financial management expertise so that the current and anticipated membership needs of the Audit Committee can be satisfied;

•
Directors are expected to possess the skills, experience, and professional background necessary to gain a sound understanding of our strategic vision, mix of businesses, and approach to regulatory relations and enterprise risk management; and

•
The Board as a whole must possess a mix and breadth of qualities, skills, and experience that will enable it and its committees to promote the best interests of the Company and its shareholders and to address effectively the risk factors to which the Company is subject.

Independent directors have access to individual members of management or to our employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense. Directors also have access to our records and files, and directors may contact other directors without informing our management of the purpose or even the fact of such contact.

We believe that each director should have a substantial personal investment in the Company. A personal holding of Company shares or deferred share units having a market value of five times the amount of the current annual cash retainer upon attainment is recommended for each director. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. Directors are expected to attain this ownership threshold within five years of joining the Board. We disclose the dollar value of each outside director's equity holdings as of March 4, 2014, on page 23.

 Board Diversity

Our Board of Directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines, however, require the Board's Nominating and Governance Committee to review the qualifications of the directors and the composition of the Board as a whole periodically. This assessment includes not only the independence of the directors, but consideration of required minimum qualifications, diversity, age, skills, and experience in the context of the needs of the Board. Our Corporate Governance Guidelines provide that the Board will establish the number of directors based on the recommendations of its Nominating and Governance Committee, which will consider, among other factors: the Board's current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements.

Whenever the Nominating and Governance Committee engages a search firm to identify potential director candidates, the committee instructs the firm that diversity considerations are highly important. Similarly, whenever the committee considers candidates identified by other directors or shareholders, the same considerations apply. Because our Board of Directors is relatively small, it may not always be possible to recruit a director who has the skills and experience needed by the Board at that time and who also enhances the diversity of the Board. Nevertheless, considerations of diversity will continue to be important factors in identifying and recruiting new directors.

Communicating with Directors

The Board of Directors has provided a means by which shareholders or other interested parties may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone, should be directed to the Company's corporate secretary, who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Company's corporate secretary, may not be forwarded to the directors.

If a shareholder or other interested party wishes to communicate a concern to the chairman of the Audit Committee about our financial statements, accounting practices, internal controls or business ethics or corporate conduct, the concern should be submitted in writing to the chairman of the Audit Committee in care of our corporate secretary. If the concern relates to our executive compensation program, the concern should be submitted in writing to the chairman of the Compensation and Benefits Committee in care of our corporate secretary. If the concern relates to our governance practices, the concern should be submitted in writing to the chairman of the Nominating and Governance Committee in care of our corporate secretary. If the shareholder or other interested party is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our corporate secretary. The contact information for the Company's corporate secretary is provided on page one under "General Information".

Our "whistleblower" policy prohibits us or any of our employees from retaliating or taking any adverse action against anyone for raising a compliance or ethical concern in good faith. If a shareholder, employee or other interested party nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to our ethics hotline, at (800) 963-6395. This is a confidential, independent service that allows individuals to report compliance or ethical issues and concerns they may have concerning Ameriprise Financial. An ethics specialist will forward accounting and auditing issues to our general auditor and our general counsel, who will confirm that the matter is properly investigated and, if deemed appropriate, report the results to the Audit Committee.

Board and Committee Meetings

During 2013, the Board of Directors met seven times. All of our directors attended 89% or more of the meetings of the Board and Board committees on which they served in 2013.

Membership on Board Committees

This table lists our four standing Board committees, the directors who currently serve on them, and the number of committee meetings held in 2013. The Board of Directors plans to appoint Mses. Blixt and DiGeso to one or more committees at its organization meeting on April 30, 2014, following the adjournment of the annual meeting of shareholders.

Audit	Compensation and Benefits	Executive	Nominating and Governance
Mr. Turner(1)	Mr.Noddle(2)	Mr.Cracchiolo(2)	Mr. Sharpe(3)
Mr. Greenberg	Mr.Greenberg	Mr. Noddle	Mr.Lewis
Mr. Sarles(4)	Mr.Lewis	Mr.Sharpe	Ms.Marshall
Mr. Sharpe	Ms.Marshall	Mr.Turner	Mr.Noddle
	Mr.Sharpe		Mr.Sarles
Number of meetings held in 2013

13	7	0	3
(1)
chairman and audit committee financial expert

(2)
chairman

(3)
Mr. Sharpe was appointed as chairman and presiding director as of April 24, 2013.

(4)
audit committee financial expert

Compensation and Benefits Committee

Under its written charter, the Compensation and Benefits Committee's primary purposes are to: establish the philosophy and objectives that will govern our compensation and benefits programs; oversee and approve the compensation and benefits paid to our chief executive officer and other executive officers; recommend to the Board for approval executive and other compensation and benefits plans and arrangements; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of our chief executive officer, chief financial officer, and our highest paid executive officers. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

The committee is also responsible for oversight of the incentive compensation plans throughout the Company, to the extent and in manner set forth in relevant regulatory guidance or rules and for recommendations to the Board on matters related to nonbinding advisory votes of shareholders to approve the compensation of the named executive officers, submitted as Item 2 of this proxy statement, and the frequency of those votes.

Among other matters, the committee exercises ultimate authority with respect to: the compensation and benefits of our chief executive officer and other executive officers; the approval of grants and awards of equity-based and other incentive awards to our chief executive officer and other executive officers and to employees below the executive officer level; and the engagement, oversight, compensation, and termination of the committee's compensation consultant.

While the Compensation and Benefits Committee oversees our executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-management directors and make recommendations on such matters to the Board of Directors for approval. We provide information about the compensation of our outside directors beginning on page 18.

The Compensation and Benefits Committee has the authority under its charter to: retain independent legal or other advisors; ask us to provide the committee with the support of one or more of our officers or employees to assist it in carrying out its duties; and request any of our officers or employees or those of our outside counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The committee has the authority to determine the appropriate amount of funding to be provided by us for the payment of the compensation of any compensation consultant or other advisor engaged by the committee and for the payment of any administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

The committee has the authority to delegate its authority to one or more subcommittees, including to the committee chairman, who may act on behalf of the committee during the intervals between meetings. Depending on the nature of the authority being delegated, a subcommittee may have to consist of a minimum of two members due to certain federal securities and tax law requirements.

The committee may also delegate its authority to one or more of our officers or employees to the extent permitted by federal securities and income tax laws, Delaware law, the rules of the New York Stock Exchange or the governing compensation plan document.

The committee has delegated certain administrative authority to our chief human resources officer to promote the efficient and timely administration of our compensation and benefits plans.

The Role of Executive Officers.    Our executive officers play the following roles in recommending the amount or form of executive compensation: preparing committee meeting materials related to the performance of the committee's duties, including total compensation tally sheets and other summaries of executive officers' total compensation; proposing the adoption of new or amended compensation or benefits plans; the chief executive officer will make recommendations to the committee for consideration regarding compensation actions for executive officers other than himself; our chief human resources officer will discuss survey and benchmarking data related to executive compensation and other topics of interest to the committee; and our chief financial officer will discuss and explain the setting and calculation of financial performance goals for certain executive compensation plans. No executive officer has the authority to approve his or her compensation or to make equity-based grants to himself or herself, or to any other executive officer.

The Committee's Independent Compensation Consultant.    The Compensation and Benefits Committee currently uses the firm of Frederic W. Cook & Co., Inc. ("Cook") as its independent compensation consultant. In 2013, the committee adopted a new Compensation Adviser Policy to replace its previous Compensation Consultant Policy. The policy addresses the following topics: the relationship between the committee and its compensation advisers; the criteria that the committee uses to select its consultant; the consultant's duties; how the committee evaluates its compensation consultant; the factors that the committee will apply in determining whether its consultant is independent of the Company's management; and the related disclosure to be provided to our shareholders. We have posted the committee's Compensation Adviser Policy on our website on the Corporate Governance page at ir.ameriprise.com. You can request a copy of the Compensation Adviser Policy by writing to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, 1098 Ameriprise Financial Center, Minneapolis, MN 55474. You may also email him at thomas.r.moore@ampf.com. He will send you a copy of the policy without charge.

Under the committee's charter, the engagement letter between Cook and the committee, and the Compensation Adviser Policy, the committee is responsible for the appointment, oversight, amount of compensation, evaluation, retention, and termination of its compensation consultant. Cook works for and reports directly to the committee, not the Company's management, with respect to executive compensation matters. The committee recognizes that its consultant will necessarily work with representatives of management on executive compensation and other matters within the scope of the committee's responsibilities. When doing so, however, Cook will act as the committee's representative and solely on the committee's behalf.

In its capacity as the committee's consultant, Cook provided the following services, among others: advice and guidance with respect to trends and issues related to executive compensation; assisting the committee in benchmarking competitive compensation, including the composition of a peer group to be used as a market check or reference point in reviewing proxy compensation data; assisting the committee in developing an executive compensation philosophy and program suited to our business strategy and goals; and preparing reports and analyses for the committee's meeting materials. One or more representatives of Cook attend committee meetings as needed.

At a committee meeting held on February 25, 2014, the committee confirmed that Cook continues to be independent of the Company's management, in light of the five independence standards established in the committee's Compensation Adviser Policy. The lead representative of Cook assigned to the committee engagement represented in writing to the committee that Cook satisfies all five of the independence standards: Cook did not provide the Company with any products and services unrelated to the consultant's engagement with the committee; all products and services provided by Cook to the committee have been provided in the ordinary course of business and on substantially the same terms and conditions, including fees and charges, as would be available to similarly situated parties; Cook has not provided products or services to any executive officer of Ameriprise Financial as an individual client of the firm; the firm's representatives assigned to the engagement are not an "immediate family member", as defined in the policy, of any committee member or any executive officer of Ameriprise Financial; and the firm's representatives are not former employees of Ameriprise Financial or any of its affiliates.

In addition, before reaffirming Cook's continued independence the committee considered the following six specific factors contained in a new Securities and Exchange Commission rule and the related New York Stock Exchange corporate governance listing standards that became effective on July 1, 2013, and Cook's responses in a letter addressed to Mr. Noddle as the committee chairman, together with other factors the committee deemed relevant: the provision of other services to Ameriprise by Cook; the amount of fees received during 2013 from Ameriprise by Cook as a percentage of Cook's 2013 total revenue; Cook's policies and procedures designed to prevent conflicts of interest; any business or personal relationship between a member of the Cook engagement team with a member of the committee; any Ameriprise Financial stock owned by Cook or by any member of the Ameriprise consulting team or their immediate family members; and any business or personal relationship of Cook or any other employee of Cook with an executive officer of Ameriprise Financial. Cook's responses with respect to the final four factors were qualified by the terms "to the best of our knowledge" or "to our knowledge." Based on this review, the committee determined that no conflict of interest exists that would preclude Cook from independently representing the committee.

At its meeting held on February 25, 2014, the committee also reviewed and discussed Cook's performance in executive session, without representatives of Cook present.

Finally, the Committee reviewed written independence statements submitted by three law firms retained by management with respect to matters considered by the committee.

Reporting to the Board.    The committee chairman reports to the entire Board regarding each committee meeting. When appropriate these reports and related discussion are conducted in executive session, without management present. Before the committee takes final action with respect to compensation actions affecting the chief executive officer, it first discusses its proposed actions with the other independent directors, without management present.

Management discusses the proposed agenda for each committee meeting with the committee chairman in advance and it is reviewed with the other committee members in advance as well. The committee has adopted a policy of including an executive session on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting. This executive session is held without management present. The committee chairman has the authority to add or delete items from any proposed agenda, and to call special meetings of the committee at any time.

Compensation Committee Interlocks and Insider Participation.    The Compensation and Benefits Committee members include Lon R. Greenberg, W. Walker Lewis, Siri S. Marshall, Jeffrey Noddle, chairman, and Robert F. Sharpe, Jr. None of the members is a former or current officer or employee of the Company or any of its subsidiaries, or is an executive officer of another company where an executive officer of Ameriprise Financial is a director.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to: assume a leadership role in shaping the corporate governance of the Company; promote the effective functioning of the Board and its committees; advance the best interests of the Company and its shareholders through the implementation, oversight, and disclosure of sound corporate governance guidelines and practices; periodically review the compensation of outside directors and recommend changes to the Board for approval; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of the Company's outside directors.

In 2011, the committee amended its charter, with the Board's approval, to include oversight responsibility for corporate political spending. Based on the committee's recommendation, the Board also approved a Statement of Principles Governing Corporate Political Spending, which is posted on our website on the Corporate Governance page at ir.ameriprise.com, to govern those contributions and expenditures, if any, made at the direction of the Company's officers with corporate funds. The Company will post an annual corporate political spending report on its website.

The committee has adopted a policy of including an executive session attended by committee members only on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting.

Director Nomination Process.    The Nominating and Governance Committee considers and recommends candidates for election or appointment to the Board. The committee also considers candidates for election to the Board submitted by shareholders. Each member of the committee participates in the review and discussion of director candidates. In addition, members of the Board of Directors who are not on the committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election or appointment, the committee will apply the standards and criteria set forth under the caption "Director Qualifications and Board Policies" beginning on page 10 of this proxy statement. The committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors.

Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders must follow the procedures described on page 90. Shareholders who wish to submit a candidate for consideration by the Nominating and Governance Committee may do so by sending the candidate's name and supporting information to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, at the address shown on page one under "General Information."

 Audit Committee

The responsibilities of the Audit Committee are described in its written charter and in the following required Audit Committee Report. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to provide assistance to the Board of Directors by: monitoring the integrity of the consolidated financial statements of the Company; monitoring compliance by the Company with legal and regulatory requirements and the Company's Code of Conduct; evaluating and monitoring the independent auditors' qualifications and independence; evaluating and monitoring the performance of the Company's internal audit function and independent auditors, with respect to the parent company and its subsidiaries; and addressing the finance and risk management matters specified in its charter.

The committee has adopted a policy of including executive sessions on the agenda of each committee meeting. Such executive sessions may include committee members only, or may include separate executive sessions between the committee members and the general auditor, representatives of our independent auditors, or representatives of management, including our chief executive officer, chief financial officer, and general counsel. The committee members may decide, however, that executive sessions are not required at a particular meeting.

Audit Committee Financial Experts.    The Board has determined that Mr. Turner and Mr. Sarles are "audit committee financial experts" as defined by the Securities and Exchange Commission regulations and that they have accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that each Audit Committee member is financially literate, as that term is interpreted by the Board in its business judgment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's consolidated financial statements, to plan or conduct audits or investigations, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The Company's management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accountants are responsible for the audit of the Company's consolidated financial statements and the audit of the effectiveness of the Company's internal control over financial reporting. In addition, the independent registered public accountants are responsible for the audit of management's assessment of the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the Company's audited financial statements. The Audit Committee also has discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 16 as amended, relating to communication with audit committees. In addition, the Audit Committee has received the written disclosures and the letter from its independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence and has discussed with the independent accountants its independence.

The Audit Committee discussed with the Company's general auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the general auditor and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee meets with the chief executive officer and chief financial officer of the Company to discuss the Company's control environment and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2013 Annual Report to Shareholders and, for filing with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

MEMBERS OF THE AUDIT COMMITTEE:
William H. Turner, Chairman
Lon R. Greenberg
H. Jay Sarles
Robert F. Sharpe, Jr.

Compensation of Directors

Our compensation philosophy for outside directors.    We compete with other companies for executive talent, as we explain in the Compensation Discussion and Analysis later in this proxy statement. We must also compete with them for persons with the ability, integrity, experience, and judgment required to serve on the board of a public company. We need to attract and retain directors who meet the high qualification standards set by our Board of Directors. In order to do so, we must offer a compensation package that is both competitive and fair in view of the significant time commitment and responsibilities that come with a director's job. Only outside directors receive compensation for serving on our Board. Mr. Cracchiolo does not receive any additional compensation for his service as a director.

We believe that our outside directors should have a substantial personal financial stake in the Company.    Accordingly, a significant portion of our directors' compensation package is equity-based. Also, a director is expected to have an equity holding in the Company with a market value of five times the amount of the current annual cash retainer upon attainment. The current annual cash retainer for the directors is $80,000. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. A director must reach this goal within five years of joining our Board. Shares of our common stock and deferred share units both count toward this goal. Using a closing price of $110.28 for a share of our common stock on March 4, 2014, the value of the common stock and deferred share units beneficially held by our outside directors on that date was as follows, rounded to the nearest dollar: Mses. Blixt ($22,056), DiGeso ($22,056) and Marshall ($2,400,354); and Messrs. Greenberg $1,103,021; Lewis ($2,173,067); Noddle ($3,931,151); Sarles ($3,559,287); Sharpe ($7,375,968); and Turner ($2,796,260). As is true for our executive officers, we prohibit our directors from hedging against a decline in the value of our stock.

How and why our outside directors' compensation was determined.    The Board's Nominating and Governance Committee is responsible under its charter for overseeing the compensation and benefits paid to our outside directors. The committee will periodically review the appropriateness of the outside directors' compensation package.

The committee will discuss with an independent consultant any proposed changes to the compensation of outside directors. The committee will then recommend to the Board that it approve such changes as the committee believes are reasonable and appropriate, based in part on the consultant's report and findings. If the Board approves the committee's recommendations, the new compensation package will become effective as of a date set by the Board.

There were no changes to the outside directors' compensation program for 2013.    In 2013, the Nominating and Governance Committee engaged Frederic W. Cook & Co., Inc., as its independent compensation consultant, to review the outside directors' compensation program. Based on this review and analysis, the Board approved the following change, based on a recommendation by its Nominating and Governance Committee: the dollar amount of the annual grant of deferred share units was increased from $115,000 to $125,000, effective for the plan year beginning April 30, 2014.

This chart summarizes the current compensation program for our outside directors. We do not pay meeting fees or grant stock options or restricted stock to our outside directors.

Outside Directors Compensation Program for 2013
Annual Cash Retainer	$80,000
Annual Equity Retainer	$115,000 in the form of Deferred Share Units*
Board Meeting Fees	No board meeting fees
Committee Meeting Fees	No committee meeting fees
Committee Member Annual Retainer
Committee members receive an annual retainer as follows: Audit Committee — $15,000; Compensation and Benefits Committee — $10,000; and Nominating and Governance Committee — $10,000. There is no committee member retainer for the members of the Executive Committee.
Committee Chairman Annual Retainer
Committee chairmen receive an annual retainer in addition to the committee member retainer, as follows: Audit Committee chairman — $40,000 ($55,000 total committee retainer); Compensation and Benefits Committee chairman — $15,000 ($25,000 total committee retainer); and the Nominating and Governance Committee chairman — $15,000 ($25,000 total committee retainer)
Charitable Matching Gift Program	Up to $2,000 annually

*
Effective as of January 1, 2014, for the plan year beginning on April 30, 2014, the Board of Directors approved an increase in the annual equity retainer from $115,000 to $125,000.

Perquisites and Personal Benefits.    Our outside directors receive occasional perquisites or personal benefits of reasonable value, such as: commemorative items in connection with their Board service; welcoming gifts at the hotel where they stay during Board meetings or events; holiday gifts; and recreational or other services and amenities when attending an off-site Board long-range planning meeting. We do not provide our directors with a tax gross-up amount on any gifts or other items given to them.

We pay for or reimburse our outside directors for their reasonable travel, lodging, food and other expenses related to their attendance at Board, committee or annual shareholder meetings. Our outside directors may use our corporate aircraft for Board-related travel, subject to the aircraft's availability and other restrictions. In extraordinary or unusual circumstances, such as a family emergency, we may make our corporate aircraft available to our outside directors on an exception basis.

Our outside directors are eligible to participate in our charitable gift matching program on the same basis as our employees. We will match a director's personal contributions to one or more qualifying charitable organizations subject to an annual aggregate limit, which is currently $2,000. Directors' requests for matching gifts are processed by the same outside vendor that we use for employee matching gift requests.

Other Assistance and Payments.    As is true at many other public companies, our in-house counsel and other employees, as well as outside counsel, assist our outside directors in satisfying their legal reporting obligations under Section 16(a) of the Securities Exchange Act of 1934, as amended. We pay for the fees and expenses related to the preparation and filing of Securities and Exchange Commission Forms 3, 4 and 5 for our outside directors, but only for transactions in our equity securities.

A director's Section 16(a) reporting obligations for transactions in our equity securities are imposed solely due to his or her service on our Board. Therefore, we do not consider such assistance and related payments to be perquisites or personal benefits. Nevertheless, we have provided this information to you in the interests of full and transparent disclosure.

 Compensation Paid to Outside Directors in 2013

This table shows the total compensation paid to our outside directors during 2013. Mses. Blixt and DiGeso were appointed directors effective as of February 26, 2014. The table also discloses other payments, such as deemed dividends on deferred share units and the amount of charitable matching gifts we made, if any, for a director.

Name	Annual Retainer Earned or Paid in Cash	Committee Chairman Retainer Earned or Paid in Cash			Committee Member Retainer Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total

Lon R. Greenberg	$80,000	$			$25,000	$115,000	$10,930	$230,930
Warren D. Knowlton*	80,000				25,000	115,000	44,917	264,917
W. Walker Lewis	80,000				20,000	115,000	41,245	256,245
Siri S. Marshall	80,000		4,739	(3)	20,000	115,000	41,245	260,984
Jeffrey Noddle	80,000		15,000		20,000	115,000	68,635	298,635
H. Jay Sarles	80,000				25,000	115,000	41,245	261,245
Robert F. Sharpe, Jr.	80,000		10,261	(4)	35,000	115,000	59,929	300,190
William H. Turner	80,000		40,000		15,000	115,000	41,245	291,245

*
Warren D. Knowlton resigned from the Board effective as of December 31, 2013. Mr. Knowlton elected to defer 50% of his cash retainers for 2013 under the Ameriprise Financial Deferred Share Plan for Outside Directors. In lieu of cash, Mr. Knowlton received an aggregate total of 657 deferred share units in his deferred compensation accounts. That number does not include deemed dividends on those units that were reinvested in additional deferred share units.

(1)
The dollar amounts in this column show the grant date fair value of the annual grant of deferred share units. The number of deferred share units credited to a director's account is calculated as follows: the dollar value to be received by the director is divided by the average value of a share of our common stock for the five trading days immediately preceding the annual meeting of shareholders.

(2)
The dollar amount shown in this column is the total of: deemed dividends credited during 2013 to a director's plan account and reinvested in additional deferred share units; and charitable matching gifts we made during 2013 to one or more charitable organizations on behalf of the director. The aggregate incremental cost of perquisites and personal benefits is less than $10,000 for each director. As a result, the Securities and Exchange Commission does not require us to disclose those costs. All deemed dividends were credited at the same rate as the dividends paid to holders of shares of our common stock.

For your convenience, we've broken out the two components of "All Other Compensation" in the chart below. Dollar amounts in each component have been rounded to the nearest dollar.

	Deemed Dividends	Charitable Matching Gifts

Lon R. Greenberg	$10,930	$0
Warren D. Knowlton	44,917	0
W. Walker Lewis	41,245	0
Siri S. Marshall	41,245	0
Jeffrey Noddle	68,635	0
H. Jay Sarles	41,245	0
Robert F. Sharpe, Jr.	59,929	0
William H. Turner	41,245	0

(3)
Ms. Marshall served as the Chairman of the Nominating and Governance Committee from January 1, 2013 to April 24, 2013, and her compensation was prorated accordingly.

(4)
Mr. Sharpe was appointed as the Chairman of the Nominating and Governance Committee as of April 24, 2013, and his compensation was prorated accordingly.

Deferred Share Plan for Outside Directors.    All of our outside directors participate in the Ameriprise Financial Deferred Share Plan for Outside Directors. Each outside director receives an annual grant of deferred share units immediately following the annual meeting of shareholders. A deferred share unit is a phantom share of our common stock that tracks the value of our common stock. A deferred share unit receives deemed dividends in the same amount paid on a share of our common stock, but it has no voting rights. Outside directors may also choose to defer part or all of their annual cash retainer and any committee retainer under the plan.

Deferred share units issued to outside directors in 2013.    This table shows the number of deferred share units issued to outside directors during 2013. In order to simplify the presentation, we have rounded the numbers shown to the nearest unit. During 2013, directors' accounts were credited with deemed dividends on the deferred share units at the same rate as the dividends paid on a share of our common stock. These deemed dividends were reinvested in additional deferred share units.

	DSU Balances as of December 31, 2012			DSUs Credited During 2013				DSU Balances as of December 31, 2013
	Annual Equity Grant	Retainer Deferral	Total DSUs†	Annual Equity Grant	Reinvested Deemed Dividends	Retainer Deferral	Total DSUs	Annual Equity Grant	Retainer Deferral	Total DSUs††

Lon R. Greenberg	4,145		4,145	1,601	127		1,728	5,873		5,873
Warren D. Knowlton	15,720	4,721	20,441	1,601	528	657	2,787	17,726	5,501	17,726
W. Walker Lewis	19,078		19,078	1,601	486		2,087	21,165		21,165
Siri S. Marshall	19,078		19,078	1,601	486		2,087	21,165		21,165
Jeffrey Noddle	19,078	13,492	32,570	1,601	809		2,410	21,165	13,816	34,981
H. Jay Sarles	19,078		19,078	1,601	486		2,087	21,165		21,165
Robert F. Sharpe, Jr.	19,078	9,203	28,281	1,601	706		2,307	21,165	9,424	30,589
William H. Turner	19,078		19,078	1,601	486		2,087	21,165		21,165

†
Includes 2012 deemed dividends reinvested in additional Deferred Share Units.

††
Includes 2013 deemed dividends reinvested in additional Deferred Share Units.

 Deferred Share Plan for Outside Directors

FEATURE	ANNUAL GRANT	ELECTIVE RETAINER DEFERRAL

Amount

•

$115,000*

•

Outside directors whose first term is less than one year long will receive a pro-rata grant based on their length of service between their appointment to the Board and the next annual meeting of shareholders

• Before the beginning of each calendar year, a director may elect to defer up to 100% of the annual cash retainer and any committee chairman or member retainer, in 25% increments
Investment Options	• Only investment option is Ameriprise deferred share units, credited to a separate annual equity grant deferred share unit account

•

Director may choose to invest deferred amounts in one or both of these options: Ameriprise deferred share units or a cash account that receives a market rate of interest, credited on the last day of each month

Number of Deferred Share Units Credited

•

The number of deferred share units is determined by dividing the dollar amount awarded by the average closing price of a share of our common stock for the five trading days preceding the date of our annual shareholders meeting, or for a director who joins the Board after the date of the most recent annual meeting, the five trading days following the public release of our earnings during the quarter the director joins

•

The number of units credited is determined by dividing the quarterly deferral amount by the average closing price of a share of our common stock for the five trading days immediately preceding the fifth trading day following the public release of our earnings results for the quarter

Dividend Equivalent Reinvestment	• Account is credited with additional deferred share units on each dividend payment date for our common stock	• Deemed dividends on deferred share units are reinvested in the same manner used for the annual equity grant account

•

Number of additional units is calculated by first multiplying the number of units held on the dividend record date by the dividend payable on a share of our common stock; that number is then divided by the average of the high and low prices of a share of our common stock on the dividend payment date

Distribution	• Single payment in shares of our common stock following the director's end of service

•

A director makes a distribution election at the same time he or she makes a deferral election, and that election applies to that year's deferrals. A director makes a new distribution election each year. A director has three distribution choices:

• Lump sum on March 31 of a specified year
• Lump sum following the director's end of service
• Up to five annual installments following the director's end of service
Change in Control	• Upon a change in control, the entire account will be distributed in shares of our common stock	• Upon a change in control, all amounts held in either account will be distributed as explained immediately above

*
Effective as of January 1, 2014, the Board of Directors approved an increase in the annual equity retainer from $115,000 to $125,000, effective for the plan year beginning April 30, 2014.

Ownership of Our Common Shares

The table below shows how many Ameriprise common shares certain individuals and entities beneficially owned on March 4, 2014. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors; (3) the five executive officers named in the compensation tables included in subsequent sections of this proxy statement; and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has or shares voting or investment power over the shares or the right to acquire such power within 60 days of March 4, 2014. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

The column captioned "Deferred Share Units" shows DSUs owned by non-management directors through the Outside Directors Deferred Share Plan and phantom units owned by the executive officers under the Company's Supplemental Retirement Plan. The information in this column is not required by the rules of the Securities and Exchange Commission because these units carry no voting rights and will be settled in shares of common stock that the recipient does not have the right to acquire within 60 days of March 4, 2014. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

Name	Number of Shares Owned(4)(5)		Right to Acquire(6)	Percent of Class	Deferred Share Units

FMR LLC 245 Summer Street Boston, MA 02210	11,172,798	(1)	—	5.9%	—

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	11,159,048	(2)	—	5.8%	—

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,078,270	(3)	—	5.2%	—

Dianne Neal Blixt	200		—	*	0
Amy DiGeso	200		—	*	0
Lon R. Greenberg	4,100		—	*	5,902
W. Walker Lewis	1,895		—	*	17,810
Siri S. Marshall	500		—	*	21,266
Jeffrey Noddle	500		—	*	35,147
H. Jay Sarles	11,009	(7)	—	*	21,266
Robert F. Sharpe, Jr.	36,150	(8)	—	*	30,734
William H. Turner	4,090	(9)	—	*	21,266
James M. Cracchiolo	414,381		1,552,412	1.0%	112,042
Walter S. Berman	40,000		359,379	*	35,648
William F. Truscott	73,606		341,769	*	6,419
Donald E. Froude	27,593		174,028	*	28,562
Colin Moore	37,380		47,556	*	0
All current directors and executive officers (23 individuals)	840,221		3,007,489	2.0%	372,123

*
Less than 1%.

Our executive officers and directors are prohibited from hedging in any way against a decline in the value of the Ameriprise common stock they own. Executive officers are also prohibited from pledging their Ameriprise common stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise. Our directors are permitted to pledge their Ameriprise common stock in this manner, provided that, effective as of March 1, 2014, they first pre-clear the pledge with our corporate secretary or another Company lawyer. A pledge will not be approved if it is significant in relation to the average trading volume of our common stock for the five trading days immediately preceding the pre-clearance request. The shares of common stock subject to a pledge will not be counted in determining the satisfaction of the equity ownership requirement then applicable to our outside directors.

(1)
Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014, by FMR LLC, which contained information as of December 31, 2013.

(2)
Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014, by Wellington Management Company, LLP, which contained information as of December 31, 2013.

(3)
Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on January 28, 2014, by BlackRock, Inc., which contained information as of December 31, 2013.

(4)
This column includes shares held in employee benefit plan accounts on March 4, 2014, as follows:

Name	Number of Shares in Plan Accounts

James M. Cracchiolo	1,383
Walter S. Berman	292
William F. Truscott	248
Donald E. Froude	4,036
Colin Moore	0
All executive officers, including those named above	7,914

(5)
Executive officers hold restricted shares that we include in this column. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years. The individuals in the table hold the following number of restricted shares:

Name	Number of Restricted Shares

James M. Cracchiolo	45,494
Walter S. Berman	14,777
William F. Truscott	15,151
Donald E. Froude	9,444
Colin Moore	17,191
All executive officers, including those named above	138,332

(6)
These are shares that the named individuals have the right to acquire within 60 days of March 4, 2014, upon the exercise of stock options that they hold.

(7)
Shares are held indirectly in a revocable trust.

(8)
Includes 17,500 shares held in a credit shelter trust, 3,000 shares held in an Individual Retirement Account, and 1,650 shares held in an irrevocable trust.

(9)
Includes 80 shares held indirectly in an Individual Retirement Account and 10 shares held in a family foundation.

Items to Be Voted on by Shareholders

Item 1 — Election of Directors

All of our directors are elected annually and the directors elected at this annual meeting will be elected for a one-year term ending at the 2015 annual meeting.

Our Board of Directors has fixed the number of directors at ten. At this year's annual meeting, the terms of all ten directors will expire.

The Board has appointed Walter S. Berman, John C. Junek, and Thomas R. Moore as proxies who will vote your shares for which proxies have been submitted. Their names appear on the proxy card. Proxies will be voted "FOR" the election of each of the ten nominees unless you indicate on the proxy card or voting instructions that you vote "AGAINST" or "ABSTAIN" from voting with respect to, any or all of the nominees. The telephone and Internet proxy submission procedures will include instructions on how to abstain from voting with respect to any or all nominees. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person nominated by the Nominating and Governance Committee. Alternatively, the Board of Directors, at its option, may reduce the number of directors.

We currently expect that the election of directors will be uncontested and therefore the nominees for director will be subject to a majority voting standard, as explained in more detail on page three.

The Board of Directors recommends a vote "FOR" the election of the ten director nominees. Proxies will be voted "FOR" the election of all nominees unless otherwise specified.

The nominees for election as director and the directors whose terms of office will continue after the meeting have provided the following information about themselves.

The Securities and Exchange Commission's rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We've provided this discussion in a separate paragraph immediately below the biographical information provided by each director in the following section.

All of our directors possess the minimum qualities and skills described in the section of the proxy statement captioned "Director Qualifications and Board Policies", beginning on page 10. In addition, one or more of our directors possess the specific qualities or skills considered necessary by the Nominating and Governance Committee, also described in that section.

As you read the disclosures, please keep these points in mind. First, if a specific qualification, attribute or skill is ascribed to one or more directors, that does not necessarily imply that other directors do not possess that qualification, attribute or skill. Second, this disclosure does not impose on the director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each member of the Board of Directors. Third, the disclosure does not affect the duties, obligations, or liability of any other member of the Board of Directors.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of the Company's business and structure at that time, the content of this discussion may change for one or more directors in future years.

Ms. Blixt and Ms. DiGeso are standing for election as directors for the first time. The Board of Directors, acting upon the recommendation of its Nominating and Governance Committee, appointed them as directors at the Board meeting held on February 25, 2014, effective as of February 26, 2014. During the committee's regular review of Board composition and succession planning, a non-management director recommended Ms. Blixt to the committee as a potential candidate and Mr. Cracchiolo, our chairman and chief executive officer, recommended Ms. DiGeso as a potential candidate. Over the course of several months prior to their appointment, both new directors met with the majority of our current directors, the Nominating and Governance Committee held a special meeting to discuss their qualifications and potential to enhance the effectiveness of the Board and its committees, and the committee directed that appropriate due diligence be completed for both candidates. As a result, the Committee and the Board unanimously concluded that Ms. Blixt and Ms. DiGeso both have the integrity, independence of thought, work ethic, analytical skills and knowledge necessary to serve as directors of Ameriprise. We provide additional information about their experience, qualifications, attributes or skills below.

Directors — Nominees for Terms Ending In 2015

James M. Cracchiolo:    Age 55, Chairman and Chief Executive Officer of the Company since September 30, 2005. Mr. Cracchiolo has been chairman and chief executive officer of Ameriprise Financial, Inc. since September 30, 2005, when American Express Financial Corporation completed its spin-off from American Express Company. Prior to that, Mr. Cracchiolo was chairman and chief executive officer of American Express Financial Corporation since March 2001, president and chief executive officer of American Express Financial Corporation since November 2000, and group president, global financial services of American Express since June 2000. He served as chairman of American Express Bank Ltd. from September 2000 until April 2005 and served as president and chief executive officer of Travel Related Services International from May 1998 through July 2003. Mr. Cracchiolo joined American

Express in 1982. He is an advisor to the March of Dimes and previously served on the board of Tech Data Corporation.

Mr. Cracchiolo has 34 years of experience in the financial services industry. He held senior leadership positions at the American Express Company and its various subsidiaries before becoming the chairman and chief executive officer of Ameriprise Financial when it became a public company in 2005 as a result of our spin-off from American Express. Those positions gave Mr. Cracchiolo experience as a chief financial officer, a manager of significant business lines, and a leader of large, complex global operations. As a result of this experience, Mr. Cracchiolo brings to the Board valuable skills and a strong background in: financial controls and reporting; balance sheet management; risk management; marketing; annual and long-term business planning; and the negotiation and integration of acquisitions. Mr. Cracchiolo is a member of Business Roundtable and The Financial Services Roundtable and previously served on the boards of directors of the American Council of Life Insurers and The Financial Services Roundtable. His involvement with these organizations enables Mr. Cracchiolo to keep the Board informed on current legislative, regulatory, and economic issues relevant to our businesses.

Mr. Cracchiolo holds a bachelor's degree in accounting and economics and a master's of business administration degree in finance, both from New York University. He also holds a Certified Public Accountant designation in New York State and is certified as a General Securities Representative and General Securities Principal in the United States.

Dianne Neal Blixt.    Age 54, director since February 26, 2014. Ms. Blixt has been a director of Lorillard, Inc., a tobacco company, since January 2011. She served as Executive Vice President and Chief Financial Officer of Reynolds American Inc. from July 2004 until her retirement in December 2007. Prior to that, she had served as Executive Vice President and Chief Financial Officer of R.J. Reynolds Tobacco Holdings, Inc., a wholly owned subsidiary of Reynolds American Inc., from July 2003 to June 2004. She also served in various roles of increasing responsibility with Reynolds American Inc. and its subsidiaries since 1988. Ms. Blixt served on the board of directors of LandAmerica Financial Group, Inc. from 2006 to 2009 and Metavante Technologies, Inc. from 2007 to 2009. She is also the chair person for the board of trustees for the Reynolda House Museum of American Art.

Ms. Blixt has proven her abilities in financial operations and controls as the executive vice president and chief financial officer of a large public company. In that role, she was closely involved in merger and acquisition activity, expense management, and regulatory relations. She also demonstrated her appreciation for setting the proper tone at the top in terms of integrity and legal and regulatory compliance. A previous position as the vice president of investor relations at the same company gave her experience in clearly communicating corporate strategy and financial and business results to investors and analysts. Ms. Blixt's background and experience, especially as a director at other companies, will be valuable to the Board as it considers potential acquisitions, monitors balance sheet management, and oversees Ameriprise's enterprise risk management program.

Amy DiGeso.    Age 61, director since February 26, 2014. Ms. DiGeso most recently was an Executive Vice President, Global Human Resources, at The Estée Lauder Companies, Inc., one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. Ms. DiGeso retired from her position in September 2013 and will remain with the Company as Executive Vice President, Senior Advisor to William P. Lauder, Executive Chairman and Fabrizio Freda, President and Chief Executive Officer through June 30, 2014. Prior to rejoining The Estée Lauder Companies in May 2005, Ms. DiGeso was Managing Partner, Human Capital, responsible for global human resources at PricewaterhouseCoopers, a worldwide professional services firm with over 125,000 employees in 142 countries. She has also served as President of Popular Club, Inc., a direct marketing/sales subsidiary of Macy's, Inc., and held a number of executive management positions at Mary Kay Inc., including that of Chief Executive Officer. Earlier in her career she held positions of increasing responsibility at Bankers Trust Company, the American Express Company and Olivetti Corporation of America. She worked previously at The Estée Lauder Companies as Executive Director of Human Resources. Ms. DiGeso is a Pennsylvania State University (Penn State) Alumni Fellow. She holds a Bachelor of Science degree from Penn State and an MBA from Fordham University.

Ms. DiGeso has enjoyed a career that includes being the chief executive officer of a global company and managing the complex human capital needs of large multinational companies. As a result, she has developed a strong understanding of: global operations; marketing and brand management; and strategic planning. In addition, she has extensive experience with: executive compensation programs; succession planning; talent recruitment and development; and corporate governance. Ms. DiGeso's background and experience will be valuable to the Board as it oversees Ameriprise's operations abroad, responds to developments in executive compensation, and continues to enhance its corporate governance framework. In particular, Ms. DiGeso's deep experience with human capital issues will help the Board to advise management on talent recruitment and development, both at the corporate level and with experienced advisor recruitment.

Lon R. Greenberg:    Age 63, director since June 7, 2011. Mr. Greenberg is Chairman and former Chief Executive Officer of UGI Corporation. UGI Corporation is a distributor and marketer of energy products and services including propane, butane, natural gas and electricity. He joined UGI in 1980 and held various positions until he became CEO in 1995, a position he held through April 2013. He is also Chairman of AmeriGas Propane, Inc. Prior to joining UGI, Mr. Greenberg received his B.S. in Economics from The Wharton School of the University of Pennsylvania. He continued his education at Villanova Law School and the Harvard Business School's Advanced Management Program. After clerking for the Superior Court of Pennsylvania, he joined the law firm of Morgan Lewis. Mr. Greenberg also serves on the boards of directors of: AmerisourceBergen Corporation; Aqua America, Inc.; Temple University and Temple University Health System (he currently serves as Chairman; United Way of Greater Philadelphia and Southeastern New Jersey (currently serves as Chairman). Mr. Greenberg is a former Chairman of the World LP Gas Association and currently serves as its Treasurer and a member of its Board of Directors.

Mr. Greenberg, who is an attorney-at-law, has served as the chairman and chief executive officer of a public company since 1996. He has broad experience with the financial, risk management, operational, regulatory and corporate governance issues affecting a public company and its shareholders. Mr. Greenberg also has significant experience in mergers and acquisitions, both in the United States and abroad, which will enable him to provide valuable advice and insights on future transactions to the Board and management.

W. Walker Lewis:    Age 69, director since September 30, 2005. Mr. Lewis serves as chairman of Devon Value Advisers, a financial consulting and investment banking firm that he founded in 1997. Prior to that, Mr. Lewis was a senior advisor at Dillon Read and served as a managing director of Kidder Peabody, where he was a member of the firm's management committee. From 1991 to 1993, Mr. Lewis was president of Avon Products Incorporated, North America and a member of the Office of the Chairman of Avon Incorporated. For over twenty years, from 1970 to 1991, Mr. Lewis was a strategic management consultant at Boston Consulting, as Founding Chairman of Strategic Planning Associates, and as Chairman of Mercer Management Consulting, a division of Marsh and McLennan. In his management consulting practice Mr. Lewis consulted to a number of money center banks, large life and casualty insurers, and money management companies. Mr. Lewis has served on twenty public company boards (Owens Corning, Scientific Games, American Management Systems, etc.), and private company boards (Mrs. Fields, Applied Predictive Technologies, etc.) and has participated in a number of public and private company transactions as a financial adviser, consultant, and board member.

Mr. Lewis has many years of experience in financial and management consulting, investment banking and board service at a number of other public and private companies. In these capacities, he has participated in a number of public and private company transactions. As a result, he contributes to the Board's understanding of executive compensation issues, merger and acquisition activity, investor relations and long-range planning. His experience in investment banking has been particularly useful when the Board considers its capital and liquidity needs and potential acquisitions.

Siri S. Marshall:    Age 65, director since September 30, 2005. Ms. Marshall is the former senior vice president, general counsel and secretary and chief governance and compliance officer at General, Mills, Inc., having retired from those positions as of January 1, 2008. Prior to joining General Mills in 1994, Ms. Marshall was senior vice president, general counsel and secretary of Avon Products, Inc. Ms. Marshall is also a director of Equifax, Inc., Alphatec Holdings, Inc., and the Yale Center for the Study of Corporate Law. She has served as a director of NovaCare, Inc., Jafra Cosmetics International, Snack Ventures Europe, BioHorizons, Inc. and the American Arbitration Association. She has also served as a member of The New York Stock Exchange Legal Advisory Committee. Ms. Marshall was the recipient of the Sandra Day O'Connor Board Excellence Award in 2011.

Ms. Marshall is an attorney-at-law and former general counsel, chief governance officer, and compliance officer at a Fortune 500 company. As a result, she is very familiar with the broad range of executive leadership issues at large public companies, and in particular, legal, regulatory, and corporate governance challenges. Through her service on the boards of other companies and participation in panel discussions at conferences for directors and attorneys, she keeps the Board informed on current trends in corporate governance, the approaches taken by other companies to shareholder concerns, and emerging board practices. She has also offered insights into executive succession planning and communications with institutional shareholders and proxy advisory firms.

Jeffrey Noddle:    Age 67, director since September 20, 2005. Mr. Noddle served as chairman of the board of directors of SUPERVALU INC. from 2002 until he retired in 2010. Previously, Mr. Noddle also served as chief executive officer of SUPERVALU since 2001. Prior to that time, Mr. Noddle held a number of other leadership positions at SUPERVALU, including president and chief operating officer from 2000-2001, corporate executive vice president and president and chief operating officer of SUPERVALU's distribution food companies, corporate vice president — merchandising and president of the company's Fargo and former Miami divisions. Mr. Noddle serves as a member of the boards of directors of The Clorox Company and Donaldson Company, Inc. He is also a former chairman of the Food Marketing Institute.

Mr. Noddle's service as the chairman and chief executive officer of a Fortune 500 company provided him with valuable experience in a number of areas that are important to the Company, including: mergers and acquisitions, including integration planning and execution; shareholder relations and communications; corporate governance issues; executive officer succession planning; balance sheet management; financial reporting; and long-range planning. He also has contributed to the Board's knowledge of the director recruitment process as it continues to review the current composition and needs of the Board.

H. Jay Sarles:    Age 68, director since September 30, 2005. Mr. Sarles is retired, having most recently served as vice chairman of Bank of America Corporation. Prior to that, he served as vice chairman and chief administrative officer of FleetBoston Financial with responsibility for administrative functions, risk management, technology and operations, treasury services, corporate strategy and mergers and acquisitions. During his 37 years at Fleet, Mr. Sarles oversaw virtually all of Fleet's businesses at one time or another, including the company's wholesale banking businesses from 2001 to 2003. These included commercial finance, real estate finance, capital markets, global services, industry banking, middle market and large corporate lending, small business services and investment banking businesses.

Mr. Sarles is also a member of the boards of directors of AvalonBay Communities, Inc. and ConnectEDU. Previously, Mr. Sarles had served as director of Carlyle Capital Corporation from 2006 to 2009.

Mr. Sarles has four decades of experience in the financial services industry. As an executive officer at Bank of America Corporation and FleetBoston Financial, he oversaw a wide range of businesses and functions, including technology and operations, treasury services, corporate strategy, mergers and acquisitions and investment banking. As a result, Mr. Sarles makes a valuable contribution to the Board in areas that include balance sheet management, financial reporting and disclosure, risk management, the integration of acquisitions, and long-range planning. Mr. Sarles also serves on several other boards of directors, which allows him to bring a broad perspective on board-related matters to our Board of Directors.

Robert F. Sharpe, Jr.:    Age 61, director since September 30, 2005. Mr. Sharpe retired in November 2010, having most recently served as a senior advisor to ConAgra Foods, Inc. Previously, he had served in a variety of senior positions with ConAgra since November 2005, including President of Commercial Foods since 2008 and Chief Administrative Officer since 2009. From 2002 until joining ConAgra, Mr. Sharpe was a partner at the Brunswick Group LLC, an international financial public relations firm. Prior to that, he served as senior vice president — public affairs, secretary and general counsel for PepsiCo, Inc. from 1998 to 2002. Previously, Mr. Sharpe was senior vice president and general counsel for RJR Nabisco, Inc. Mr. Sharpe is a member of the board of directors of Swedish Match AB.

Mr. Sharpe, who is an attorney-at-law, has been responsible for a wide range of functions as an executive officer and general counsel of Fortune 500 companies. His day-to-day experience with the current financial, legal, regulatory and operational issues facing public companies has been valuable to the Board. Mr. Sharpe offers an informed perspective on executive compensation programs to the Board and has advised it on communications with our institutional shareholders. In addition, he has a sound understanding of risk management, financial reporting and disclosure and corporate governance issues.

William H. Turner:    Age 73, director since September 30, 2005. Mr. Turner is the Chairman of International College and a senior advisor with Opera Solutions, LLC. Previously, he was the dean of Montclair State University until January 1, 2010, the founding dean of the College of Business at Stony Brook University, and a senior partner at Summus Limited. Prior to that, Mr. Turner was president and chief executive officer of PNC Bank, New Jersey from 1997 to 2000 and chairman of PNC Bank, N.A., New Jersey and Northeast Region from 2000 until his retirement in 2002. Before joining PNC, Mr. Turner was president and co-chief executive officer at Franklin Electronic Publishers, Inc. and vice chairman of Chemical Banking Corporation, which merged with The Chase Manhattan Corporation in 1995. Mr. Turner is currently a member of the boards of directors of FineMark Holdings Inc., Standard Motor Products, Inc. and Volt Information Sciences, Inc. Previously, Mr. Turner had served as director of Franklin Electronic Publishers, Inc. and New Jersey Resources, Inc.

Mr. Turner enjoyed a long career in the financial services industry, particularly in the retail banking sector. Originally trained as a credit officer, he has held a variety of senior banking positions. As a result, he is very familiar with the types of products and services that we offer to our clients and the importance of close cooperation with our regulators. He works closely with our chief financial officer, general auditor, and independent public accountants on a wide range of issues related to financial reporting and disclosure, risk management, regulatory compliance, balance sheet management, and internal controls. Mr. Turner has proven especially helpful in providing guidance and advice to our subsidiary Ameriprise National Trust Bank and the Audit Committee of another subsidiary, Threadneedle Asset Management Holdings Sarl. Mr. Turner's service on other boards and his past leadership roles in the academic world allow him to bring a wide range of experience and new insights to his service on our Board.

Item 2 — A Nonbinding Advisory Vote to Approve the Compensation of the Named Executive Officers

At our 2011 annual meeting, our shareholders strongly supported the Board's recommendation that a nonbinding advisory vote to approve the compensation of the named executive officers be held annually. As a result, you'll again have the chance to vote on this proposal at our 2015 annual meeting and at each annual meeting through our 2017 annual meeting. At the 2017 annual meeting, you will have another opportunity to vote on how frequently you would like this proposal to be presented to shareholders.

At our April 2010 annual meeting, we voluntarily gave our shareholders the opportunity to cast a nonbinding advisory vote on our executive compensation philosophy, objectives, and policies.

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 was signed into law. Among other things, the Dodd-Frank Act requires us to provide shareholders a separate nonbinding advisory vote to approve the compensation of our named executive officers. The named executive officers are the five officers identified in the Summary Compensation Table on page 70 of this proxy statement. We held such a vote at our 2013 annual meeting in the manner required by the rules of the Securities and Exchange Commission.

The Compensation and Benefits Committee will review the results of the vote on this proposal carefully with the aid of its independent compensation consultant. Depending upon the results of that review, the committee will take such action, if any, as it deems appropriate. Because this vote is advisory, however, it is not binding on us, our Board of Directors, or the Board's Compensation and Benefits Committee. Also, a negative vote will not overrule any decision made by the Compensation and Benefits Committee.

Before you vote on the resolution below, please read the entire Compensation Discussion and Analysis beginning on page 50 carefully. The Compensation Discussion and Analysis contains important information about our executive compensation program. It also explains how and why the Compensation and Benefits Committee made specific decisions about the named executive officers' compensation for their 2013 performance. The final section of the Compensation Discussion and Analysis on page 70 describes the committee's consideration of the results of the vote on this proposal at our 2013 annual meeting.

You should also carefully review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

The Board of Directors recommends a vote "FOR" the following nonbinding advisory resolution. Proxies will be voted "FOR" the resolution unless otherwise specified:

  RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, in the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

Item 3 — To Adopt and Approve the Amendment and Restatement of the Company's Certificate of Incorporation to Eliminate Supermajority Voting Rights and Effect Certain Other Non-Material Amendments

Our Board of Directors has unanimously approved an amendment and restatement of the Company's certificate of incorporation (the "Amended and Restated Certificate of Incorporation") that, if adopted and approved by the shareholders, would eliminate all supermajority voting requirements from and make certain additional non-material amendments to the current certificate of incorporation. The Board is now seeking shareholder approval of the Amended and Restated Certificate of Incorporation. The Board believes that the proposed Amended and Restated Certificate of Incorporation is advisable and in the best interest of our shareholders and recommends that the Company's shareholders adopt and approve the Amended and Restated Certificate of Incorporation. Proxies will be voted "FOR" this proposal unless otherwise specified.

 Background

Article VIII of the certificate of incorporation currently provides that Articles V, VI, VII and VIII of the certificate of incorporation may not be amended, altered or repealed without the affirmative vote of the holders of at least three-fourths (3/4) of the combined voting power of the outstanding stock of the Company entitled to vote generally in the election of directors. Article V of the certificate of incorporation also currently provides that the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the then outstanding stock of the Company entitled to vote generally in the election of directors is required for the Company's shareholders to adopt, amend, alter or repeal any provision of the By-Laws.

Our Board is firmly committed to ensuring effective corporate governance and regularly reviews the Company's corporate governance practices. After considering the views of our shareholders who voted in response to last year's shareholder proposal to adopt simple majority vote standards and the current corporate governance environment, our Board has concluded that the Company's supermajority voting provisions should be eliminated. Accordingly, the Board approved, declared advisable and recommends the shareholders adopt and approve the proposed Amended and Restated Certificate of Incorporation which, if approved, would eliminate the supermajority voting provisions of the current certificate of incorporation. If the Amended and Restated Certificate of Incorporation is approved, the Company's By-Laws will be amended and restated to remove corresponding supermajority provisions contained in the current By-Laws.

Amended and Restated Certificate of Incorporation

If the Amended and Restated Certificate of Incorporation is adopted and approved by the shareholders, the following amendments will be made to the certificate of incorporation:

•
The supermajority voting requirements for stockholders to amend the By-Laws of the Company contained in Section 2(f) of Article V of the certificate of incorporation will be eliminated. The effect of this amendment will be to reduce the vote required for our stockholders to amend the By-Laws of the Company from three-fourths of the voting power of the then outstanding stock of the Company to the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting and voting on the proposal to amend the By-Laws.

•
The supermajority voting requirements for amending Articles V, VI, VII or VIII of the certificate of incorporation contained in Article VIII of the certificate of incorporation will be eliminated. The effect of this amendment will be to reduce the vote required for stockholders to approve amendments to our certificate of incorporation that are approved and recommended by our Board from three-fourths of the voting power of the then outstanding stock of the Company to a majority of the voting power of the then outstanding stock of the Company.

•
Articles V and VII of the certificate of incorporation will be amended to remove certain outdated and unnecessary provisions related to the declassification of the Board and the 2005 spin-off of the Company by American Express Company.

•
Certain non-substantive amendments will also be made to Articles II and IV of the certificate of incorporation.

•
Exhibit A includes the full text of the Amended and Restated Certificate of Incorporation, which includes the proposed amendments to the current certificate of incorporation.

If adopted and approved, the Amended and Restated Certificate of Incorporation would become effective upon the filing with the Secretary of State of the State of Delaware, which we intend to do promptly following the annual meeting of shareholders if shareholder approval is obtained. Our Board may abandon the Amended and Restated Certificate of Incorporation before or after adoption and approval by the shareholders at any time prior to the effectiveness of the Amended and Restated Certificate of Incorporation.

The Board has approved corresponding amendments to remove the supermajority provisions contained in our By-Laws, subject to the effectiveness of the Amended and Restated Certificate of Incorporation.

Vote Required

The affirmative vote of the holders of three-fourths (3/4) of the combined voting power of the stock of the Company entitled to vote generally in the election of directors outstanding as of the record date for this annual meeting of shareholders will be required to adopt and approve the Amended and Restated Certificate of Incorporation. Abstentions, failures to vote and broker non-votes will have the same effect as votes cast against the adoption and approval of the Amended and Restated Certificate of Incorporation.

The Board of Directors recommends a vote "FOR" the adoption and approval of the Amended and Restated Certificate of Incorporation. Proxies will be voted "For" the proposal unless otherwise specified.

Item 4 — Approval of the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated, Including Approval of the Material Terms of the Performance Goals

The information included below is intended to assist our shareholders in determining how to cast their votes on the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated, which will become effective on April 30, 2014 if approved by our shareholders (the "2014 Restated Plan"). The Board, upon the recommendation of the Compensation and Benefits Committee, voted to approve the 2014 Restated Plan on February 25, 2014 subject to the approval of our shareholders at the 2014 annual meeting. If our shareholders approve the 2014 Restated Plan, we intend to file a Registration Statement on Form S-8 with the Securities and Exchange Commission covering the shares issuable under the 2014 Restated Plan. If our shareholders do not approve the 2014 Restated Plan at the 2014 annual meeting, the 2014 Restated Plan will not be effective. However, we will continue to have the ability to make awards under the Amended and Restated Ameriprise Financial 2005 Incentive Compensation Plan, as approved by our shareholders at the 2010 annual meeting on April 28, 2010 (the "2010 Restated Plan").

 History of the 2005 Incentive Compensation Plan

The 2005 Incentive Compensation Plan was originally adopted on September 30, 2005 in connection with the spin-off of Ameriprise from American Express Company, our sole shareholder at that time. Since the plan's initial adoption, we have brought the 2005 Incentive Compensation Plan to our shareholders for approval at our annual meetings in 2007 and 2010. Both of those requests for approval were to update the plan for legal, governance and other compliance changes, to continue to align the terms of the plan with the expressed interests of our shareholders and to permit deductible performance-based compensation to be awarded under the plan. Prior to this proposal, we have not requested shareholder approval for additional shares under the 2005 Incentive Compensation Plan since it was originally established in 2005.

Structure of the 2014 Restated Plan

Under this proposal, our shareholders are being asked to approve the 2014 Restated Plan, which is based on the 2010 Restated Plan, but the 2014 Restated Plan also includes the following material revisions from the 2010 Restated Plan:

•
Increase Share Reserve: an increase of 16.5 million shares in the total number of shares available for all awards under the plan (from the 37.9 million share limit under the 2010 Restated Plan to a total of 54.4 million shares under the 2014 Restated Plan);

•
Full-Value Award Sub-Limit: a 4.5 million share limit on the number of shares available for awards other than stock options or stock appreciation rights (generally referred to as "full value awards") granted following the 2014 annual meeting;

•
Extend Prohibition on Repricings to Stock Appreciation Rights: the inclusion of stock appreciation rights within the scope of the existing prohibition on "repricing" stock options without shareholder approval and cashing out underwater stock options other than in the context of certain acquisition transactions without shareholder approval;

•
Impose Annual Limit on Director Awards: a $500,000 annual limit on awards under the plan to each non-employee director;

•
Adjust Share Counting Rules: shares that are withheld by or tendered to the company in order to pay the exercise price of a stock option or the tax withholding amounts of an option or stock appreciation right and any shares purchased by the Company with the proceeds from the exercise of a stock option will not be available for re-issuance under the 2014 Restated Plan;

•
Prohibit Dividends or Dividend Equivalents on Unearned Performance Awards: confirming that there is an express prohibition on the payment of dividends or dividend equivalents on performance awards unless and until applicable performance vesting conditions have been met;

•
Adjust Annual "Covered Employee" Limit: aligns the terms of the plan with the Compensation and Benefits Committee's "pool" approach to executive compensation by imposing an annual limit of $30 million on the value of awards granted to a "covered employee" under the 2014 Restated Plan, whether such awards are denominated in the form of cash or stock;

•
Impose Clawback: subjects all awards granted under the 2014 Restated Plan to recoupment or "clawback," to the extent required by law, regulation or any company policy (including our existing compensation recovery policy); and

•
Permit Automatic Exercise: allows the flexibility to implement an automatic exercise feature for certain "in-the-money" stock options and stock appreciation rights.

These revisions continue our approach to align the 2005 Incentive Compensation Plan with the interests of our shareholders and with evolving best practices in equity and incentive compensation. These revisions are in addition to the following best practices features already in the 2010 Restated Plan:

•
No Single-Trigger: the plan does not require "single triggered" vesting upon a change in control, and the Compensation and Benefits Committee has resolved that all awards granted on or after January 1, 2013 shall include "double triggered" vesting (generally conditioning accelerated vesting upon certain terminations of employment following a change in control);

•
No Increase in Shares Without Shareholder Approval: without shareholder approval, the plan prohibits any amendment that would increase the number of shares available under the plan; and

•
No "Liberal" Change in Control: the definition of change in control that is included in the plan and is used in our "double triggered" vesting approach requires an actual change in control to occur and is not triggered by commencement of a tender offer, shareholder approval of an acquisition transaction or similar events.

Background on the Request for Additional Shares

Our company operates each of our core business segments in a highly competitive marketplace. In order to maintain our position as one of the top companies in each of those business segments, we need to be able to attract, motivate and retain the most highly qualified and experienced individuals. Of the 37.9 million shares authorized for issuance under the 2010 Restated Plan, we currently have approximately 2.0 million shares available for future awards as of the date of this proxy statement. In order to give us the flexibility to achieve these goals, as well as the global growth necessary to remain a top company in each of our business segments, and to continue to align shareholder and management long-term interests through the use of our long-term incentive programs, the Compensation and Benefits Committee has recommended to the Board that we request our shareholders approve an additional 16.5 million shares for issuance under the 2014 Restated Plan.

As part of the Compensation and Benefits Committee's recommendation to the Board to approve the request for an increase in the total number of shares that will be available for issuance under the 2014 Restated Plan, the committee solicited advice from Cook, its independent compensation consultant described on page 13, and other external experts to analyze historical share usage (generally referred to as "run rate" or "burn rate") for the last several years as well as the dilutive impact of various increases in the total shares available under the plan. Specifically, the Compensation and Benefits Committee considered the following:

•
In 2013, we granted 1,634,205 stock options and 659,449 restricted shares. In addition, up to 681,340 deferred shares were credited to participant accounts in the company-sponsored deferred compensation plans as a result of participants deferring their own income and/or company contributions, and may be distributed if certain vesting and/or performance criteria are satisfied. This level of equity and deferred share usage in 2013 was well below the Institutional Shareholder Services Inc. established burn rate threshold for our industry.

•
If our shareholders do not approve the 2014 Restated Plan, then, based on historical usage rates, we likely will not have sufficient shares available for grants in 2015. This would result in the loss of an important tool to attract, motivate and retain the most highly qualified and experienced individuals. In addition, if the proposed amendment to increase the number of shares available is not approved, and sufficient shares are not available for grants in 2015, the company may be necessitated to increase cash-based compensation, which could diminish the alignment of long-term shareholder and management interests.

•
If the 2014 Restated Plan is approved by our shareholders, based on historical usage, we estimate that the shares reserved for issuance under the 2014 Restated Plan would be sufficient for approximately seven years of grants, understanding that the share reserve could last for a longer or shorter period of time, depending on our future grant practices, our share price, and prevailing market conditions, which cannot be predicted at this time.

•
The potential increase in dilution or "overhang" from the increase in the total shares available under the 2014 Restated Plan. "Overhang" generally refers to the amount of potential dilution to current shareholders that could potentially result from the future issuance of the shares reserved for issuance under an equity compensation plan. Overhang is typically expressed as a percentage equal to a fraction where the numerator is the sum of the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to outstanding awards and the denominator is the sum of the numerator plus the total number of shares outstanding. If the 2014 Restated Plan is approved, our overhang will be approximately 16.7%.

Background on the Full Value Award Limit

The Restated 2014 Plan also imposes a 4.5 million share limit on the maximum number of shares that may be awarded in the form of awards other than stock options or stock appreciation rights ("full value shares") after the date of the 2014 annual meeting. When properly balanced with stock options and cash incentive compensation, we believe full value shares are an important element of retention to our compensation program that aligns with shareholder interests. The majority of the full value shares have been awarded to our executive and management level employees other than our named executive officers. Additionally, we have used a number of full value shares to attract new talent as we continue to build a growing and successful company.

We are requesting that shareholders approve this limit on the number of full value shares at this time because we would like to continue to provide full value share awards to management and employees to encourage ongoing retention and to focus their efforts on long-term shareholder value creation. We intend to continue to provide all executives, including our named executive officers, with a higher percentage of full value awards, including restricted share awards and performance share awards (which vest only upon the achievement of specific financial targets over a specified performance period) in order to balance our long-term incentive mixture and provide a meaningful retention vehicle that will retain value through volatile economic times.

Background on the Material Terms of the Performance Goals

We intend that the 2014 Restated Plan provide us with the ability to award performance-based compensation that is designed to be tax deductible by us without regard to the limit under Section 162(m) of the Internal Revenue Code (the "Code"). Therefore, as part of approving the 2014 Restated Plan, we are asking our shareholders to approve the material terms of the performance goals that may be used for purposes of granting awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

For purposes of Section 162(m) of the Code, the material terms of the performance goals include: (1) the individuals eligible to receive compensation under the 2014 Restated Plan; (2) a description of the business criteria on which the performance goals are based; and (3) the maximum amount of compensation that can be paid to certain employees under the performance goal. We discuss each of these aspects of the 2014 Restated Plan below under the headings "Eligible Participants" or "Qualifying Awards."

In summary, the 2014 Restated Plan does not change the classes of individuals eligible to receive compensation under the 2014 Restated Plan or the business criteria on which the performance goals are based that are included in the 2010 Restated Plan. However, the 2014 Restated Plan does remove the separate limits on the value of stock awards (other than stock options or stock appreciation rights) and cash awards in favor of a single annual limit of $30 million, whether such awards are denominated in the form of cash or shares, measured for cash awards at the time of payment and for stock awards at the time of grant.

Generally, Section 162(m) of the Code limits the deduction a public company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer). "Performance-based" compensation that meets certain requirements does not count against the $1 million deductibility limitation. For awards (other than certain stock options and stock appreciation rights) to qualify as performance-based compensation, our shareholders must approve the material terms of the performance goals at least every five years. Such approval does not guarantee that incentive compensation that we pay to our employees will qualify as performance-based compensation for purposes of Section 162(m) of the Code, but will permit the Compensation and Benefits Committee the ability to structure incentive compensation to qualify as performance-based compensation requirements if it chooses to do so. In all cases, the Compensation and Benefits Committee reserves the right to grant compensation that is non-deductible by the Company.

Summary of the Material Features of the 2014 Restated Plan

The full text of the 2014 Restated Plan is attached to this proxy statement as Exhibit B. The principal features of the 2014 Restated Plan are described below, but the description is qualified in its entirety by reference to the text of the 2014 Restated Plan.

Purpose.    The principal purpose of the 2014 Restated Plan is to promote the interests of the Company and its shareholders by providing those employees, directors and independent contractors of the Company who are largely responsible for the management, growth and protection of the business of the Company with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Administration of the Plan.    The 2014 Restated Plan is administered by the Compensation and Benefits Committee of the Board, which consists exclusively of directors, each of whom is (a) a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) an "outside director" within the meaning of Section 162(m) of the Code, and (c) an "independent director" for purpose of the New York Stock Exchange corporate governance listing standards.

The Compensation and Benefits Committee determines which employees and independent contractors should be granted awards pursuant to the 2014 Restated Plan, the type of awards to be granted and the terms of such awards. Only the Board, or, with the prior approval of the Board, the Compensation and Benefits Committee, may grant awards under the 2014 Restated Plan to non-employee directors of the Company. Subject to the terms and limitations of the 2014 Restated Plan, the Compensation and Benefits Committee has full discretion in the administration of the 2014 Restated Plan, including the interpretation and construction of any and all plan provisions, and the amendment, from time to time, of rules and regulations for the administration of the 2014 Restated Plan.

Notwithstanding the Compensation and Benefits Committee's broad authority under the 2014 Restated Plan, other than adjustments due to changes in the Company's capitalization, the committee may not reprice, adjust or amend the exercise price of outstanding stock options or the strike price of outstanding stock appreciation rights, whether through amendment, cancellation and replacement grant, or any other means, nor permit the exchange of an outstanding stock option or stock appreciation right for cash or another award (including another stock option or stock appreciation right with an exercise price below that of the exchanged award), unless such action is approved by the Company's shareholders. In addition, certain amendments to the 2014 Restated Plan require shareholder approval, as described below.

To the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules and regulations of the New York Stock Exchange, the Compensation and Benefits Committee may delegate its authority under the 2014 Restated Plan to one or more of its members or certain executive officers of the Company. Such delegation authority does not extend to any action related to an award to a non-employee director.

Eligible Participants.    Employees, non-employee directors and independent contractors of the Company are eligible to receive awards pursuant to the 2014 Restated Plan. Such persons include key employees who are responsible for the management, growth, and protection of the business of the Company. Under the current eligibility guidelines established by the Compensation and Benefits Committee, approximately 1,900 employees, 100 franchise financial advisors, and 9 non-employee directors are eligible to receive awards under the 2014 Restated Plan.

Types of Awards.    Generally, the 2014 Restated Plan allows for the grant of any of the following forms of awards: (a) stock options; (b) stock appreciation rights; (c) restricted stock, restricted stock units and other share-based awards; (d) performance awards; and (e) Qualifying Awards (as defined below). Rights to dividends or dividend equivalents may be granted in connection with awards other than stock options and stock appreciation rights; provided, however, that dividends or dividend equivalents may not be paid on any portion of any award that is subject to performance conditions unless and until such performance conditions have been met. Awards may be granted to participants who are foreign nationals or employed outside the United States on such terms and conditions different from those applicable to awards granted to participants in the United States, which may, in the judgment of the Compensation and Benefits Committee, be necessary or desirable in order to recognize differences in local law or tax policy.

Available Shares.    Subject to certain anti-dilution adjustments described below, the maximum number of shares or options to purchase shares of common stock that may be issued under the 2014 Restated Plan is 54,400,000. Of such total, no more than 4,500,000 shares may be issued after the 2014 annual meeting for what are referred to as "full value awards," which are awards other than stock options or stock appreciation rights. Up to 54,400,000 shares may be issued subject to "incentive stock options" as defined in Section 422 of the Code.

As of December 31, 2013, 11,293,293 shares of our common stock were subject to outstanding awards under the 2010 Restated Plan. Of the total shares awarded, 2,079,048 are subject to restricted stock awards or performance share awards and 9,214,245 shares are subject to stock options. As of December 31, 2013, there were 4,109,485 shares that remain available to be awarded under the 2010 Restated Plan.

For purposes of counting the number of shares issued against the authorized share pool, awards denominated solely in shares (such as stock options, stock appreciation rights and restricted stock) and other awards that may be exercised for or convertible into shares will be counted against the authorized share pool on the date of grant of the award based on the maximum number of shares underlying the award. Awards denominated other than in shares that are exercisable for or convertible into shares will be counted based on the number of shares actually issued, when issued.

If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of such shares, or any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares will again be available for issuance under the 2014 Restated Plan. Shares tendered or withheld by the Company to satisfy tax withholding requirements upon the vesting of awards other than stock options and stock appreciation rights will also become available for issuance under the Plan. In the event that (i) any stock option is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, (ii) withholding tax liabilities arising from a stock option or stock appreciation right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, or (iii) any shares are purchased by the Company with the proceeds from stock option exercises, the shares so tendered, withheld or purchased shall not become available for issuance under the 2014 Restated Plan.

Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines, will not reduce the shares authorized for grant under the 2014 Restated Plan or authorized for grant to a participant in any calendar year.

Shares that may be issued under the 2014 Restated Plan may be authorized and unissued shares or treasury shares, or both, at the sole discretion of the Compensation and Benefits Committee.

Stock Options.    A stock option provides for the right to purchase a specified number of shares of common stock at a specified price per share typically called the "exercise price." Generally, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date on which the stock option is granted. The fair market value of a share on the date of grant is determined by the closing share price on such date. A stock option may be either an incentive stock option, which qualifies for special tax treatment, or a nonqualified stock option.

Generally, no stock option may be exercisable after the expiration of ten years from the date such option is granted, or upon the expiration of such earlier date as the agreement granting such option provides. Subject to certain exceptions (e.g., substitute awards issued in connection with a corporate acquisition by the Company, awards granted to a person newly hired or retained to perform services for the Company, awards granted in connection with the promotion of an employee, or the death, disability, retirement or other termination of a participant, or the occurrence of a corporate transaction such as a change in control of the Company), stock options must have a minimum vesting period of one year.

As permitted by the Compensation and Benefits Committee, payment of the exercise price may be made in cash, by tendering previously acquired shares (valued at their then fair market value), by means of a broker-assisted sale program, or by withholding shares otherwise issuable in connection with the exercise of the stock option.

Stock Appreciation Rights.    A stock appreciation right is a right to receive the fair market value of a specified number of shares of our common stock less a specified price per share or "strike price." Generally, the strike price may not be less than 100% of the fair market value of a share of common stock on the date on which the stock appreciation right is granted. The fair market value of a share on the date of grant is determined by the closing share price on such date. Stock appreciation rights may be granted alone or in conjunction with a stock option, performance award or other award under the 2014 Restated Plan. The Compensation and Benefits Committee will determine whether stock appreciation rights will be paid in cash, shares or other property, or any combination thereof.

Generally, no stock appreciation right may be exercisable after the expiration of ten years from the date such stock appreciation right is granted, or upon the expiration of such earlier date as the agreement granting such stock appreciation right provides. With the exception of the events described above for stock options, stock appreciation rights must have a minimum vesting period of one year.

Restricted Stock, Restricted Stock Units and Other Share-Based Awards.    Restricted stock awards are shares of common stock that are subject to forfeiture during a vesting period, and restricted stock units and other share-based awards are awards that are valued by reference to shares of common stock.

Restricted stock units and other share-based awards may be paid by the Company in cash, shares or other property, or any combination thereof.

The Compensation and Benefits Committee may grant restricted stock, restricted stock units and other share-based awards to participants, either alone or in addition to other awards granted under the 2014 Restated Plan. In addition, restricted stock, restricted stock units and other share-based awards are available as a form of payment of performance awards and other earned cash-based incentive compensation.

Generally, restricted stock, restricted stock units and other share-based awards must have a minimum vesting period of three years from the date of grant (but permitting pro rata vesting over such time) except for: (a) the events defined above for stock options; (b) grants made in the form of performance awards, in which case the minimum vesting period shall be one year; (c) grants made in payment of performance awards and other earned cash-based incentive compensation; (d) grants made solely in lieu of the cash payment of the employee portion of deferred compensation and the earnings thereon; or (e) grants not in excess of a combined aggregate total of 5% of the limit on the number of shares available for full value awards under the 2014 Restated Plan.

Unless otherwise provided in an applicable award agreement, beginning on the date of grant of an award of restricted stock, the participant shall become a shareholder of the Company with respect to all shares subject to the award and shall have all of the rights of a shareholder, including the right to vote such shares and the right to receive distributions made with respect to such shares. A participant receiving an award of restricted stock units or other share-based award shall not possess voting rights with respect to such award.

Performance Awards.    Performance awards are awards that are valued based on the achievement of specified performance objectives during a specified performance period. Performance awards may be paid by the Company in cash, shares of common stock or other property, or any combination thereof. Performance awards must have a performance period of at least one year.

Qualifying Awards.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. The covered employees of a company are its chief executive officer and its three other most highly compensated executive officers as of the most recent fiscal year end, other than its chief financial officer.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the stock option or stock appreciation right is granted by a compensation committee comprised solely of "outside directors," the plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The 2014 Restated Plan is intended to comply with these requirements.

Furthermore, other awards qualify as performance-based compensation if: (a) the award is granted by a compensation committee comprised solely of "outside directors"; (b) the compensation may be paid solely on account of the attainment of one or more pre-established, objective performance goals; (c) the material terms of the performance goals have been previously approved by the shareholders of the Company; and (d) prior to payment of the award, the committee certifies that the performance goals were in fact satisfied.

The Company may grant performance awards under the 2014 Restated Plan that qualify as "performance-based compensation" for purposes of Section 162(m), thereby preserving any available corporate compensation deductions attributable to such awards. To qualify for such exemption, performance awards must relate to one or more of the following performance criteria: (i) net income or operating net income; (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (iii) revenue or net sales; (iv) gross profit or operating gross profit; (v) cash flow; (vi) productivity or efficiency ratios; (vii) share price or total shareholder return; (viii) earnings per share; (ix) budget and expense management; (x) customer and product measures, including market share, high value client growth, and customer growth; (xi) working capital turnover and targets; (xii) margins; and (xiii) economic or other value added measurements. In addition, performance goals may be based on Company, business unit or participant performance and may be measured in absolute terms or as compared to another business, a peer group or a published or special index, as determined in the sole discretion of the Compensation and Benefits Committee.

The maximum number of shares that may be granted under stock options or stock appreciation rights to any participant in any calendar year shall not exceed 3 million shares. Further, the amount payable to any participant with respect to any calendar year for all awards other than stock options or stock appreciation rights may not exceed $30 million. For purposes of the $30 million limit, an award denominated in dollars will be considered to have a value equal to the amount paid under the award and an award denominated in shares will be considered to have a value equal to the number of shares subject to the award multiplied by the value of a share on the date of grant.

Transferability.    A participant's rights in an award granted under the 2014 Restated Plan may only be assigned or transferred in the event of death.

Tax Withholding.    The exercise or payment of awards and the issuance of shares under the 2014 Restated Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. The Compensation and Benefits Committee may permit a participant to pay taxes required to be withheld with respect to an award in any appropriate manner, including, without limitation, by the surrender to the Company of shares of common stock owned by such person, or settled with shares of common stock that are part of the award giving rise to the tax withholding liability.

Anti-Dilution Adjustment.    If the outstanding shares of our common stock are changed by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the Compensation and Benefits Committee will direct that appropriate changes be made in the maximum number or kind of securities that may be issued under the 2014 Restated Plan and in the terms of certain outstanding awards, including the number of shares or securities subject to awards and the exercise price or other stock price or share-related provisions of awards.

Plan Term.    The Ameriprise Financial 2005 Incentive Compensation Plan originally became effective on September 30, 2005. The 2014 Restated Plan will become effective upon its approval by the shareholders of the Company. No grants of awards may be made under the 2014 Restated Plan after February 25, 2024.

New Plan Benefits

The benefits to be received by participants and the number of shares to be granted under the 2014 Restated Plan cannot be determined at this time. The amount and form of grants to be made in any year is to be determined at the discretion of the Compensation and Benefits Committee, and may vary from year to year and from participant to participant.

Plan Amendment

The 2014 Restated Plan may be amended in whole or in part at any time and from time to time by the Board. However, no amendment may be made without shareholder approval if such amendment would: (a) increase the number of shares of common stock available for grant under the 2014 Restated Plan; (b) expand the types of awards available under the 2014 Restated Plan; (c) materially expand the class of persons eligible to participate in the 2014 Restated Plan; (d) decrease the minimum stock option exercise price or stock appreciation right strike price; (e) amend or repeal the prohibitions against repricing or exchange of awards; (f) increase the maximum permissible term of any stock option or stock appreciation right; (g) reduce the minimum vesting periods for awards; or (h) change the award limits under the 2014 Restated Plan.

Stock Price

The closing market price of a share of our common stock reported on the New York Stock Exchange on March 4, 2014 was $110.28 per share.

Certain Federal Income Tax Consequences of Plan Awards

The following discussion is intended to provide only a general outline of the federal income tax consequences of participation in the 2014 Restated Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes.

Incentive Stock Options.    A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the 2014 Restated Plan or upon the exercise of such option by the participant. Upon disposition of the shares after expiration of the statutory holding period, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding period. Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding period (a "disqualifying disposition"), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code) at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

Nonqualified Stock Options.    A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any nonqualified stock option is granted under the 2014 Restated Plan. When a participant exercises a nonqualified stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code), equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

Stock Appreciation Rights.    A participant will not realize income upon the grant of a stock appreciation right. Upon exercise, the participant will realize ordinary income and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) in an amount equal to the cash received plus the fair market value (on the date received) of any shares or other property received.

Restricted and Unrestricted Stock.    Unless the participant files an election to be taxed under Section 83(b) of the Code; (a) a participant will not realize income upon the grant of restricted stock; (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

Performance Awards.    Generally, a participant will realize ordinary income, and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code), when cash, shares, or a combination of cash and shares are delivered to the participant in settlement of a performance award or certain other stock-based awards. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares received on the date they are received.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the 2014 annual meeting.

 Equity Compensation Plan Information

The following table provides information as of December 31, 2013, with respect to compensation plans under which our common stock is authorized for issuance.

	(a)		(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) — shares

Plan category
Equity compensation plans approved by security holders	11,320,352	(1)	$53.12	4,109,485
Equity compensation plans not approved by security holders	3,907,349	(2)	$47.50	7,362,947	(3)

Total	15,227,701		$53.03	11,472,432

(1)
Includes 2,079,048 share units subject to vesting per the terms of the applicable plan which could result in the issuance of common stock. As the terms of these shares based awards do not provide for an exercise price, they have been excluded from the weighted average exercise price in column B.

(2)
Includes 3,748,088 share units subject to vesting per the terms of the applicable plans which could result in the issuance of common stock. As the terms of these share based awards do not provide for an exercise price, they have been excluded from the weighted average exercise price in column B. For additional information on the Company's equity compensation plans see Note 17 — Share-Based Compensation to our Consolidated Financial Statements in Part II, Item 8 of this Annual Report on From 10-K. The non-shareholder approved plans consist of the Ameriprise Financial 2008 Employment Incentive Equity Award Plan, the Ameriprise Advisor Group Deferred Compensation Plan and the Ameriprise Financial Franchise Advisor Deferred Compensation plan.

(3)
Consists of 3,253,122 shares of common stock issuable under the terms of the Ameriprise Financial 2008 Employment Incentive Equity Award Plan, 2,466,522 shares of common stock issuable under the Ameriprise Advisor Group Deferred Compensation Plan, and 1,643,303 shares of common stock issuable under the Ameriprise Financial Franchise Advisor Deferred Compensation Plan.

The Board of Directors recommends a vote "FOR" the approval of the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated (Effective April 30, 2014), including approval of the material terms of the performance goals. Proxies will be voted "FOR" the proposal unless otherwise specified.

If the shareholders fail to approve the 2014 Restated Plan, it will not become effective and our ability to motivate and retain experienced and highly qualified executives, key employees, directors and independent contractors to think and act like owners through a focus on shareholder value will be severely limited. In addition, if the shareholders fail to approve the 2014 Restated Plan, and any awards made under the plan thereafter may not qualify for the exemption from the limitation on deductible compensation under Section 162(m) of the Code.

Item 5 — Ratification of Audit Committee's Selection of the Company's Independent Registered Public Accountants for 2014

PricewaterhouseCoopers LLP was our independent accounting firm for the 2013 fiscal year and the Audit Committee has engaged it for our 2014 fiscal year. We disclose the fees paid to PricewaterhouseCoopers LLP for their services in our 2012 and 2013 fiscal years in this section.

On December 4, 2013, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee confirmed its decision to appoint PricewaterhouseCoopers at the committee's meeting held on February 25, 2014.

We are asking shareholders to ratify the committee's engagement of PricewaterhouseCoopers, subject to the limitation stated in the last sentence of this paragraph. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider other accounting firms for 2014. The Audit Committee will be under no obligation, however, to appoint new independent auditors.

One or more representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Independent Registered Public Accountant Fees

The following presents the aggregate fees billed for professional services by PricewaterhouseCoopers, the Company's independent registered public accounting firm for the year beginning January 1, 2013, in fiscal year 2013, and for the year beginning January 1, 2012, in fiscal year 2012, for these various services:

Description of Fees	Fiscal Year 2013 Amount	Fiscal Year 2012 Amount

Audit Fees	$6,990,000	$7,457,000
Audit-Related Fees	2,313,000	1,651,000
Tax Fees	1,992,000	1,942,000
All Other Fees	310,000	2,833,000

Total	$11,605,000	$13,883,000

Audit Fees.    The audit fees set forth above consist of fees for professional services during each fiscal year in connection with the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements and other attest services.

Audit-Related Fees.    The audit-related fees set forth above consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements.

Tax Fees.    The tax fees set forth above consist of fees for tax services during each fiscal year. Of the $1,992,000 in 2013 tax fees, $1,738,000 was paid for tax planning and consulting services and $254,000 was paid for tax preparation services.

Services to Associated Organizations

PricewaterhouseCoopers also provided other services to associated organizations of the Company that were charged directly to those organizations. These amounts included $9,931,000 and $9,982,000 for services provided by PricewaterhouseCoopers in 2013 and 2012, respectively, primarily for performing audits and tax compliance services for mutual funds, collective funds, and alternative investment funds.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accountants

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of the Company's independent registered public accountants are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by the Company's independent registered public accountants require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee. The procedures require all proposed engagements of the Company's independent registered public accountants for services of any kind to be directed to the Company's general auditor and then submitted for approval to the Audit Committee or to the Audit Committee chairman prior to the beginning of any services. The Audit Committee has delegated such approval authority to its chairman, to be exercised in the intervals between committee meetings.

In 2013, 100% of the services provided by PricewaterhouseCoopers for the Company and its subsidiaries were pre-approved by the Audit Committee or its chairman.

The Board of Directors recommends a vote "FOR" the following resolution. Proxies will be voted "FOR" the following resolution unless otherwise specified:

  RESOLVED, that the Audit Committee of the Board of Directors' selection of PricewaterhouseCoopers LLP, independent registered public accountants, to audit the accounts of the Company and its subsidiaries for 2014 is ratified.

Item 6 — A Shareholder Proposal Relating to Political Contributions and Expenditures

Four of our shareholders (collectively, the "Proponents") have jointly submitted a resolution that they intend to present at the annual meeting. Our corporate secretary will promptly provide a shareholder with the name of each of the Proponents and the number of our shares held upon receiving an oral or written request. You may write to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, Ameriprise Financial, Inc., 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or call him at (612) 678-0106. The Proponents have not provided us with their addresses as we requested, but we will provide that information as well if the Proponents have provided it by the time you make such a request.

The Proponent's proposed resolution and supporting statement are provided below exactly as we received them, as required by the rules of the Securities and Exchange Commission. The Board of Directors unanimously opposes this proposal and we ask that you please carefully consider the Board's statement in opposition before you vote on this item. Proxies will be voted "AGAINST" the proposal unless otherwise specified. Shareholders will be asked to vote on the proposal only if it is properly presented at the annual meeting in accordance with our By-Laws.

The Shareholder Proposal

Resolved, the shareholders of Ameriprise Financial ("Ameriprise" or the "Company") hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company's website, that discloses the Company's—

    (a)  Policies and procedures for making political contributions and expenditures (both direct and indirect) with corporate funds, including the board's role (if any) in that process, and

    (b)  Monetary and non-monetary political contributions or expenditures that could not be deducted as an "ordinary and necessary" business expense under section 162(e) of the Internal Revenue Code; this would include (but not be limited to) contributions to or expenditures on behalf of political candidates, political parties, political committees and other entities organized and operating under sections 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments that are made to any tax-exempt organization (such as a trade association) and that are used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e) of the Internal Revenue Code.

The report shall identify all recipients and the amount paid to each recipient from Company funds.

Stockholder Supporting Statement

As long-term Ameriprise shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is in the best interest of the Company and its shareholders. Indeed, the Supreme Court's 2010 Citizens United decision recognized the importance of disclosure to shareholders. The Court said: "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."

Ameriprise contributed at least $166,450 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

We note that our Company discloses a policy on corporate political spending and its contributions to state-level candidates and candidate committees on its website. We believe this is deficient because the Company will not disclose the following expenditures:

•
A list of trade associations to which it belongs and how much of the company's payments were used for political purposes, and

•
Payments to any other third-party organizations, including those organized under the sections 527 and 501(c)(4) of the Internal Revenue Service codes, used for political purposes.

Information on indirect political engagement through trade associations and 501(c)4 groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its political spending, direct and indirect. This would bring our Company in line with a growing number of leading companies, including Wells Fargo, JP Morgan & Chase, and Capital One, which support political disclosure and accountability and present this information on their websites.

The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

The Board's Statement in Opposition

The independent Nominating and Governance Committee of our Board of Directors carefully considered the shareholder proposal with the assistance of outside legal counsel. The Board of Directors unanimously agreed with the committee's decision to oppose the proposal and the

Board unanimously recommends that you vote "Against" it for the following reasons, assuming that it is properly presented at the 2014 annual meeting in accordance with our By-Laws:

•
Our Board of Directors considered these issues more than two years ago.  The Board's Nominating and Governance Committee held a special meeting in November 2011 devoted entirely to the subject of corporate political spending. Among many other topics, the committee discussed our memberships in trade associations and whether our dues should be considered a form of political spending. Based in part on the advice of legal counsel, the committee concluded that our dues should not be considered political spending. Two weeks after the committee met, the Board accepted the committee's recommendations for the adoption of a Statement of Principles Governing Corporate Political Spending and the type of disclosures that our shareholders would find most useful. The Board also approved an amended Committee charter giving the committee responsibility for oversight of corporate political spending. Please go to ir.ameriprise.com, click on the Corporate Governance tab, and then go to Guidelines and Principles to view the Statement of Principles and our corporate political spending report for 2013.

•
Federal law prohibits us from making contributions to candidates for federal office.  The United States Supreme Court's 2010 decision in Citizens United didn't change a long-standing law that prohibits corporations and trade associations from contributing to federal candidates, party committees, and political action committees. Moreover, federal tax law prohibits trade associations from being primarily engaged in political activity.

State laws vary as to whether corporations or trade associations may contribute to political candidates, but we have not made any such contributions for at least the last two years. Furthermore, we are subject to the Securities and Exchange Commission's strict rules on contributions by investment advisers to certain state and local government officials and candidates, as are many of our employees and financial advisors. To the extent, if any, that we contribute corporate funds to a candidate for state or local office, we will report those amounts on our public website.

•
Citizens United does not apply to trade association dues.  Even after Citizens United, there is no legal basis for the Proponents to contend that corporations should disclose any portion of their trade association dues. The language in that case concerning disclosures to shareholders of corporate political spending contemplates corporate money used to elect or defeat candidates or for independent expenditures (spending on a public communication that expressly advocates the election or defeat of a clearly identified candidate for political office). Our Statement of Principles expressly prohibits the use of corporate funds for independent expenditures.

•
Trade association dues are not a form of indirect political spending.  The Proponents acknowledge that we post our Statement of Principles and the related annual report on our website, but claim that our disclosure is deficient because we don't disclose how much of our trade association dues were used for "political purposes." The Proponents mistakenly contend, in part, that because the trade associations to which we belong engage in lobbying on legislation and other matters, our dues are a form of indirect political spending.

This is contrary to the commonly understood meaning of political spending: money used to influence the election or defeat of a candidate for political office. We join trade associations to promote the best interests of our clients and shareholders and to improve our understanding of the issues affecting our business, not to influence an election. We don't control any trade association or how it uses our dues. In fact, there is no way for us to know how our dues are spent. Simply put, we don't have the information the Proponents want us to disclose.

If a trade association asks us to pay a special assessment for political spending, our current policy is to decline such a request. If we do pay such an assessment, we'll report it on our public website.

•
Like trade associations, many other organizations engage in lobbying.  The fallacy of the Proponents' contention that, because trade associations may use some of our dues to conduct lobbying, a portion of our dues therefore is indirect political spending can be easily demonstrated.

The list of organizations on the United States Senate's website that file lobbying reports includes: American Cancer Society; American Society for the Prevention of Cruelty to Animals; Boy Scouts of America; Feeding America (formerly known as America's Second Harvest); Greenpeace; National Public Radio; Sierra Club; and Special Olympics. Surely no one who makes a contribution to one of those organizations considers his or her donation to be a political contribution because the organization engages in lobbying.

•
The information that the proponent wants us to disclose would be misleading to our shareholders.  Trade associations inform their members how much of their dues is nondeductible for federal income tax purposes because of the total amount that the trade association spends for certain lobbying and political expenditures.

This is an aggregate number that the trade association computes using a formula designed for tax purposes. It's not broken out between lobbying expenses and political spending. Most important, the nondeductible portion of our trade association dues is not necessarily the actual amount of our corporate funds that were used for those purposes, as trade associations generally estimate the amount of dues spent on lobbying and political activity.

This is the principal reason why the Nominating and Governance Committee recommended that this information not be included in our annual corporate political spending report: it would give our shareholders a distorted and misleading picture of the corporate funds actually used for political purposes, as that term is generally understood.

•
Summary: Our Board of Directors has implemented a reasonable policy governing corporate political spending and disclosures. We believe that the policy has worked well.  The Board of Directors continues to believe that our Statement of Principles for Corporate Political Spending and the annual report posted on our website address the issues that are of most concern for our shareholders. After carefully considering in 2011 whether to disclose the information now sought by the Proponents, the Nominating and Governance Committee concluded that such disclosure would be misleading for our shareholders and distort the extent of the Company's political activities. After carefully reviewing and discussing the proposal, that continues to be the committee's position and therefore the Board unanimously agreed that our shareholders be advised to vote against the proposal.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis that follows this report. Based upon that review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and in this proxy statement.

MEMBERS OF THE COMMITTEE: Jeffrey Noddle, Chairman Lon R. Greenberg W. Walker Lewis Siri S. Marshall Robert F. Sharpe, Jr.

Compensation Discussion and Analysis

Introduction

In this section of the proxy statement, we describe the material elements of the compensation program for our executive officers, including those identified in the Summary Compensation Table on page 70, who are called named executive officers. We also provide an overview of our executive compensation philosophy and explain how and why our Board's Compensation and Benefits Committee arrives at specific compensation policies and decisions.

The Corporate Governance Framework of Our Executive Compensation Program

Our executive compensation program operates within a corporate governance framework that is designed to ensure independent oversight, objective advice and analysis, appropriate risk management, and transparency. These are some of the key elements of that framework and you can find additional details later in this Compensation Discussion and Analysis:

•
The Compensation and Benefits Committee is composed solely of independent directors;

•
The committee has retained Frederic W. Cook & Co., Inc. ("Cook") as its independent compensation consultant. Under the committee's written charter, the compensation consultant reports directly to the committee. The committee is solely responsible for the appointment, oversight, compensation, evaluation, retention, and termination of Cook or any other consultant or advisor. More details about the committee's independent compensation consultant are provided beginning on page 13;

•
We explain how and when the committee grants equity awards on our website, together with a schedule of anticipated award dates for equity-based grants for the current year;

•
The committee is prohibited from repricing stock options;

•
None of our executive officers has an employment agreement with the Company;

•
We prohibit our executive officers from hedging against a decline in the value of our stock, and from pledging our stock as security for a loan;

•
Our post-employment provisions of the executive compensation program have been reduced over time to further align with market trends and emerging practices, including the elimination of potential "gross up" payments for excise tax under Section 280G of the Internal Revenue Code;

•
During 2013 we continued to examine the subject of risk and incentive compensation. When appropriate, the committee considers risk in its decisions related to executive compensation and the findings from our ongoing analyses are detailed on page 66;

•
The committee has a clawback policy for all named executive officers and other executive officers;

•
This policy specifies the circumstances under which the committee may exercise its discretion, to the extent permitted by law, to seek the reimbursement or forfeiture of certain cash or equity awards granted on or after January 1, 2011; and

•
Our incentive compensation program includes both cash and long-term incentives, including performance shares. We determine the incentive awards for our named executive officers using a rigorous and objective framework as described beginning on page 51.

The Role of the Compensation and Benefits Committee

The Compensation and Benefits Committee of our Board of Directors oversees our executive compensation program. The committee operates under a written charter approved by the Board, and only independent directors are eligible to serve on the committee. We provide important information about the committee's authority, the extent to which it may delegate its authority to other persons, and its processes and procedures in the section of this proxy statement captioned "Compensation and Benefits Committee" beginning on page 12. That section also includes additional information about the role of our executive officers in recommending the amount or form of executive compensation, and the role of the independent compensation consultant used by the committee during 2013. The committee approved a new Compensation Advisor Policy that is discussed in that section. Among other things, the policy establishes independence standards for the committee's consultant. Cook is engaged exclusively by the committee with respect to executive compensation matters and does not provide any other services to management or the Company. The committee considered the independence of Cook under the new Securities and Exchange Commission rule and the related New York Stock Exchange corporate governance listing standards and concluded that there was no conflict of interest.

Our Executive Compensation Philosophy

A talented, motivated and experienced workforce is essential to the success of any company. That is true at Ameriprise Financial for all employees, from senior executives to our entry level employees. Just as we compete with other companies for clients in the retail financial services marketplace, we also compete with other companies in the labor marketplace for employees with the talent, knowledge, integrity, and proven ability to produce results. The overall objective of our executive compensation program is to promote the long-term best interests of our shareholders by attracting and retaining effective, stable, and motivated leadership.

Considering all of these factors, the committee has developed an executive compensation philosophy based on the following core principles:

•
Executive officers' compensation must be aligned with the long-term best interests of our shareholders;

•
Our executive compensation program must be competitive enough to attract and retain executive officers who can achieve the Company's strategic goals and create long-term shareholder value;

•
An executive officer's compensation must be appropriate in light of his or her experience, responsibilities, and performance; and

•
There should be strong alignment between the total direct compensation that an executive officer earns and Company, business, and individual performance. The amount an executive officer earns should depend to a significant degree upon how well the Company and the executive officer perform against performance measures that are aligned with shareholder interests.

The committee does not consider gains or losses from long-term and equity incentive awards made in prior years, such as stock option exercises and restricted stock vesting, in determining new incentive awards. The committee believes that reducing or limiting current stock option grants, restricted stock awards or other forms of compensation because of prior gains realized by an executive officer would unfairly penalize the officer for high past performance and reduce the motivation for continued high achievement. Similarly, the committee does not consider a loss of value in prior equity awards in determining new incentive awards. Our severance and change-in-control plans, which we discuss in detail beginning on page 80, do not affect the committee's decisions regarding other elements of compensation. Those plans serve very specific purposes that are unrelated to the determination of a named executive officer's total direct compensation for a specific year.

Compensation for the Named Executive Officers Based on 2013 Performance

The committee has designed our executive compensation program to reflect our executive compensation philosophy. The committee has continued to refine the program over time based in part upon the advice of its independent consultant to reflect best practices in executive compensation, simplify the overall plan design and further strengthen the alignment between shareholder and management interests. In 2010, changes to the program included the creation of the Performance Share Plan. In 2011, further refinements included the addition of relative weights to our key financial metrics to better define each metric's impact in determining total direct compensation for our named executive officers. In 2012, the committee changed several components of the severance and change-in-control programs for all of our executive officers, reducing the potential future benefits under these programs. No changes were made to the design of our executive compensation programs in 2013. All of the program components are described in detail in the following pages.

In making its annual compensation decisions, the committee reviews the total direct compensation for each of our named executive officers, as well as the aggregate value of the total incentives being awarded. We use the term "total direct compensation" to refer to the sum of base salary and total incentives. We use the term "total incentives" to refer to the sum of the annual cash incentive award and the long-term incentive award. As discussed below, a significant portion of our named executive officers' compensation is composed of performance-based incentives. If performance merits, the committee approves a total incentive pool shortly after the end of each year. The amount of this pool is based on two factors. The first factor is the committee's assessment of the Company's financial performance and strategic and business accomplishments for the prior year. The second factor is the target total incentive pool for executive officers, including the named executive officers, which is based on competitive market data provided to the committee by its independent compensation consultant. We discuss the performance assessment process for 2013 below, including the nature and use of market compensation data.

The committee establishes financial performance goals each performance year. These goals are not intended to be a prediction of how the Company will perform during the performance year or in any future period. The committee establishes these goals solely to help it align pay with performance. The goals are not intended to provide investors or any other party with guidance about our future financial performance or operating results. We strongly caution you not to take the financial performance metrics or strategic and business accomplishments disclosed below as a form of guidance, because they are not intended to be such. You cannot rely on any of the disclosures contained in the Compensation Discussion and Analysis as a prediction of the Company's future performance.

The committee follows a four-step process for determining the total direct compensation of our executive officers, including the named executive officers. As explained below, the committee will: assess performance results; determine the size of the total incentive pool; allocate individual awards; and determine the compensation mix.

Step 1: Assess Performance Results

In this section, we highlight the key financial, strategic and business metrics that the Compensation and Benefits Committee used to determine the total incentive pool for our named executive officers. For 2013, the committee weighted financial performance at 70% and strategic and business accomplishments at 30% in assessing the Company's overall performance. Financial performance is weighted at 70% to reflect the committee's view that these objective measures are the most important indicators of the Company's success. Strategic and business accomplishments are weighted at 30% because the committee believes it is important to assess key accomplishments that may contribute to the achievement of our long-range plan. These weightings are unchanged from the prior year.

We use non-GAAP measures in the Compensation Discussion and Analysis. The appendix to this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2013, at page 93, provide GAAP to Non-GAAP reconciliations.

We believe that operating measures, which exclude: net realized gains or losses; the market impact on variable annuity guaranteed benefits, net of hedges, and the related deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization and the reinsurance accrual; integration and restructuring charges; income (loss) from discontinued operations; and the impact of consolidating consolidated investment entities ("CIEs"), best reflect the underlying performance of our core operations and facilitate a more meaningful trend analysis. We use certain of these non-GAAP measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors. Also, certain of these non-GAAP measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Throughout the Compensation Discussion and Analysis, these non-GAAP measures are referred to as operating measures.

2013 Performance

2013 was a year of growth for Ameriprise. Our results and steady progress demonstrate that we're executing our strategy well and building on our solid foundation.

The market backdrop during the year was mixed. We benefited from strong equity markets, a recovering economy in the United States, and movement from a recessionary to a slow growth environment in Europe. However, like others in the industry, low interest rates continued to pressure our spread-related businesses, which created some headwinds.

We navigated the environment well and continued to execute against our priorities. On an operating basis, net revenues grew by 7% to $10.9 billion, and through our combination of business growth and capital management, we drove a 26% increase in earnings per diluted share and generated a 19.7% return on equity (ex. AOCI), up from 16.2% a year ago.

Our objective is to improve shareholder value by delivering a superior client experience and meeting clients' needs, which we continue to achieve through steady progress against our four strategic objectives: 1) Drive profitable growth of our Advice & Wealth Management franchise; 2) Profitably grow client assets that we advise, manage and protect across a range of solutions; 3) Invest to help achieve our long-term growth objectives and re-engineer to improve efficiency; and 4) Engagement, development and retention of talent.

Our balance sheet fundamentals were further strengthened during the year by the actions we took to implement more robust enterprise risk management processes, as well as by the proactive de-risking of our variable annuity products. Our business generates free cash flow and we returned significant capital to shareholders throughout the year while maintaining nearly $2 billion in excess capital.

Financial Performance

Our 2013 financial results exceeded our plan targets and demonstrated strong growth from the prior year:

2013 operating results compared to 2012
• Net revenues	$10.9 billion, up 7%
• Earnings	$1.5 billion, up 17%
• Earnings per diluted share	$7.05, up 26%
• Return on equity (excluding AOCI)	19.7%, up from 16.2%

Core drivers included:

•
consistent execution of our business strategy and initiatives to drive revenue growth;

•
solid improvement of key metrics across our segments;

•
balance sheet quality;

•
a consistent focus on reengineering and ongoing expense management discipline; and

•
optimization of our business mix.

Advice & Wealth Management and Asset Management led our growth as operating earnings in these two businesses grew by 31% compared to the prior year. Our continued emphasis on growing these businesses has helped further evolve our business mix, with these low capital-intensive segments comprising 56% of our total business segment pretax operating earnings in 2013 compared to 51% last year, which was consistent with the progress we have made against our strategy in prior years.

As we evolve our earnings mix and free up capital, we are returning significant amounts of capital to shareholders through share repurchases and dividends.

In 2013, we returned 130% of our operating earnings to shareholders by devoting nearly $2 billion to share repurchases and dividends, including raising our regular quarterly dividend 16 percent, which represented the sixth increase since 2010. 2013 was the third consecutive year in which we've returned more of our capital to shareholders than we earned — all while holding excess capital and maintaining our strong agency ratings.

Overall, our ability to produce these financial and shareholder results is enabled through our balance sheet strength and focus on enterprise risk management. At the close of 2013, key balance sheet elements included:

•
Capital — excess capital of nearly $2 billion after repurchasing 17.8 million shares of common stock during the year for $1.5 billion and after paying $411 million in quarterly dividends;

•
Liquidity — $2.6 billion of total enterprise cash and $1.6 billion of cash and highly liquid securities at the holding company;

•
Asset Quality — diversified investment portfolio with a net unrealized gain of $1.5 billion; and

•
Hedging — variable annuity living benefit hedging effectiveness of 95%.

The committee evaluates our financial performance based on five weighted operating financial metrics, as originally approved in our 2013 plan. The 2013 plan and actual results for these metrics are shown below. A rating of "3" represents performance at target, and ratings of "1" and "2" are above target, with "1" being the highest possible rating.

Financial Operating Metrics	Weighting	2013 Actual ($ in millions)	2013 Plan ($ in millions)	Rating

Net revenues	15%	$10,857	$10,190	1.2
Earnings	25%	$1,460	$1,241	1.0
Earnings per diluted share	20%	$7.05	$5.94	1.0
Return on equity excluding AOCI	20%	19.7%	16.6%	1.0
Balance sheet quality	20%			1.0

Overall Weighted Financial Rating				1.0

Based upon this financial performance, the committee evaluated the combined weighted financial rating for 2013 as 1, which is above-target performance.

During 2013, our total shareholder return was 88%, outperforming the S&P 500 Index and the S&P Financials Index. In fact, of the 81 companies that comprise the S&P Financials Index, Ameriprise delivered the fifth-highest total shareholder return last year. The five-year total return for Ameriprise common stock was 449%, which also ranked as the fifth-highest within the S&P Financials Index for that time period. Since becoming an independent, public company in 2005, we have delivered the second-highest total return of any firm in the S&P Financials Index:

Total Shareholder Return 2013	Total Shareholder Return 12/31/08 - 12/31/13

Strategic and Business Performance

The committee evaluates strategic and business accomplishments holistically and may change its evaluation metrics based on company priorities and specific goals. The committee evaluated 2013 strategic and business accomplishments based on the following four key objectives:

1)
Drive profitable growth of our Advice & Wealth Management franchise:

  We drove strong results in our Advice & Wealth Management business in 2013 while we continued to invest to grow our core business, building upon the results we achieved in prior years. We continued to strengthen our reputation as the company with the right expertise to help clients feel confident about their financial futures — as well as the place where productive, experienced advisors can grow even stronger practices.

  We launched our new Confident Retirement® approach, which our advisors continued to adopt as an effective way of deepening current client relationships and developing new ones, thereby providing a more consistent client and advisor experience. Our advisor force remains strong and stable and we continue to bring in new productive and experienced advisors.

  The following are key accomplishments for Advice & Wealth Management compared to 2012:

    •
    Increased our mass affluent and affluent client base by 9% and total Ameriprise advisor client assets by 16% to $409 billion;

    •
    Continued to earn high levels of client retention, satisfaction and likelihood to refer;

    •
    Achieved all-time highs in total brand awareness and ad awareness, including through our national advertising campaign featuring Tommy Lee Jones;

    •
    Drove high levels of advisor productivity across our advisor channels, with operating net revenue per advisor (ex. former banking operations) increasing 14%;

    •
    Delivered strong advisor recruiting and retention results: In 2013, we recruited 310 experienced advisors to the firm. We achieved strong advisor retention, with franchise channel retention of 95% and employee channel at 92%;

    •
    Transformed the Ameriprise Advisor Center, our remote advisor channel, to more effectively acquire new clients and deepen relationships with existing clients; and

    •
    Recognized in the industry with the following:

    –
    # 1 in customer experience across investment firms (Forrester Research, Inc. — 2014 Customer Experience Index Report);

    –
    # 1 website (Ameriprise.com), prospect experience for financial institutions (Financial Communications Society 2013 Portfolio Awards);

    –
    # 3 web/digital experience in the investment industry (Temkin Report — 2013 Temkin Web Experience Ratings);

    –
    Honored as a "customer-obsessed" company, up nine percentage points (Forrester Research — Customer Advocacy report);

    –
    Received the Pearl Award — Gold Level for our e-magazine: More Within Reach; and

    –
    Increased our Temkin Trust Rating 12%. Scoring 64%, we placed third in trust across the investment firm industry, putting us number 25 across 255 brands measured.

2)
Profitably grow client assets that we advise, manage and protect across a range of solutions:

  The company grew assets under management and administration by 13% to $771 billion and life insurance in-force to $194 billion.

             Advice & Wealth Management

  In Advice & Wealth Management, we experienced strong asset growth with increased client flows and higher advisor cash sales. Wrap net inflows increased 35% to $13.1 billion — a record for the Company — which helped grow the platform to more than $153 billion. We continued to optimize product and solution offerings by enhancing our managed accounts platform, introducing Fixed Income Portfolio Services and adding to our Active Portfolios® program, which helped contribute to the significant growth in flows we experienced.

             Asset Management

  In Asset Management, we manage assets for retail, institutional and high-net-worth clients from offices in the U.S., U.K. and Asia. And in 2013, we grew AUM by 10% to $501 billion — a record for the segment.

  Through our acquisitions and steady investment, we've transformed our business and significantly expanded our distribution reach to compete both locally in our core markets of the U.S., U.K. and Europe, as well as globally in Asia, the Middle East and other markets. Additionally, we have enhanced our product platform, including optimizing our product portfolio at Columbia and Threadneedle as well as capitalizing on the strengths of our global investment teams to better compete in key global asset classes, including emerging market debt and equity, global asset allocation and global debt and equities.

  Through Columbia Management and Threadneedle Investments, we hold top-10 positions in the U.S. and U.K. markets. Our investment teams generated competitive investment performance across our product offerings. As of year-end, we had 117 four- and five-star Morningstar-rated funds.

  We continue to see signs of improving traction in net flows in our Asset Management segment, although as expected, we continued to experience merger-related outflows in former parent company portfolios/closed block. Our open block of business experienced positive net inflows in 2013. We are pleased with this traction in our open block — including net inflows in U.K./European retail as well as third-party institutional, but recognize there is work to do to achieve net inflows overall.

             Protection and Annuities

  In Protection and Annuities, we continue to meet clients' long-term financial security needs, while also maintaining our risk discipline and generating targeted shareholder returns.

  Our variable annuity cash sales were $5.2 billion in 2013, driven by positive traction from the introduction of additional fund choices, including new managed volatility funds, continued promotion of annuities' retirement benefits and integration with our Confident Retirement® approach. We've taken a number of steps over the past few years to further optimize the risk profile of our variable annuity products, including ending third-party sales and adding investment options that are designed to help manage volatility. While we are growing our variable business, fixed annuity sales remained low given the current rate environment.

  In our Life & Health insurance business, Life Insurance in-force grew to $194 billion through advisor and client engagement in our indexed universal life and variable universal life solutions. We generated $324 million in sales, up 16% from 2012. Additionally, RiverSource launched TrioSourceSM, a new life/long term care combination solution that fits well with our financial planning approach.

  In our Auto & Home business revenue increased nearly 9%, net written premiums grew 10% and policies in-force increased 11% over last year. Like others in the industry, we were impacted by weather-related losses in 2013, however, we continued to deepen penetration through affinity partners and grow advisor clients with advisor sales up year over year. Client satisfaction and retention in our property and casualty business remains high and we were ranked number two in overall client satisfaction by a global market research firm.

3)
Invest to help achieve our long-term growth objectives and re-engineer to improve efficiency:

  In 2013, we continued to both invest in our core capabilities and growth initiatives and to re-engineer to create efficiencies and to fund re-investment in the business.

  We continued to invest in our systems and technological capabilities, including upgrades to our client website to improve functionality, performance and availability, increasing ease-of-doing business by improving money movement, enhancing mobility and driving towards a paperless environment. As a result of these actions, advisor satisfaction with technology increased over last year in both the employee and franchisee channels.

  In addition, the Company launched more than 60 new products firm-wide to address a range of client needs.

  Our efforts in new businesses focused on continuing to build out our Asia institutional and retail presence with key institutional wins in China, Korea, Hong Kong, Singapore and Indonesia.

  The Company achieved $209 million in full year re-engineering benefits, ahead of goal, through the completion of over 50 initiatives. We also launched a major operations transformation effort to streamline and drive efficiencies within Clearing and Service Delivery.

4)
Engagement, development and retention of talent:

  Throughout 2013, we remained focused on developing and retaining key talent, strengthening engagement and reinforcing our values and culture.

    •
    Employee engagement survey results exceeded point of arrival targets in most cases and compared favorably to industry benchmarks;

    •
    Our corporate engagement index remained at an all-time high;

    •
    Advisor engagement increased from 2012;

    •
    High-performer retention remained strong;

    •
    We were awarded the Best Companies to Work For Award for the fifth consecutive year by Twin Cities Business Monthly; and

    •
    The company received a 100% rating on the Corporate Quality Index by the Human Rights Campaign for the sixth year in a row.

  Our employee and advisor engagement is also reflected in our giving programs, volunteerism and support for our communities. Key highlights in our community engagement included:

    •
    Named to The Civic 50 for the second consecutive year — the award recognizes the S&P 500 companies that best use their time, talent and resources to improve the quality of life where they do business;

    •
    Awarded the Charities@Work 2013 Corporate Excellence Award, which is awarded annually to one corporation for overall excellence in employee engagement, corporate social responsibility and campaign management;

    •
    Continued our signature partnership with Feeding America and held fourth consecutive National Day of Service achieving record engagement with more than 10,000 individuals in all 50 United states participating in service efforts; and

    •
    Conducted our most successful annual giving campaign, achieving record contributions benefiting non-profit organizations in the country and around the globe.

Based on the performance for these objectives, the committee provided a combined strategic and business accomplishments rating of 1.5 for 2013, which is above-target performance.

The committee evaluated the Company's overall performance rating for 2013 as a 1.2, which is above-target performance (1 financial performance × 70% + 1.5 strategic and business accomplishments × 30% = 1.2).

The committee reviews both financial performance and strategic and business accomplishments on an annual basis to ensure alignment with the Company's annual and long-range business plans. Financial performance is evaluated on an operating basis, which excludes: net realized gains or losses; the market impact on variable annuity guaranteed benefits, net of hedges, and the related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization and the reinsurance accrual; integration and restructuring charges; income (loss) from discontinued operations; and the impact of consolidating CIEs. See the reconciliation of certain non-GAAP measures in the appendix to this proxy statement. Financial performance for 2013 also took into consideration impacts related to the annual DAC unlocking, strong equity market performance relative to our planned expectations, a gain on a strategic business investment, and costs associated with retirement of debt during the year.

Review of Financial Results.    The committee relies on the Board's independent Audit Committee to review and confirm the financial results used in the assessment of 2013 performance. The Compensation and Benefits Committee conducted its final review of performance and approved the incentive awards at its meeting on January 28, 2014.

Step 2: Determine the Size of the Total Incentive Pool

Each year the committee establishes the size of the target total incentive pool. This pool is used to help determine total incentive awards consisting of annual cash incentives, performance shares, restricted stock awards and stock options for the named executive officers, as well as other key executive officers. This target pool is determined with the assistance of the committee's independent consultant as described in the section titled "Market Compensation Data". The total target incentive pool for the named executive officers in 2013 was approximately $24.7 million.

The committee's assessment of the Company's performance determines the extent to which the target total incentive pool is funded below, at, or above target.

As described in the previous section above, the Company's overall performance rating for 2013 was a 1.2. As indicated by the following incentive leverage grid approved by the committee, a rating of a "1.2" equates to total incentive funding of 190% of target. The actual total incentive pool for 2013 of $42.6 million is less than 190% of the target pool because no incentive award leverage is applied to the performance share component of the award. This has the effect of lowering the funded total incentive pool in years of above target funding leverage. The incentive leverage grid shown below is a guideline for the committee to use to determine funding levels, and the committee retains discretion to approve a funding level that is above or below the guideline value in any given year. For 2013, the committee did not apply this discretion.

Performance Rating	1	2	3	4	5
Funding level as a percentage of the total incentive pool target amount	200%	150%	100%	50%	0%

For the named executive officers who are covered employees under Section 162(m) of the Internal Revenue Code, the maximum amount that can be paid to an individual as an annual cash incentive and restricted stock award is limited to a percentage of the pool. We explain our approach to the federal income tax deductibility of these awards beginning on page 66. There is no minimum funding level for the total incentive pool. Depending upon the committee's assessment of the Company's performance in the context of the year's operating environment, the committee may decide not to fund any components of the total incentive compensation pool for the named executive officers.

Step 3: Allocate Individual Awards

Our chief executive officer discusses the performance of and recommends to the committee total direct compensation for each other named executive officer. The chief executive officer's performance assessment for each other named executive officer is based on the following factors, among others, depending on the officer's job responsibilities: the officer's contribution to the Company's financial performance and strategic and business accomplishments; demonstrated leadership ability; the engagement and talent development of their employees; adherence to ethical, legal, and regulatory standards of conduct; risk management skills; improvements in technology and service delivery; and the safety and soundness of the business or staff function's operating environment. None of these factors was assigned a specific target or weight in determining individual awards. Rather, the committee uses a holistic approach in considering these performance factors.

The committee evaluates the performance of our chief executive officer based largely on the assessment of the Company's performance as described in the section above captioned "Assess Performance Results."

Before the committee approves the chief executive officer's compensation, the committee discusses its recommendations with the other independent directors in an executive session of the committee meeting. Our chief executive officer is not present for these discussions. This process allows the chairman of the committee to explain the committee's basis for its recommendations to the independent directors who are not committee members. It also allows other directors to make comments and ask questions before the committee members conduct a final vote on the chief executive officer's compensation.

The aggregate amount of the annual cash and long-term incentive awards that the committee approves for the chief executive officer and the other executive officers cannot exceed the amount approved by the committee for the total incentive pool. The committee may exercise its discretion to award less than the amount available for any named executive officer or the named executive officers as a group. The committee also has the discretion to make no such awards.

Step 4: Determine the Compensation Mix

The committee generally believes that total compensation for its named executive officers should be targeted, on average, as illustrated in the following charts. We set base salary for our executive officers to be competitive in the market and to allow us to attract and retain executive talent. There were no base salary increases for our named executive officers in 2013. The majority of target total direct compensation for our named executive officers (nearly 90%, on average) is comprised of annual cash and long-term incentives. We provide an annual cash incentive award (AIA) opportunity to our executive officers to motivate and reward them for the accomplishment of key annual goals. We provide a long-term incentive opportunity — via restricted stock (RSAs), performance shares (PSUs), and stock options — to our executive officers to align their long-term interests with those of shareholders, and to help retain valuable executive talent. Total incentive compensation is generally split evenly between annual cash and long-term incentives at target. All incentive awards are funded from the total incentive pool and are based on performance.

The actual mix of compensation awarded to our named executive officers will vary from the above charts based on each executive officer's position and Company, business, and individual performance. For example, a year with very strong performance will tend to have a higher mix of incentive compensation.

A year with relatively lower performance will have a lower mix of incentive compensation. The performance share award value is established and delivered as a fixed percent of the target total incentive award. As a result, the relative portion of performance share units awarded in the long-term incentive mix may vary from year to year. The committee regularly reviews compensation mix trends and may change the targeted mix from year to year. The target total incentive mix for named executive officers has not changed since 2010.

The range of the actual mix of compensation for 2013 delivered to our CEO and other named executive officers is summarized below:

Base Salary	Annual Incentive Award	Long-Term Incentive Award
5 - 12% of total pay	49 - 53% of total pay	39 - 43% of total pay

Performance Share Awards

In February 2014, the named executive officers received payouts corresponding to the performance share and unit awards that were granted in February 2011 for the three-year performance period ended December 31, 2013. These awards were based on our performance relative to the established goals for earnings per share (EPS) and return on equity (ROE) shown below.

•
The first step in calculating the award payouts is to determine EPS and ROE results versus goal, and the corresponding payout leverage.

Payout Leverage	200%	150%	100%	50%	0%	Actual Result
EPS Goal CAGR	14.0%	11.0%	8.0%	0.0%	discretionary	19.8%

Payout Leverage	200%	150%	100%	50%	0%	Actual Result
Average ROE Goal	15.0%	14.0%	13.5%	12.0%	discretionary	17.3%
•
The second step in calculating the award payouts is to increase or decrease the payout leverage based on relative total shareholder return (TSR) performance. For each percentile Ameriprise is above or below median of the total shareholder return of the S&P Financials Index, the leverage is increased or decreased by 1 percentage point, with an impact of no more than 25 percentage points.

Ameriprise TSR	S&P Financial TSR	Ameriprise rank	Ameriprise rank	TSR Modifier
114%	45%	6 of 81	7th %ile	+43%

The final awards were paid at 200% of target — the maximum allowed under the plan. Because the awards were earned at maximum based on financial performance, the company's top quartile relative total shareholder return performance did not increase payouts, which is illustrated in the table below

Measure	Leverage Payout Earned	Weighting	Weighted Payout
EPS Goal CAGR	200%	x 0.50 =	100%
Average ROE Goal	200%	x 0.50 =	100%
		Initial Payout:	200%
		TSR Adjustment:	+43% (25% maximum)
		Adjusted Payout:	243%
		Final Payout:	200%(maximum)

The final award payments to the named executive officers are provided below. Further details regarding these awards will be reported in next year's proxy statement in the "Options Exercised and Stock Vested in 2014" table.

Name	Award at Target	Award at 200%
James M. Cracchiolo	33,901 shares	67,802 shares
Walter S. Berman	10,630 shares	21,260 shares
William F. Truscott	12,112 shares	24,224 shares
Donald E. Froude	7,240 shares	14,480 shares
Colin Moore	n/a	n/a

Summary of Total Direct Compensation for our Named Executive Officers

The table below is not required by the rules of the Securities and Exchange Commission.    We are providing it as supplemental information and you should review the Summary Compensation Table on page 70 and the following tables for more information about the compensation of our named executive officers. The purpose of this table is to provide a clear picture of the named executive officers' total direct compensation for the 2013, 2012, and 2011 performance periods. The supplemental chart below also differs from the Summary Compensation Table in that it omits the dollar amounts included in the Summary Compensation Table in the columns captioned "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" and "All Other Compensation." Those dollar amounts are unrelated to a named executive officer's performance and are therefore not included in total direct compensation.

The Securities and Exchange Commission's rule for when equity awards are reported in the Summary Compensation Table results in a one-year lag between the time the Compensation and Benefits Committee grants the awards and when they are reported in the Summary Compensation Table. For example, in January 2014 the committee approved equity awards for 2013 performance. As a result, the SEC's rule requires us to report those awards in the Summary Compensation Table that will be contained in our 2015 annual meeting proxy statement. The supplemental table below also differs from the Summary Compensation Table because we show the grant date fair value of equity awards based on the year of performance to which they relate.

We believe that the supplemental table below more clearly reflects our pay for performance philosophy and the compensation decisions made by the committee for the named executive officers for each performance year shown.

	Performance Year		Salary	Annual Cash Incentive Awards	Long-Term Incentive and Equity Awards(2)		Total Direct Compensation

James M. Cracchiolo, Chairman	2013		$950,000	$10,890,000	$8,835,000		$20,675,000
and Chief Executive Officer	2012		$950,000	$7,546,000	$6,683,600		$15,179,600
	2011		$950,000	$8,025,000	$6,942,000		$15,917,000

Walter S. Berman, Executive Vice	2013		$650,000	$3,532,000	$2,868,000		$7,050,000
President and Chief Financial Officer	2012		$650,000	$2,457,000	$2,176,200		$5,283,200
	2011		$650,000	$2,598,000	$2,252,000		$5,500,000

William F. Truscott, CEO,	2013		$650,000	$3,532,000	$2,868,000		$7,050,000
CEO, Global Asset Management	2012		$650,000	$2,562,000	$2,269,200		$5,481,200
	2011		$650,000	$2,732,000	$2,368,000		$5,750,000

Donald E. Froude, President,	2013		$550,000	$2,210,000	$1,790,000		$4,550,000
The Personal Advisors Group	2012		$550,000	$1,596,000	$1,413,600		$3,559,600
	2011		$550,000	$1,715,000	$1,485,000		$3,750,000

Colin Moore, Executive Vice	2013		$425,000	$3,340,000	$2,735,000		$6,500,000
President and Global Chief	2012	(1)	$425,000	$3,451,250	$1,723,750	(3)	$5,600,000
Investment Officer	2011	(1)	$425,000	$3,337,000	$1,663,000	(3)	$5,425,000

(1)
Mr. Moore was not a named executive officer for the 2012 and 2011 performance years. This history is provided in this supplemental table for comparative purposes only and is not required in the Summary Compensation Table on page 70.

(2)
This column shows the grant date fair value for stock options and restricted stock awards, and the target value as of the grant date for performance share units.

(3)
Mr. Moore received performance cash units instead of performance share units for 2012 and 2011 since he did not participate in the performance share plan in those years.

Benefits and Other Compensation.    In addition to total direct compensation, our executive officers are eligible to participate in the health, welfare benefit and retirement programs of the Company on the same basis as other employees. We discuss the pension benefits available to our named executive officers on page 78.

Deferred Compensation Plan.    Executive officers and other eligible employees can elect to participate in a voluntary deferred compensation plan. Investment options under the plan include Ameriprise Financial share units and several of our mutual funds. Participants can defer up to 20% of their annual cash incentive awards earned for the prior year's performance and receive a Company stock match under the plan. The match is equal to 25% of the amount deferred. This match helps to encourage further investment in Ameriprise Financial by executives. The match is subject to a three-year cliff vesting requirement. Plan participants may elect to defer more than 20% of annual cash incentive awards into this plan, but any amount over 20% is not eligible for the match.

Perquisites.    The committee regularly reviews the type and amount of perquisites provided to our executive officers. We provide detailed information about this element of our executive compensation program for our named executive officers in footnote 4 to the Summary Compensation Table, on page 70. Perquisites constitute an immaterial element of our executive compensation program.

Additional Information About Our Executive Compensation Program

As discussed above, the committee determined the 2013 incentive compensation for each named executive officer based on the established target total incentive pool, the incentive plan framework and weighted metrics, and 2013 performance. The committee also relied on guidance from Cook, its independent compensation consultant, in determining the funding level of the total incentive pool and the mix of cash and long-term incentives provided from the pool to each named executive officer. Cook provides the committee with updates on competitive market trends throughout the year.

Market Compensation Data

During 2013, Cook provided competitive market data to the committee, including a target total incentive pool with competitive range information above and below the market median.

The market median and market competitive ranges provided by Cook are based on several data sources, including proxy disclosures and published survey data. The proxy data is based on the competitive peer group shown below. The published survey data represents companies in the broader financial services industry and is provided by third-party data providers such as McLagan, Mercer, and LOMA. These data sources are evaluated by the committee on an annual basis taking into account the advice of its compensation consultant to confirm they are appropriate given our size, type and mix of business, and the industries we compete in for executive talent. Collectively, this data provides an important reference point and market check for the committee in determining how to position pay, and is an important input to the consultant's determination of market median and ranges above and below market median.

Ameriprise Financial is the only U.S. company to hold a top ten market position in each of our core businesses, including: Asset Management; Advice & Wealth Management; and Protection and Annuities. As a result, there is no single company that is comparable to us in every respect. Therefore, the committee — with the assistance of Cook — regularly reviews the mix of public firms listed below solely to act as a market check for our executive pay and Company performance. The peer group used for 2013 is shown below. This peer group has not changed since 2010.

Asset Management	Advice & Wealth Management	Protection and Annuities

Affiliated Managers Group	Bank of New York Mellon	Genworth Financial
AllianceBernstein	Northern Trust	Hartford Financial
BlackRock	PNC Financial	Lincoln National
Invesco	Schwab (Charles)	MetLife
Legg Mason	State Street	Principal Financial
Prudential Financial
Unum Group

The peer group is one of a number of analytical tools and reference points used by the committee. The committee also reviews and considers historical compensation levels for the executive officer and guidance provided by the committee's compensation consultant. Depending upon the Company's financial results and strategic and business accomplishments and the officer's individual performance, a named executive officer's total direct compensation may be below, within, or above the median of the market range for the officer's position.

Risk and Incentive Compensation

The Compensation and Benefits Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. As in prior years, management, including representatives from each of our material businesses, as well as our human resources, finance, internal audit and legal departments, conduct an annual internal review of our executive and non-executive incentive compensation programs, policies and practices. The results of this assessment are shared with the Compensation and Benefits Committee each year.

In 2013, a similar assessment was undertaken to review significant revisions to existing compensation arrangements and any new compensation arrangements. The team reviewed and discussed: the various design features and characteristics of new or revised Company-wide compensation policies and programs, as well as those at the business unit level; performance metrics at the Company and business unit levels; and approval mechanisms of all incentive programs for all employees. The team's objective was to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company. Based on this assessment and after discussion with management and the committee's independent compensation consultant, the committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Committee reached this conclusion after considering a number of features of our incentive compensation structure that are designed to mitigate risk, including but not limited to:

•
We use different types of compensation vehicles that provide a balance of long- and short-term incentives and of fixed and variable features, with an emphasis on long-term performance (except for certain sales and sales management positions, whose competitive pay framework is more heavily short-term and where business controls are present to moderate risk);

•
We set performance goals that we believe are appropriate in light of past performance and market conditions;

•
Our budgeting and internal controls and procedures are sufficient to prevent the manipulation of performance results to enhance payments under incentive compensation arrangements;

•
We have stock ownership, retention guidelines and holding periods for all of our senior leaders that call for significant stock ownership and align the interests of our senior leaders with the long-term interests of our shareholders;

•
Our executive compensation recovery policy allows the Board of Directors to recoup from any executive officer certain cash or equity incentive compensation in the event of a material restatement of our financial results due to intentional misconduct; and

•
Our chief executive officer retains the discretion to adjust plans (other than those for our named executive officers) throughout the year in response to changing business conditions or unexpected events.

Also in 2013, at the request of the committee, its independent compensation consultant conducted a risk review and assessment of the Company's executive compensation program in which the named executive officers participate. This is similar to the review described in our prior proxy statements. In completing this review, the consultant considered such factors as: mix of total compensation; weighted performance metrics; equity incentive grant types and design; stock ownership guidelines; clawback policies; and performance assessment processes, among others. The committee determined, taking into account the consultant's review, the discussions with management, and the report provided by management, that our executive compensation program includes numerous risk mitigating factors and does not contain features that induce imprudent risk taking.

Special Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code: tax deductibility of certain compensation over $1 million.    Section 162(m) of the Internal Revenue Code can potentially disallow a federal income tax deduction to the Company for compensation over $1 million paid to the chief executive officer and the three most highly compensated named executive officers other than our chief financial officer. These officers, called covered employees, must have been serving as of the last day of Ameriprise Financial's fiscal year to be subject to this limitation in deductibility. One exception to Section 162(m)'s disallowance of a federal income tax deduction for compensation over $1 million applies to "performance-based compensation" paid pursuant to shareholder-approved plans.

For the cash incentive and restricted stock awards made to named executive officers, we use a separate pool. This pool operates in conjunction with the incentive pool created to pay the total incentive awards of our executive officers, including our named executive officers. The separate pool is used as part of our approach to provide performance-based compensation for Section 162(m) purposes. This pool does not increase the amount of compensation that a named executive officer receives.

The committee established the 162(m) incentive pool for 2013 in the first quarter of 2013 and set a maximum percentage of the pool that each named executive officer, other than our chief financial officer, could receive. Our chief financial officer is not a covered employee for purposes of Section 162(m).

Among the compensation elements that we have discussed so far, the following can generally qualify as performance-based compensation for Section 162(m) purposes, in addition to the cash incentive award: stock options, restricted stock issued from the 162(m) incentive pool, and performance share units. Base salaries and any other compensation that is not considered performance-based will not be deductible to the extent the total of such compensation for a covered employee in any year exceeds $1 million.

Although much of the compensation opportunity in our executive compensation program is performance-based and generally deductible for federal income tax purposes, the committee retains the flexibility to award compensation to our named executive officers and other executive officers that is not deductible for federal income tax purposes. We do not represent that the compensation paid to our named executive officers will be deductible for federal income tax purposes to the maximum extent possible.

Financial Accounting Standards Board Accounting Standards Codification Topic 718

Compensation — Stock Compensation ("ASC 718").    Accounting rules govern how to value stock and option awards as of the date of grant, and when those awards are to be recognized as compensation expense. Under this accounting standard, we calculate the full grant date value of awards using a variety of assumptions. This calculation is performed for accounting purposes, as an executive officer may never realize any value from the award. This may happen when the value of a share of stock on which the executive holds an option falls below the exercise price of the option and remains below the exercise price, rendering the option worthless to the executive. In the case of such options, we recognize accounting expense even though the executive officer may never realize any value from the options.

This accounting standard also dictates that companies recognize the compensation cost of a stock or option award proportionately over the period that an employee is required to render service in exchange for a share-based payment.

Stock Option, Restricted Stock, and Performance Share Unit Grant Practices and Procedures

Grant practices and procedures.    The committee has adopted a Long-Term Incentive Awards Policy that details the policies and procedures we use to grant stock options, restricted stock and performance share units. The policy covers, among other topics: who has the authority to make grants; when grants may be made and when they become effective; required documentation; and our policy for making grants when the committee or our chief executive officer is aware of material nonpublic information about us or our securities.

We have posted a copy of our Long-Term Incentive Awards Policy on our website on the Corporate Governance page at ir.ameriprise.com.    That site also includes an expected schedule of equity award grant dates for 2014 and will be updated for future years' grant date schedules. If you would like a copy of the policy and the expected schedule of 2014 grant dates, please write to our corporate secretary at the address given on page one of this proxy statement under "General Information." The corporate secretary will send you a copy at no expense to you.

The committee adopted the policy in order to document in one place the practices and procedures to be followed in making grants of stock options, restricted stock and performance share units. The committee also wanted to provide the greatest possible transparency and candor to our shareholders concerning our grant practices, particularly with respect to the timing of those grants and our policy for making grants when the committee or our chief executive officer may be aware of material nonpublic information about us or our securities.

Stock Ownership and Retention Guidelines

The committee has established stock ownership and retention guidelines for our senior leaders to more closely align their interests with the long-term interests of our shareholders. We believe this commitment to stock ownership will continue to play a significant role in driving our success and creating long-term value for our shareholders. Under the guidelines, executive officers are required to beneficially own shares of our common stock equal in market value to a specified multiple of their salary. Once ownership guidelines are satisfied, the number of shares associated with the guideline is locked in and considered satisfied regardless of movement in our stock price. The shares that count towards this ownership guideline include: shares owned directly; shares or phantom stock units held in qualified or nonqualified plans; and unvested restricted stock awards. The shares underlying outstanding stock options and unearned performance shares are not counted as shares owned for the purposes of this ownership guideline.

To ensure achievement of the ownership goals, executive officers who have not yet attained the required level of ownership must retain 75% of any restricted stock upon vesting or any stock acquired upon exercise of stock options (net of shares withheld for taxes or exercise costs) until the ownership guideline is attained. Once ownership guidelines are satisfied, the executive officer must retain 50% of any stock acquired, whether by the vesting of restricted stock or upon exercise of stock options, for a one-year holding period.

The stock ownership guideline for our chief executive officer is five times his salary, and he has met this goal. For each of the other named executive officers, the stock ownership guideline is three times his salary. As of December 31, 2013, each of the other named executive officers met the stock ownership goals under the policy.

Post-Employment Compensation and Benefits

We do not enter into individual employment, severance or change in control agreements with our named executive officers. Instead, the rights of our named executive officers to post-employment compensation and benefits are covered by our compensation and benefit plans. Under this "plan approach," the post-employment compensation and benefits of our named executive officers are established uniformly and separately from the other compensation elements.

Our use of a plan approach provides many benefits when compared to entering into individual employment agreements with each named executive officer. In most instances, this method ensures consistent terms and provisions and allows us the flexibility to amend or change our practices in response to market trends and best practices. As part of the committee's ongoing review of the Company's programs, the committee's independent consultant reviews our post-employment provisions on an annual basis.

The committee utilizes the flexibility afforded by our plan approach to align our executive compensation programs with recent market trends, emerging executive compensation and corporate governance best practices and to be responsive to the opinions and concerns of our shareholders. As discussed in the Compensation Discussion and Analysis in our 2013 proxy statement, we have made a number of reductions to our post-employment benefits over the past several years, including: reducing the severance multiple, eliminating the gross up for excise tax calculations, and adding a "double trigger" for accelerated equity vesting under a change in control.

Under our Senior Executive Severance Plan, severance benefits may become payable only in the event of certain involuntary terminations or if an executive is involuntarily or constructively terminated within two years following a change in control. We offer severance benefits upon certain limited involuntary terminations outside the executive officer's control because we believe that the severance benefits provide income continuity, which results in greater management stability and minimized turnover.

Additionally, we have provisions designed to ensure that executives' interests remain aligned with the interests of shareholders should a change in control occur. We believe that this "double trigger" requirement for certain terminations following a change in control maximizes shareholder value because it ensures our named executive officers do not receive an unintended windfall by receiving a severance payment while maintaining their positions following a change in control. We believe this approach is a reasonable means to protect our named executive officers in the event of a change in control and align their interests with those of our shareholders because providing change in control benefits should eliminate, or reduce, any reluctance on the part of our named executive officers to pursue potential change in control opportunities that may be in the best interests of our shareholders.

Additional information regarding each element of our post-employment provisions as well as detailed information on these benefits and the value of potential payments that our named executive officers would receive in various scenarios is provided in the section "Potential Payments Upon Termination or Change of Control for Named Executive Officers," beginning on page 80.

The Committee's Consideration of the 2013 Nonbinding Advisory Vote to Approve the Compensation of our Named Executive Officers

In 2013 approximately 88% of the shares voted approved the compensation of our named executive officers for the 2012 performance year. At the time of the 2013 vote, the committee had already approved the design and goals of our executive compensation program for the 2013 performance year. The committee has reviewed and discussed: these voting results; the absence of comments received from shareholders; and the voting results on this proposal at members of our peer group. After its review and discussion, the committee concluded that the 2013 vote affirmed shareholder support of our executive compensation program and the committee's decision-making process and therefore did not change the design of the program or the committee's decision-making process with respect to 2014 as a result of the 2013 vote.

As detailed on page 64 and in the footnotes to the Summary Compensation Table below, the "Total" compensation numbers in the Summary Compensation Table do not represent the total direct compensation earned by the named executive officers for 2013 performance. The reasons are explained in the footnotes and in the Compensation Discussion and Analysis. We urge you to consider these points carefully when reviewing the Summary Compensation Table.

Summary Compensation Table

The following table contains compensation information for our chief executive officer, chief financial officer, and the three other executive officers who were the most highly compensated for the year ended December 31, 2013.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

James M. Cracchiolo	2013	$950,000	$0	$1,509,200	$3,018,400	$10,890,000	$334,576	$894,093	$19,752,269
Chairman and Chief				$2,156,000
Executive Officer	2012	$950,000	$0	$1,602,000	$3,204,000	$7,546,000	$1,709,710	$680,721	$17,828,431
				$2,136,000
	2011	$950,000	$0	$1,886,000	$3,771,000	$8,025,000	$1,566,448	$661,137	$18,849,585
				$1,990,000

Walter S. Berman	2013	$650,000	$0	$491,400	$982,800	$3,532,000	$404,597	$245,994	$7,008,791
Executive Vice President				$702,000
and Chief Financial	2012	$650,000	$0	$520,000	$1,039,000	$2,457,000	$473,185	$209,029	$6,041,214
Officer				$693,000
	2011	$650,000	$0	$591,000	$1,182,000	$2,598,000	$471,212	$212,955	$6,329,167
				$624,000

William F. Truscott	2013	$650,000	$0	$512,400	$1,024,800	$3,532,000	$3,801	$195,639	$6,650,640
CEO, Global Asset				$732,000
Management	2012	$650,000	$0	$546,000	$1,093,000	$2,562,000	$439,411	$151,148	$6,170,559
				$729,000
	2011	$650,000	$0	$674,000	$1,347,000	$2,732,000	$394,399	$167,362	$6,675,761
				$711,000

Donald E. Froude	2013	$550,000	$0	$319,200	$638,400	$2,210,000	$86,204	$170,575	$4,430,379
President, The Personal				$456,000
Advisors Group	2012	$550,000	$0	$342,000	$686,000	$1,596,000	$146,381	$139,303	$3,916,684
				$457,000
	2011	$550,000	$0	$403,000	$806,000	$1,715,000	$137,433	$132,595	$4,169,028
				$425,000

Colin Moore(5)	2013	$425,000	$0	$517,125	$689,500	$3,857,125	$154,801	$297	$5,643,848
Executive Vice President and Global Chief Investment Officer

(1)
The numbers in these columns are not the grant date fair value of restricted stock awards and stock options awarded to the named executive officer for 2013 performance. These amounts represent the grant date fair value of restricted stock awards, performance shares/units, and stock options for 2012 performance, but granted on February 4, 2013. For 2013, there are two amounts listed in the stock awards column. The top number is the restricted stock award earned for 2012. The bottom number is the performance share award/unit granted at target for 2012. The actual number of performance shares/units that will be earned at the vesting date is dependent upon future company performance and can range from 0 to 200% of target.

  The Company calculates the grant date fair value of restricted stock awards, performance shares/units and stock options in accordance with the applicable accounting rules. The grant date fair value represents the total compensation expense that the Company will recognize for restricted stock awards and stock options whereas the total compensation expense for performance shares will ultimately be the market value as of the vesting date.

  For the grant date fair value of restricted stock awards, we use the closing share price on the grant date which does take into account future dividends to be paid on restricted shares. Those dividends will be the same as those paid to other shareholders.

  For the grant date fair value of performance share awards, we use the closing share price on the grant date which does take into account future dividend equivalents to be paid on performance shares once fully vested and earned. Those dividend equivalents will be the same as those paid to other shareholders over the three-year performance period.

  In order to calculate the grant date fair value of stock options, we use the Black-Scholes option pricing model. For the stock options that became effective on February 4, 2013, we used the following assumptions for purposes of the Black-Scholes option pricing model: (i) an expected life of 5 years for each option; (ii) a dividend yield of 3.00%; (iii) an expected stock price volatility of 41.25%; and (iv) a risk-free rate of return of 0.882%.

(2)
This column represents the non-equity incentive plan compensation earned by the named executive officers. For 2013, this number is the cash incentive award that was earned for 2013 performance. For 2012, this number is the cash incentive award that was earned for 2012 performance. For 2011, this number is the cash incentive award that was earned for 2011 performance. For Mr. Moore, this column also reflects the performance cash unit that he was awarded on February 4, 2013. The target value of his performance cash award was $517,125. (Note: in 2013, Mr. Moore received a performance cash award rather than a performance share award since he was not a participant in the performance share unit award plan at time of award.)

(3)
These amounts represent the changes in pension value for calendar year 2013 under the Company's retirement plans as described in the Pension Benefits Table of this proxy statement, effective December 31 of each fiscal year.

(4)
The 2013 amounts disclosed for All Other Compensation primarily consist of: (i) employer contributions under the 401(k) plan; (ii) the annual executive perquisites allowance, which is $35,000 for Mr. Cracchiolo and $25,000 for each other named executive officer, except Mr. Truscott and Mr. Moore who do not receive this allowance. Mr. Truscott receives a reimbursement of up to $1,500 on financial planning fees paid to an Ameriprise financial advisor; (iii) a Company matching contribution on voluntary deferrals under the deferred compensation plan of the 2013 cash incentive award that are credited in the form of deferred share units; (iv) incremental cost of using a Company leased apartment instead of hotel for business travel to Minneapolis; (v) the incremental cost associated with certain personal use of the aircraft and Company-provided vehicle and driver, as required by the Company's security program (defined below); (vi) club membership fees which are used primarily for business purposes; (vii) reimbursement of certain income tax liabilities related to a specific business trip (although business travel ordinarily does not result in imputed income for an employee, the Company imputed income to these named executive officers in this instance in order to optimize its tax treatment for the business travel and the amount of the associated tax reimbursement for each officer is shown following his name: Messrs. Cracchiolo ($3,711), Berman ($7,235), and Froude ($6,833)); (viii) Company reimbursement of spousal travel for certain Company events; and (ix) gifts provided in conjunction with Company events. As a part of the CEO security program approved by the Compensation and Benefits Committee, the Company provided Mr. Cracchiolo with the following: security system monitoring for his personal residences; use of a car and driver for business and commuting purposes; use of our corporate aircraft by Mr. Cracchiolo and others for business and personal travel.

For purposes of calculating the 2013 incremental cost for use of the car and driver, a per mile rate was determined using vehicle maintenance, fuel, and toll expenses and applying the calculated rate to all miles associated with commuting or personal use. The Company used the following methodology for determining the incremental cost for personal usage of the corporate aircraft: (a) when used solely for personal travel, an hourly flight rate (that considers fuel, maintenance and miscellaneous flight costs) plus any direct expense associated with in-flight catering is applied; and (b) when others accompany executives during regular business travel, the incremental cost reflects those direct expenses associated with in-flight catering only. For purposes of calculating the incremental cost of the personal use of corporate aircraft during 2013, the following per flight hourly costs were used, rounded to the nearest dollar: $5,463 or $5,139, depending upon the aircraft used.

The following table shows the breakout of the major categories of All Other Compensation for the year ended December 31, 2013.

Name	Company Contributions to the 401(k)	Matching Contributions to Deferred Compensation Plan	Annual Cash Perquisites Allowance or Reimbursement of Financial Planning Fees	Personal Use of Corporate Aircraft

James M. Cracchiolo	$12,750	$544,500	$35,000	$206,935
Walter S. Berman	$12,750	$176,600	$25,000	$7,985
William F. Truscott	$12,750	$176,600	$1,500	$0
Donald E. Froude	$12,750	$110,500	$25,000	$14,877
Colin Moore	$0	$0	$0	$0

(5)
Because Mr. Moore is being included as a named executive officer for the first time, we are only required under the proxy disclosure rules to include his compensation for 2013.

 Grants of Plan-Based Awards in 2013

The table below shows the long-term incentive and equity awards made to our named executive officers in 2013. These awards were based on 2012 performance and funded from the 2012 total incentive pool. Stock options will not have value unless there is an increase in share price above the option exercise price. Performance share and cash awards will not have value unless minimum performance results are achieved.

		Estimated Future Payouts Under Equity Incentive Plan Awards and Performance Awards(1)				All Other Option Awards (# of securities Underlying Options) (#)(3)
					All Other Stock Awards (# of shares of Stock or Units) (#)(2)
							Exercise or Base Price of Option Awards ($/share)(4)
								Grant Date Fair Value of Awards ($)(5)
	Grant Date	Threshold	Target (#)	Maximum (#)

James M. Cracchiolo	2/4/2013	NA	33,011	66,022				$2,156,000
					23,108			$1,509,200
						166,967	$65.31	$3,018,400
Walter S. Berman	2/4/2013	NA	10,748	21,496				$702,000
					7,524			$491,400
						54,364	$65.31	$982,800
William F. Truscott	2/4/2013	NA	11,208	22,416				$732,000
					7,845			$512,400
						56,688	$65.31	$1,024,800
Donald E. Froude	2/4/2013	NA	6,982	13,964				$456,000
					4,887			$319,200
						35,314	$65.31	$638,400
Colin Moore	2/4/2013	NA	$517,125	$1,034,250				$517,125
					7,919			$517,125
						38,141	$65.31	$689,500

(1)
This represents the number of performance shares awarded. These awards are scheduled to vest at the end of a three-year performance period and the number of performance shares/units that will be earned will be based on earnings per share growth, average return on equity, and total shareholder return performance as described in our 2012 proxy statement. The range in payout of performance shares/units is from 0 to 200% of target. For Mr. Moore, this represents the performance cash unit that he was awarded. (Note: in 2013, Mr. Moore received a long-term cash award rather than a performance share award since he was not a participant in the performance share award plan at time of award.)

(2)
This represents the number of restricted shares awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(3)
This represents the number of stock options awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(4)
The exercise price is equal to the closing market price of Ameriprise Financial stock on the grant date.

(5)
These amounts are the grant date fair value of the stock options, restricted stock awards and performance awards as represented by the total ASC 718 compensation expense that will be recognized for these awards. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. The assumptions used in the Black-Scholes model for grants made on February 4, 2013 were: (i) an expected life of 5 years for each option; (ii) a dividend yield of 3.0%; (iii) an expected stock price volatility of 41.25%; and (iv) a risk-free rate of return of 0.882%.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table contains information regarding outstanding equity awards held by the named executive officers as of December 31, 2013.

	Option Awards(3)
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)			Stock Awards(4)
	Option Grant Date(1)	Number of Securities Underlying Unexercised Options Shares Exercisable (#)		Number of Securities Underlying Unexercised Option Shares Unexercisable (#)		Option Exercise Price ($/Share)	Option Expiration Date	Restricted Stock Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Unearned Performance Share Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

James M. Cracchiolo	01/30/2007	457,999	(2)			$58.7300	01/30/2017	02/07/2011	10,711		$1,232,301
	01/29/2008	656,535	(2)			$52.8600	01/29/2018	02/07/2011		33,901	$3,900,310
	02/08/2010	187,994	(2)			$37.2300	02/09/2020	02/06/2012	19,658		$2,261,653
	02/07/2011	117,562		58,781		$58.7000	02/08/2021	02/06/2012		39,315	$4,523,191
	02/06/2012	58,943		117,887		$54.3300	02/07/2022	02/04/2013	23,108		$2,658,575
	02/04/2013			166,967		$65.3100	02/05/2023	02/04/2013		33,011	$3,797,916
Walter S. Berman	01/30/2007	70,124	(2)			$58.7300	01/30/2017	02/07/2011	3,356		$386,108
	01/29/2008	123,214	(2)			$52.8600	01/29/2018	02/07/2011		10,630	$1,222,982
	02/08/2010	54,419	(2)			$37.2300	02/09/2020	02/06/2012	6,381		$734,134
	02/07/2011	36,848		18,425		$58.7000	02/08/2021	02/06/2012		12,755	$1,467,463
	02/06/2012	19,114		38,228		$54.3300	02/07/2022	02/04/2013	7,524		$865,636
	02/04/2013			54,364		$65.3100	02/05/2023	02/04/2013		10,748	$1,236,557
William F. Truscott	01/30/2007	70,124	(2)			$58.7300	01/30/2017	02/07/2011	3,828		$440,411
	01/29/2008	155,357	(2)			$52.8600	01/29/2018	02/07/2011		12,112	$1,393,486
	02/08/2010	64,313	(2)			$37.2300	02/09/2020	02/06/2012	6,700		$770,835
	02/07/2011	41,992		20,997		$58.7000	02/08/2021	02/06/2012		13,418	$1,543,741
	02/06/2012	20,107		40,216		$54.3300	02/07/2022	02/04/2013	7,845		$902,567
	02/04/2013			56,688		$65.3100	02/05/2023	02/04/2013		11,208	$1,289,480
Donald E. Froude	10/01/2008	72,941	(2)			$38.8300	10/02/2018	02/07/2011	2,289		$263,349
	02/08/2010	26,385	(2)			$37.2300	02/09/2020	02/07/2011		7,240	$832,962
	02/07/2011	25,126		12,565		$58.7000	02/08/2021	02/06/2012	4,196		$482,750
	02/06/2012	12,620		25,240		$54.3300	02/07/2022	02/06/2012		8,411	$967,686
	02/04/2013			35,314		$65.3100	02/05/2023	02/04/2013	4,887		$562,249
								02/04/2013		6,982	$803,279
Colin Moore	05/03/2010			13,195		$47.5000	05/04/2020	05/03/2010	2,634		$303,042
	02/07/2011			10,369		$58.7000	02/08/2021	02/07/2011	2,834		$326,052
	02/06/2012	12,237		24,476		$54.3300	02/07/2022	02/06/2012	6,122		$704,336
	02/04/2013			38,141		$65.3100	02/05/2023	02/04/2013	7,919		$911,081

(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options, restricted stock, and performance share units.

(2)
These stock options are fully vested. The vesting schedule for these stock options was disclosed in the tables from prior proxy statements.

(3)
Stock options vest according to the following:

Option Grant Date	Vesting Schedule	Remaining Vesting Dates

5/03/2010	25.00% vests each year for four years beginning one year from date of grant	05/03/2014
2/07/2011	33.33% vests each year for three years beginning one year from date of grant	02/07/2014
2/06/2012	33.33% vests each year for three years beginning one year from date of grant	02/06/2014, and 02/06/2015
2/04/2013	33.33% vests each year for three years beginning one year from date of grant	02/04/2014, 02/04/2015, and 02/04/2016

(4)
Restricted stock vests according to the following:

Restricted Stock Grant Date	Vesting Schedule	Remaining Vesting Dates

5/03/2010	25.00% vests each year for four years beginning one year from date of grant	05/03/2014
2/07/2011	33.33% vests each year for three years beginning one year from date of grant	02/07/2014
2/06/2012	33.33% vests each year for three years beginning one year from date of grant	02/06/2014, and 02/06/2015
2/04/2013	33.33% vests each year for three years beginning one year from date of grant	02/04/2014, 02/04/2015, and 02/04/2016

(5)
Performance share units granted in 2013 will vest on December 31, 2015, and are subject to the achievement of the established performance measures. Payout may range from 0% to 200% of target.

(6)
The market value of restricted stock and performance share units is based on a market closing price on the NYSE of $115.05 on December 31, 2013.

Option Exercises and Stock Vested in 2013

The following table contains all stock option exercises and vesting events of restricted stock awards for all named executive officers during fiscal year 2013.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of RSAs Acquired on Vesting (#)		Value Realized on Vesting ($)(5)

James M. Cracchiolo	100,000	$3,126,500	9,828	(1)	$654,643	(i)
	100,000	$3,144,500	10,709	(2)	$708,186	(ii)
	200,000	$6,315,000	25,517	(3)	$1,696,625	(iii)
	128,531	$6,130,929
	100,000	$4,769,000
	100,000	$4,901,000
	100,000	$5,354,000
	100,000	$3,303,500
	65,267	$2,199,172
	100,000	$3,434,500
	100,000	$3,714,500
	100,000	$3,788,500
	100,000	$3,994,500
	45,886	$3,201,007
	54,114	$3,774,993
	100,000	$6,987,000
	100,000	$8,250,000

Walter S. Berman	126,055	$4,441,548	3,190	(1)	$212,486	(i)
	100,000	$5,530,000	3,356	(2)	$221,932	(ii)
	32,563	$2,248,801	7,387	(3)	$491,162	(iii)
	71,091	$3,323,149

William F. Truscott	200,000	$8,836,904	3,349	(1)	$223,077	(i)
	88,863	$2,931,146	3,827	(2)	$253,080	(ii)
	127,773	$8,641,288	8,730	(3)	$580,458	(iii)

Donald E. Froude	40,000	$1,957,200	2,098	(1)	$139,748	(i)
	20,000	$1,359,400	2,288	(2)	$151,305	(iii)
	19,979	$1,403,525	8,058	(3)	$535,776	(iii)

Colin Moore	26,388	$703,768	3,061	(1)	$203,893	(i)
	20,738	$320,817	2,833	(2)	$187,346	(ii)
	13,194	$451,103	2,631	(4)	$199,430	(iv)

(1)
On 2/6/2013, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 9,828 shares vested, 5,096 of these shares were withheld to cover taxes, and a net of 4,732 shares were delivered.

For Mr. Berman: a total of 3,190 shares vested, 1,646 of these shares were withheld to cover taxes, and a net of 1,544 shares were delivered.

For Mr. Truscott: a total of 3,349 shares vested, 1,595 of these shares were withheld to cover taxes, and a net of 1,754 shares were delivered.

For Mr. Froude: a total of 2,098 shares vested, 1,052 of these shares were withheld to cover taxes, and a net of 1,046 shares were delivered.

For Mr. Moore: a total of 3,061 shares vested, 1,470 of these shares were withheld to cover taxes, and a net of 1,591 shares were delivered.

(2)
On 2/7/2013, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 10,709 shares vested, 5,553 of these shares were withheld to cover taxes, and a net of 5,156 shares were delivered.

For Mr. Berman: a total of 3,356 shares vested, 1,683 of these shares were withheld to cover taxes, and a net of 1,673 shares were delivered.

For Mr. Truscott: a total of 3,827 shares vested, 1,823 of these shares were withheld to cover taxes, and a net of 2,004 shares were delivered.

For Mr. Froude: a total of 2,288 shares vested, 1,148 of these shares were withheld to cover taxes, and a net of 1,140 shares were delivered.

  For Mr. Moore: a total of 2,833 shares vested, 1,361 of these shares were withheld to cover taxes, and a net of 1,472 shares were delivered.

(3)
On 2/8/2013, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 25,517 shares vested, 13,231 of these shares were withheld to cover taxes, and a net of 12,286 shares were delivered.

For Mr. Berman: a total of 7,387 shares vested, 3,636 of these shares were withheld to cover taxes, and a net of 3,751 shares were delivered.

For Mr. Truscott: a total of 8,730 shares vested, 4,158 of these shares were withheld to cover taxes, and a net of 4,572 shares were delivered.

For Mr. Froude: a total of 8,058 shares vested, 4,041 of these shares were withheld to cover taxes, and a net of 4,017 shares were delivered.

(4)
On 5/3/2013, the following restricted stock awards vested:

For Mr. Moore: a total of 2,631 shares vested, 1,264 of these shares were withheld to cover taxes, and a net of 1,367 shares were delivered.

(5)
The value realized on vesting for restricted stock awards was based on the market closing price of an Ameriprise share on the date of vesting.

(i)
For 2/6/2013, the market closing price was $66.61 per share.

(ii)
For 2/7/2013, the market closing price was $66.13 per share.

(iii)
For 2/8/2013, the market closing price was $66.49 per share.

(iv)
For 5/3/2013, the market closing price was $75.80 per share.

 Non-Qualified Deferred Compensation for 2013

This table provides information about the Ameriprise Financial Deferred Compensation Plan. A named executive officer may only participate in the plan if he or she elects to defer receipt of compensation that would otherwise be payable in cash. All named executive officers except for Mr. Moore elected to participate in the plan for the 2013 performance year. The amounts shown in the column "Executive Contributions" come from a deferral of the named executive officer's cash incentive award. If the named executive officer had not chosen to defer these amounts, we would have paid these amounts in cash. The amounts shown in this column are part of the dollar amount shown in the Summary Compensation Table on page 70, in the column "Non-Equity Incentive Plan Compensation" for 2013. The amount shown in the column "Executive Contributions" is not an additional award to the named executive officer.

	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year(4)	Aggregate Balance as of December 31, 2013(5)

James M. Cracchiolo	$2,178,000	$544,500	$7,331,259	$0	$24,468,218
Walter S. Berman	$706,400	$176,600	$2,133,297	$0	$7,452,941
William F. Truscott	$706,400	$176,600	$312,675	$0	$2,386,591
Donald E. Froude	$486,200	$110,500	$1,469,531	$(911,681)	$2,632,448
Colin Moore	$0	$0	$0	$0	$0

(1)
These amounts are included in the Summary Compensation Table on page 70 in the column captioned "Non-Equity Incentive Compensation Plan Compensation" for 2013. These deferrals will not be credited to deferral accounts until after December 31, 2013 and therefore are not included in the column "Aggregate Balance as of December 31, 2013".

(2)
These amounts are included in the Summary Compensation Table on page 70 in the column labeled "All Other Compensation." Executives received a 25% Company matching contribution on deferrals of 2013 cash incentive awards (deferrals eligible for matching contributions are limited to 20% of such awards). The Company matching contributions are notionally credited to the Ameriprise Common Stock Fund, which tracks the performance of Ameriprise Financial common stock and are subject to a three-year cliff vesting period. The Company matching contributions will not be credited to deferral accounts until after December 31, 2013, and therefore are not included in the column "Aggregate Balance as of December 31, 2013."

(3)
These amounts represent the change in market value on amounts previously deferred under the Deferred Compensation Plan, based on the actual market-rate returns and dividend equivalents credited to deferral accounts for the period January through December 2013. Participants are able to allocate their deferrals among a number of investment options that track the performance of select Columbia mutual funds, Ameriprise Financial common stock and the Moody's Corporate Bond Yield Index. Future values are not guaranteed and will fluctuate based on changes in the market value of selected investment options.

(4)
These amounts represent distributions received in 2013 from compensation previously deferred by participants and related vested company matching contributions. Under the Deferred Compensation Plan, participants make an irrevocable election to have deferrals distributed in a lump sum or installments at a future date.

(5)
These numbers include amounts previously reported as compensation in Summary Compensation Tables for previous years for Messrs. Cracchiolo ($12,476,508); Berman ($4,700,763); Truscott ($3,136,048); and Froude ($1,706,750). The amounts shown in the table above for Messrs. Cracchiolo, Berman, and Truscott include amounts that they deferred prior to our spin-off from American Express Company as a public company on September 30, 2005. As a result, those amounts have not been previously reported as compensation in a Summary Compensation Table included in one of our annual meeting proxy statements. Each aggregate balance reflects the deduction of an $80 annual administrative fee.

 Pension Benefits in 2013

The following table presents information about the participation of our named executive officers in our retirement programs. Assumptions used for purposes of valuation are included in the footnotes.

	Plan	Number of Years Credited Service	Present Value of Accumulated Benefits(1)	Payments Made During Fiscal 2013

James M. Cracchiolo	Retirement Plan	31	$553,154	$0
	Supplemental Retirement Plan	31	$7,108,378	$0
	Total	31	$7,661,532	$0

Walter S. Berman	Retirement Plan	45	$390,480	$0
	Supplemental Retirement Plan	45	$2,361,904	$0
	Total	45	$2,752,384	$0

William F. Truscott	Retirement Plan	12	$166,231	$0
	Supplemental Retirement Plan	12	$1,829,419	$0
	Total	12	$1,995,650	$0

Donald E. Froude	Retirement Plan	5	$57,446	$0
	Supplemental Retirement Plan	5	$411,007	$0
	Total	5	$468,453	$0

Colin Moore	Retirement Plan	11	$43,718	$0
	Supplemental Retirement Plan	11	$479,101	$0
	Total	11	$522,819	$0

(1)
The Ameriprise Financial Retirement Plan is a defined benefit pension plan, commonly referred to as a cash balance plan, which covers eligible employees of the Company. Each payroll period, the Company credits the account of each participating employee with an amount equal to a percentage of such employee's pension eligible pay (generally, base salary and annual cash incentive compensation, subject to the applicable IRS limit ($255,000 for 2013), but excluding long-term incentive compensation) for that period. The percentage varies with the employee's age and years of service. On March 1, 2010, changes were made to lower the applicable contribution percentages under the plan. The new applicable percentages are based on years of service only and no longer consider an employee's age. Employees who were eligible for the plan on March 1, 2010 will continue to receive the percentage that they were receiving under the "Previous Table" prior to the change, until and if such time the percentage under the "New Table" becomes more favorable.

Previous Table

Sum of Age Plus Years of Service	Applicable Percentage

Less than 35	2.50%
35-44	3.25
45-59	4.25
60-74	5.75
75-89	8.00
90 or more	10.00

  New Table (effective March 1, 2010)

Years of Service	Applicable Percentage

Less than 5	2.50%
5-9	3.25
10-14	4.00
15 and over	5.00

  The retirement plan credits participants with interest on their balances. The retirement plan sets the fixed interest rate each year based on the average of the daily five-year U.S. Treasury Note yields for the previous October 1 through November 30. The minimum interest rate is 5%. The maximum rate is the lower of 10% or a specific rate set by the U.S. government under the tax laws. For 2012, the interest rate was 5%.

  When an employee retires or terminates employment after completing three years of service, the retirement plan will pay out the cash balance amounts. The retirement plan will make these payments in the form and at the time the employee elects, including payment in a single lump sum or as an annuity. An annuity obligates the retirement plan to make payments in monthly installments over time, in amounts based on plan assumptions as to life expectancy and the value of making payments in the future. Employees may choose similar methods of payment for benefits they earned before July 1, 1995.

  The Ameriprise supplemental retirement plan is a non-qualified pension plan that allows participants to receive retirement plan contributions on pension earnings that exceed applicable limits under the Internal Revenue Code of 1986, as amended. The supplemental retirement plan balances vest after completing three years of service, reaching age 65, or upon disability or death.

The retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott, Froude and Moore as of December 31, 2013 were $503,187; $390,480; $147,715; $53,500; and $39,737, respectively. The supplemental retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott and Froude and Moore as of December 31, 2013 were $6,495,148; $2,319,370; $1,642,073; $382,332; and $437,502, respectively. For all of the named executive officers, their retirement plan or supplemental retirement plan balances are fully vested. The December 31, 2013 values shown in the table above for the retirement plan assumes a discount rate of 3.95% and a discount rate of 4.20% for the supplemental retirement plan. The values assume an interest crediting rate of 5.00% and a retirement age of 65, or current age for Mr. Berman, for both the retirement plan and the supplemental retirement plan.

Potential Payments Upon Termination or Change of Control for Named Executive Officers

The tables below describe the potential termination payments for the named executive officers under various termination of employment scenarios as if they occurred on December 31, 2013. As noted earlier, the Company does not have employment, severance or change in control agreements with any of the named executive officers. Rather, the rights of our executives with respect to specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by certain compensation and benefit plans of the Company, the material terms of which are summarized below.

We are providing two sets of tables for each named executive officer to show you what the officer would receive if he or she no longer worked for the Company. The first table shows the vested plan amounts that the named executive officer would receive if he or she left the Company for any reason. Any other employee participating in these plans would also receive any vested amounts in these plans if he or she no longer worked for the Company. The second table shows what the named executive officer would receive under various hypothetical situations resulting in a termination of his or her employment. The second table does not include amounts disclosed in the first table.

Both tables assume that the named executive officer's employment terminated on December 31, 2013. Because the numbers disclosed are calculated as of that date and are subject to other estimates and assumptions, the actual amounts the named executive officer may receive may differ materially from those shown in the tables. Additional information on the calculations for the payouts are outlined in the common set of footnotes to the tables. Unless otherwise specified in the common set of footnotes to the tables, all payments and benefits would be provided by Ameriprise Financial, Inc.

In addition to the amounts disclosed in these tables, the named executive officer would also receive any restricted stock that vested on or before his or her termination date. The officer would also be able to exercise any vested stock options. For more information, please see the Outstanding Equity Awards at Fiscal Year-End 2012 table on page 73.

Ameriprise Financial Senior Executive Severance Plan.    To be eligible for severance benefits under this Plan, a named executive officer must be terminated in connection with a workforce reduction, closure, or other similar event. Additionally, an employee who is involuntarily or constructively terminated within two years after a Change in Control (as described in the Plan and summarized below) is eligible for severance benefits. The severance amount is based upon a multiple of (i) the named executive officer's annual base compensation plus (ii) the average bonus and incentive amount over the previous three years. The named executive officer also is entitled to the bonus amount that he or she otherwise would have received for the year in which the termination occurred, pro-rated for the period of employment during that year. During the severance period, medical and dental benefits will continue and we have the right to continue other programs.

The severance amount is payable in installments according to our regular payroll schedule, except that the payments which would be made during the sixth month period following termination will be made in a lump sum on the first payroll period of the seventh month following termination. If the named executive officer is reemployed by us, he or she must repay any severance amounts paid and forfeit any severance amounts not yet paid to the extent that those amounts relate to the portion of the severance period after the date of reemployment.

In addition, a named executive officer who incurs an involuntary or constructive termination within two years after a Change in Control will have a credit made to his or her book reserve account in the Ameriprise Financial Supplemental Retirement Plan as of the date of termination equal to the value of employer contributions that would have been made to the Ameriprise Financial Retirement Plan, the

Ameriprise Financial 401(k) Plan, the Ameriprise Financial Supplemental Retirement Plan, or other similar plans during the period for which the employee receives severance payments under this Plan.

A Change in Control under the Senior Executive Severance Plan generally occurs if an unrelated person or entity acquires at least 30% of the voting power of our securities, an unrelated person or entity acquires at least 50% of the total voting power of our securities and at least 50% of the total fair market value of our equity or assets, or a majority of our Board is replaced during any 12-month period with persons whose appointment or election is not endorsed by a majority of our Board before the date of appointment or election.

A constructive termination occurs if, within two years after a change in control, a named executive officer resigns or otherwise terminates employment without consent for any of the following reasons: (i) a reduction in overall total compensation opportunity; (ii) relation to a location more than 35 miles from the named executive officer's primary residence and more than 50 miles from the named executive officer's then current work location; or (iii) a significant reduction in the named executive officer's position, title, duties, or responsibilities. To constitute a constructive termination, the named executive officer must provide the Company with a thirty-day period to remedy the situation.

Beginning in 2012, the gross-up provisions for excise taxes were eliminated and replaced with a best net approach, under which a named executive officer will receive reduced severance benefits if it results in a more favorable after-tax benefit for the officer.

Accelerated Vesting of Equity Compensation.    We eliminated the "single-trigger" acceleration of unvested incentive compensation upon a change in control for future awards of equity compensation granted on or after January 1, 2013. Instead, the vesting of awards granted on or after January 1, 2013, will only accelerate upon a "double-trigger" (change in control followed by termination for good reason or involuntary termination not for cause within two years).

Annual Cash Incentive Compensation.    A pro rata annual cash incentive award may become payable in the event an executive is involuntarily or constructively terminated within two years of a change in control. The pro rata payment of these awards rewards the executive for performance prior to the change in control of his or her performance prior to the change in control transactions.

Detrimental Conduct Agreements.    To help protect our competitive position, the named executive officers have signed detrimental conduct agreements. Detrimental conduct includes: working for certain competitors; soliciting our customers or employees; and disclosing confidential information for a period of up to one year after termination of employment. The detrimental conduct agreements include a provision that requires the named executive officers to forfeit or repay the proceeds from some or all of their long-term incentive awards received up to two years prior to the end of their employment if they engage in conduct that is detrimental to us. In addition, the severance and post-employment benefits described above require the named executive officer to sign an agreement that includes a general release and other restrictive covenants, in addition to the detrimental conduct agreement.

James M. Cracchiolo.    The following tables describe the potential termination payments for Mr. Cracchiolo for the various termination of employment scenarios, assuming separation of employment on December 31, 2013. These tables reflect the 2013 changes in our plans. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 75.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$503,187
401(k) Plan	$2,380,065
Supplemental Retirement Plan	$6,997,178
Deferred Compensation Plan	$24,468,218
Total	$34,348,647

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$19,540,667	$29,311,000	$0	$0
Payment of annual cash incentive award(3)	$10,890,000	$0	$10,890,000	$7,785,500	$10,890,000	$10,890,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$8,181,742	$12,221,416	$12,221,416
Accelerated vesting of stock options(4)	$0	$0	$0	$18,775,347	$18,775,347	$18,775,347
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$6,152,529	$6,152,529	$6,152,529
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$2,383,880	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0
Continued participation in health and welfare benefits(7)	$0	$0	$21,456	$32,184	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,450,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,615,181	$0
Total	$10,890,000	$0	$30,452,123	$72,622,182	$49,654,473	$50,489,292

Walter S. Berman.    The following tables describe the potential termination payments for Mr. Berman for the various termination of employment scenarios, assuming separation of employment on December 31, 2013. These tables reflect the 2013 changes in our plans. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 75.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$390,480
401(k) Plan	$468,436
Supplemental Retirement Plan	$2,405,124
Deferred Compensation Plan	$7,452,941
Total	$10,716,981

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$5,268,500	$10,537,000	$0	$0
Payment of annual cash incentive award(3)	$3,532,000	$0	$3,532,000	$2,527,500	$3,532,000	$3,532,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$2,613,476	$3,927,002	$3,927,002
Accelerated vesting of stock options(4)	$0	$0	$0	$6,063,518	$6,063,518	$6,063,518
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,985,878	$1,985,878	$1,985,878
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$1,092,700	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0
Continued participation in health and welfare benefits(7)	$0	$0	$15,692	$31,385	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$650,000
Present value of disability benefits(9)	$0	$0	$0	$0	$0	$0
Total	$3,532,000	$0	$8,816,192	$24,851,457	$15,508,398	$16,158,398

William F. Truscott.    The following tables describe the potential termination payments for Mr. Truscott for the various termination of employment scenarios, assuming separation of employment on December 31, 2013. These tables reflect the 2013 changes in our plans. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 75.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$147,715
401(k) Plan	$577,471
Supplemental Retirement Plan	$1,783,169
Deferred Compensation Plan	$1,854,755
Total	$4,363,110

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$5,388,000	$10,776,000	$0	$0
Payment of annual cash incentive award(3)	$0	$0	$3,532,000	$2,647,000	$3,532,000	$3,532,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$2,852,473	$4,226,707	$4,226,707
Accelerated vesting of stock options(4)	$0	$0	$0	$6,444,758	$6,444,758	$6,444,758
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$2,113,814	$2,113,814	$2,113,814
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$523,920	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$531,835	$531,835	$531,835
Continued participation in health and welfare benefits(7)	$0	$0	$31,240	$62,479	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,600,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,851,471	$0
Total	$0	$0	$8,951,240	$25,952,280	$18,700,585	$19,449,114

Donald E. Froude.    The following tables describe the potential termination payments for Mr. Froude for the various termination of employment scenarios, assuming separation of employment on December 31, 2013. These tables reflect the 2013 changes in our plans. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 75.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$53,500
401(k) Plan	$430,576
Supplemental Retirement Plan	$382,332
Deferred Compensation Plan	$2,299,674
Total	$3,166,082

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$3,585,500	$4,780,667	$0	$0
Payment of annual cash incentive award(3)	$0	$0	$2,210,000	$1,655,500	$2,210,000	$2,210,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$1,745,845	$2,603,927	$2,603,927
Accelerated vesting of stock options(4)	$0	$0	$0	$3,997,129	$3,997,129	$3,997,129
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,308,349	$1,308,349	$1,308,349
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$229,178	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$332,774	$332,774	$332,774
Continued participation in health and welfare benefits(7)	$0	$0	$15,608	$20,811	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,550,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,332,899	$0
Total	$0	$0	$5,811,108	$14,070,253	$11,785,078	$13,002,179

Colin Moore.    The following tables describe the potential termination payments for Mr. Moore for the various termination of employment scenarios, assuming separation of employment on December 31, 2013. These tables reflect the 2013 changes in our plans. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 75.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$39,737
401(k) Plan	$0
Supplemental Retirement Plan	$437,502
Deferred Compensation Plan	$0
Total	$477,239

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$5,701,625	$7,602,167	$0	$0
Payment of annual cash incentive award(3)	$0	$0	$3,340,000	$3,394,125	$3,340,000	$3,340,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$0	$0	$0
Accelerated vesting of stock options(4)	$0	$0	$0	$4,858,931	$4,858,931	$4,858,931
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$2,244,510	$2,244,510	$2,244,510
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$330,087	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0
Continued participation in health and welfare benefits(7)	$0	$0	$21,855	$29,140	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,125,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,624,308	$0
Total	$0	$0	$9,063,480	$18,458,960	$12,067,749	$12,568,441

(1)
In the event of termination of employment for any reason, the executive is eligible to receive these vested amounts under the Company's retirement, 401(k), supplemental retirement and deferred compensation plans.

(2)
Under the Ameriprise Financial Senior Executive Severance Plan, the severance multiples for involuntary not for cause termination unrelated to a change in control were reduced for Mr. Cracchiolo and other executive officers. Beginning in 2012, the severance multiple for Mr. Cracchiolo was reduced from three times the sum of base salary and highest annual cash incentive award received over the previous three years to two times the sum of base salary and the average annual cash incentive award over the previous three years. For the named executive officers other than Mr. Cracchiolo, the severance multiple is one and one-half times the sum of base salary and the average annual cash incentive award over the last three years. For involuntary termination not for cause or constructive termination within two years following a change in control, severance is equal to the following multiples of the sum of base salary plus the average annual cash incentive award received over the previous three years: Mr. Cracchiolo (three times); Messrs. Berman and Truscott (three times); and any new executive officer hired or promoted after March 19, 2008 which includes Mr. Froude and Mr. Moore (two times). For all participants under the Ameriprise Financial Senior Executive Severance Plan, the severance benefit is payable in biweekly installments, beginning on the seventh month following the executive's termination of employment (i.e., following a six-month delay), not exceeding the duration during which the executive is entitled to receive severance benefits under the plan.

(3)
If an executive leaves due to involuntary not for cause termination unrelated to change in control, retirement, death or disability, the amount paid to the executive for their annual cash incentive award for the year in which their termination of employment occurs is prorated to reflect the period of the year that was worked, based on actual performance, and fully discretionary. The hypothetical amount shown in the table is based on the actual cash incentive award earned for 2013 performance. In the event of involuntary termination not for cause within two years of a change of control, the executive will receive the average of the prior two years' annual cash incentive awards in a lump sum following the executive's termination of employment. The hypothetical amount shown in the table is based on the average of the actual cash incentive awards earned for 2011 and 2012.

(4)
In the event of a change in control, death or disability, vesting accelerates for all outstanding stock options, restricted shares and on a prorated basis for all outstanding performance shares. Beginning with awards issued after 2012, accelerated vesting in the event of a change in control will also require an involuntary or good reason termination of employment within two years of the change in control. In the event of retirement, outstanding restricted shares, performance shares, and stock options granted in the year of retirement are forfeited. For awards granted prior to the year of retirement, vesting does not accelerate upon retirement but the awards remain outstanding and continue to vest.

(5)
In the event of involuntary termination not for cause or constructive termination within two years of a change of control, the executive will receive the value of Company contributions that would have been made on his behalf to the Company's retirement, 401(k), and supplemental retirement plans during the severance period. Immediately upon a change in control, the entire value of each executive's account under the supplemental retirement plan will be transferred to a trust established for this purpose. Continued contributions will be credited to the executive's account under the supplemental retirement plan as of the date of the executive's termination of employment. Payment is made from the trust in a lump sum or annual installments based on the executive's distribution election under the supplemental retirement plan.

(6)
In the event of a change of control, death or disability, vesting fully accelerates on the Company match portion of the deferred compensation plan. For participants who are retirement eligible (applicable to Messrs. Cracchiolo and Berman), the Company match is fully vested.

(7)
In the event of involuntary termination not for cause or good reason termination of employment within two years of the change in control, the executive is provided continued participation in the medical, dental and life insurance benefits during the severance period.

(8)
Reflects the life insurance benefit payable for both Company-provided and employee-purchased coverage. All employees including the named executive officers are provided a Company-funded coverage of one times base salary.

(9)
In the event of disability, the executive would be eligible to receive disability income as long as they remained disabled until reaching age 65. The amount shown indicates the present value of potential future disability payments that would be received between December 31, 2013 and the executive reaching age 65, using a 3.95% discount rate.

(10)
Beginning in 2012, named executive officers are no longer eligible to receive a payment from the Company to put the executive in the same after-tax position as if no excise taxes under the Internal Revenue Code Section 280G had been imposed. This excise tax reimbursement and gross up by the Company was eliminated for all executive officers.

Certain Transactions

Related Person Transaction Review Policy

Our Audit Committee has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Any amendments to the policy require Audit Committee approval.

Reportable transactions include those in which we are a participant and in which a related person has a direct or indirect interest. Related persons include: our directors, director nominees and executive officers; any person known by us to be the beneficial owner of more than five percent of our voting securities; and certain family members of, or certain other persons sharing the household of, any of our directors, director nominees or executive officers or holders of more than five percent of our voting securities.

Standards to be applied to the review of related person transactions include, but are not limited to, the following:

•
materiality of such transaction;

•
benefits of such transaction to us;

•
structure of such transaction;

•
the extent of the related person's interest, benefit or influence in such transaction;

•
whether the terms of such transaction are on an arm's length basis with terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances or otherwise can be determined as fair to us; and

•
whether means are available to manage any actual or apparent conflict of interest that may arise under such transaction following the time it is approved or entered into.

The Audit Committee of our Board of Directors, as well as the Audit Committee's chairman acting alone under delegated authority, have the responsibility to review, approve, disapprove or ratify related person transactions. Any Audit Committee member who is a related person under a transaction that is the subject of review is recused from voting upon any approval, disapproval or ratification of that transaction. Conditions operative to the transaction or to the relationship with the related person may be included in an approval or ratification.

Transactions with Other Companies

In the usual course of our business, we have transactions with many other firms. Some of the directors or officers of these firms may also serve as directors or officers for us or our subsidiaries. We carry out our transactions with these firms on customary terms. The directors and officers who serve us, our subsidiaries or the other firms involved may not have knowledge of these transactions.

Transactions Between the Company and Our Directors and Officers

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. By way of example, our broker-dealer subsidiary Ameriprise Financial Services, Inc. may extend margin loans (except margin loans to acquire the Company's stock) to our directors and executive officers under their brokerage accounts. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries.

Our executive officers and directors may also have transactions with us or our subsidiaries involving other goods and services, such as insurance, brokerage and investment services. These transactions are also in the usual course of our business and we provide them on terms that we offer to our employees (with respect to executive officers) or to the public (with respect to our outside directors) generally.

Transactions with Significant Shareholders

From time to time we may engage in ordinary course relationships and commercial transactions with our significant shareholders or their subsidiaries. We do not believe that these transactions are material to our Company.

In the usual course of our advice and wealth management business, we provide to BlackRock, Inc. or its affiliates (BlackRock) distribution services and marketing support in connection with the sale of BlackRock products to our clients. We received approximately $18.8 million in marketing support and related payments from BlackRock in 2013 in connection with these services.

In the usual course of our advice and wealth management business, we provide to JPMorgan Chase & Co. or its affiliates (JPMorgan) distribution services and marketing support in connection with the sale of JPMorgan products to our clients. We received approximately $11.1 million in marketing support and related payments from JPMorgan in 2013 in connection with these services. In January 2013, JPMorgan disclosed a joint ownership interest amongst its affiliates of five percent or more of our outstanding shares of common stock; however, a report on Schedule 13G filed by JPMorgan on January 13, 2014, indicated that, as of December 31, 2013, such ownership interest amongst JPMorgan affiliates was below five percent.

In the usual course of our advice and wealth management business, we provide to FMR LLC or its affiliates (Fidelity) distribution services and marketing support in connection with the sale of Fidelity products to our clients. We received approximately $11.6 million in marketing support and related payments from Fidelity in 2013 in connection with these services.

In the usual course of our asset management business, JPMorgan provides distribution and marketing support in connection with the distribution of our investment products. In addition, JPMorgan provides or has provided certain advisory and sub-advisory services, services supporting the development of certain investment vehicles, investment operations support and equity and fixed income trading services. We paid approximately $28.6 million in fees to JPMorgan in 2013 in connection with these services.

In the usual course of our asset management business, Fidelity provides distribution and marketing support in connection with the distribution of our investment products. We paid approximately $27.3 million in fees to Fidelity in 2013 in connection with these services.

In the usual course of our asset management business, we obtain investment advisory or sub-advisory services from Fidelity. We paid approximately $4.3 million in fees to Fidelity in 2013 in connection with these investment advisory or sub-advisory services.

In the usual course of our asset management business, we provide advisory and sub-advisory services in connection with certain plans and products offered by JPMorgan. We received approximately $1.9 million in fees from JPMorgan in 2013 in connection with these investment advisory or sub-advisory services.

In the usual course of our asset management and risk management activities, we have entered into various option, swap and other derivative contracts with JPMorgan. The aggregate fair market value of agreements outstanding at December 31, 2013 was ($391) million, which amount was fully collateralized.

In the usual course of our asset management activities, we own or manage the various debt securities of our significant shareholders and their affiliates. At December 31, 2013, these holdings included: $594 million par amount of debt securities issued by JPMorgan; and approximately $4 million par amount of debt securities issued by BlackRock.

In connection with our 2013 offerings of senior notes due 2023, JPMorgan participated as a member of the underwriting syndicates and received a pro rata share of underwriting fees payable in connection with such offerings. We paid approximately $944 thousand in underwriting fees to JPMorgan for these services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with us, the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any of the Company's equity securities. As is true at many other public companies, our directors and executive officers have signed powers of attorney delegating the authority and obligation to prepare, sign, and file Section 16 reports on their behalf to employees of the Company. With respect to 2013, to the best of our knowledge, all required reports were filed on a timely basis, except as follows. The attorney-in-fact responsible for filing Section 16 reports for Ms. McGraw filed one late report for one 401(k) intra-plan transaction. With respect to reports due before 2013, as a result of administrative errors the attorney-in-fact responsible for filing reports for the following executive officers filed the number of late reports indicated in parentheses after each name: Mses. Hunter (3) and Sharan (2); and Messrs. Froude (1); Maglaque (1); Sweeney (1); Truscott (2); and Woerner (3). In each case, the report involved the conversion of deferred stock units into common stock and the withholding of a portion of the shares to pay taxes, all of which were reported in a Form 4 filed in 2014. In making this disclosure, we have relied in part on the written representations of our current independent directors and our current executive officers, and on copies of the reports provided to us.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business By Shareholders

Under the Securities and Exchange Commission rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2015 annual meeting of shareholders, our corporate secretary must receive the proposal at his office by 5:00 p.m. Central time on November 19, 2014. Proposals that are mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than 5:00 p.m. Central time on November 19, 2014.

Under our By-Laws, and as the Securities and Exchange Commission rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a written notice to the corporate secretary of the Company at our principal executive offices. Our corporate secretary must receive notice as follows, no later than 5:00 p.m. Central time on the date specified:

•
Normally we must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days or more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2014 annual meeting is held on schedule, we must receive notice pertaining to the 2015 annual meeting no earlier than December 31, 2014, and no later than January 30, 2015.

•
However, if we hold the annual meeting on a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no more than 120 days before the annual meeting date and no later than the later of the 90th day prior to the annual meeting date or ten days after our first public announcement of the annual meeting date.

•
If we hold a special meeting to elect directors, we must receive a shareholder's notice of intention to introduce a nomination no earlier than the 120th day prior to the special meeting date and no later than the later of the 90th day prior to the special meeting date or ten days after our first public announcement of the special meeting date and the nominees proposed by the Board.

Any notice that is mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than 5:00 p.m. Central time on the relevant date specified above.

Our By-Laws require a nominee to deliver signed forms of a questionnaire, representation, and agreement that our corporate secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the annual meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

The Board and our management have not received notice of, and are not aware of, any business to come before the meeting other than the items we refer to in this proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

* * * *

We have made available on the Internet our 2013 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our 2013 Form 10-K, excluding certain exhibits, please contact Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, Ameriprise Financial, Inc., 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474. We will provide a copy without charge.

Please submit your proxy by telephone or online or sign, date and return your proxy or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend the April 30, 2014, meeting. To attend the 2014 annual meeting, you must have been a shareholder as of the record date of March 4, 2014, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. You must print an admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder must provide the name(s) of any person(s) authorized to act as a proxy or qualified representative in order to gain admission to the annual meeting; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting.

If you are attending the meeting as a proxy or qualified representative of a shareholder, please bring a form of identification bearing your photograph and written evidence of your authority to act on behalf of the shareholder, bearing the shareholder's signature.

Please note that seating is limited, and admission is on a first-come, first served basis. No cameras, cellular telephones, pagers, or other electronic or recording devices will be allowed to be used in the meeting room.

By order of the Board of Directors,

THOMAS R. MOORE
Vice President, Corporate Secretary and Chief Governance Officer

 Appendix
GAAP to Non-GAAP Reconciliations

($ in millions)	Full Year 2012	Full Year 2013

Total net revenues	$10,217	$11,199
Less: Revenue attributable to the CIEs	71	345
Less: Net realized gains	7	7
Less: Integration/restructuring charges	(4)	—
Less: Market impact on indexed universal life benefits	—	(10)

Operating total net revenues	$10,143	$10,857

($ in millions, except per share amounts)	Full Year 2012	Full Year 2013	Per Diluted Share Full Year 2012	Per Diluted Share Full Year 2013

Net income attributable to Ameriprise Financial	$1,029	$1,334	$4.62	$6.44
Less: Loss from discontinued operations, net of tax	(2)	(3)	(0.01)	(0.02)

Net income from continuing operations attributable to Ameriprise Financial	1,031	1,337	4.63	6.46
Less: Net realized gains, net of tax(1)	5	5	0.02	0.02
Add: Integration/restructuring charges, net of tax(1)	46	9	0.21	0.04
Add: Market impact on variable annuity guaranteed benefits, net of tax(1)	173	111	0.77	0.53
Add: Market impact on indexed universal life benefits, net of tax(1)	—	8	—	0.04

Operating earnings	$1,245	$1,460	$5.59	$7.05

(1)
Calculated using the statutory tax rate of 35%.

($ in millions)	Full Year 2012	Full Year 2013

Net income attributable to Ameriprise Financial	$1,029	$1,334
Less: Loss from discontinued operations, net of tax	(2)	(3)

Net income from continuing operations attributable to Ameriprise Financial	1,031	1,337

Less: Adjustments(1)	(214)	(123)

Operating earnings	$1,245	$1,460

Ameriprise Financial shareholders' equity(2)	$9,071	$8,582
Less: Accumulated other comprehensive income, net of tax "AOCI"(2)	1,001	821

Ameriprise Financial shareholders' equity excluding AOCI(2)	8,070	7,761
Less: Equity impacts attributable to the consolidated investment entities(2)	397	333

Operating equity(2)	$7,673	$7,428

Return on equity from continuing operations, excluding AOCI	12.8%	17.2%
Operating return on equity, excluding AOCI(3)	16.2%	19.7%

(1)
Adjustments reflect the trailing twelve months' sum of after-tax net realized gains/losses; market impact on variable annuity guaranteed benefits, net of hedges and related Deferred Sales Inducement Cost (DSIC) and Deferred Acquisition Cost (DAC) amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; and integration/restructuring charges. After-tax is calculated using the statutory tax rate of 35%.

(2)
Amounts represent the five-point average of quarter-end balances.

(3)
Operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized gains/losses; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; integration/restructuring charges; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 35%.

Exhibit A — Proposed Amended and Restated Certificate of
Incorporation to Effect Amendments, as Explained In Item 3

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERIPRISE FINANCIAL, INC.

April 30, 2014

The present name of the corporation is Ameriprise Financial, Inc. The corporation was incorporated under the name "Amex Acquisition Corporation" by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 29, 1983. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I
NAME OF CORPORATION

The name of the Corporation is Ameriprise Financial, Inc.

ARTICLE II
REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV
STOCK

Section 1.    Authorized Stock.    The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,275,000,000, consisting of 1,250,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 25,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the DGCL, no vote of the holders of any of the Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

Section 2.    Preferred Stock.

(a)  The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

(b)  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)
the designation of the series, which may be by distinguishing number, letter or title;

(ii)
the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)
whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(iv)
whether dividends, if any, shall be payable in cash, in kind or otherwise;

(v)
the dates on which dividends, if any, shall be payable;

(vi)
the redemption rights and price or prices, if any, for shares of the series;

(vii)
the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(viii)
the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(ix)
whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(x)
restrictions on the issuance of shares of the same series or of any other class or series; and

(xi)
whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Amended and Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

(c)  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(d)  Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

Section 3.    Voting in Election of Directors.    Except as may be required by law or as provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

Section 4.    Owner.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V
BOARD OF DIRECTORS; MANAGEMENT OF THE CORPORATION

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

(a)  Subject to the rights of any holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors with or without cause.

(b)  Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-Laws of the Corporation.

(c)  Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

(d)  The election of Directors may be conducted in any manner approved by the Board of Directors at the time when the election is held and need not be by written ballot.

(e)  All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Amended and Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(f)   The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation.

ARTICLE VI
LIABILITY OF DIRECTORS

Section 1.    General.    No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

Section 2.    Repeal or Modification.    Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director, officer or the Corporation existing at the time of such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII
NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE VIII
AMENDMENT

The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Amended and Restated Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VI of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

* * * * * *

Exhibit B — Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated, as Explained in Item 4

AMERIPRISE FINANCIAL
2005 INCENTIVE COMPENSATION PLAN
(As Amended and Restated Effective April 30, 2014)

1. Purpose of the Plan

The Plan is intended to promote the interests of the Company and its stockholders by providing the eligible employees, non-employee directors and independent contractors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such eligible persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

2.1   "Ameriprise Financial" means Ameriprise Financial, Inc., a Delaware corporation and any successor thereto.

2.2   "Award" means an Option, Stock Appreciation Right, Award of Restricted Stock, Award of Restricted Stock Units, Other Share-Based Award or Performance Award issued under the Plan.

2.3   "Award Agreement" means any written agreement or other instrument or document evidencing an Award under the Plan, including through an electronic medium.

2.4   "Board" means the board of directors of Ameriprise Financial.

2.5   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

2.6   "Committee" means the Compensation and Benefits Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan. The Committee shall consist of no fewer than two Directors, each of whom is (a) a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act, (b) an "outside director" within the meaning of Section 162(m) of the Code, and (c) an "independent director" for purpose of the rules and regulations of the New York Stock Exchange (the "NYSE")(or such other principal securities market on which the Shares are traded).

2.7   "Company" means Ameriprise Financial and all of its Subsidiaries, collectively.

2.8   "Covered Employee" means an employee of the Company or its subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

2.9   "Director" means a non-employee member of the Board.

2.10  "Dividend Equivalents" has the meaning set forth in Section 11.7.

2.11  "Employee" means any employee of the Company and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company.

2.12  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

2.13  "Fair Market Value" means, with respect to the Shares as of any date, the per-Share closing price as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of Shares on the NYSE composite tape on such date, then the per-Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any Shares (for purposes of Section 6.4(b)), and any property other than Shares shall be the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14  "Option" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15  "Other Share-Based Award" means any Award of Shares or other Award that is valued in whole or in part by reference to, or is otherwise based on, Shares.

2.16  "Participant" means an Employee, Director or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

2.17  "Payment Share" means Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards granted solely in lieu of the cash payment of the employee-deferral portion (and the earnings on such portion) of a Participant's account under a nonqualified deferred compensation plan or similar arrangement of the Company, on a dollar-for-dollar basis based on the Fair Market Value of such Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards at the time of payment; for the avoidance of doubt, a "Payment Share" shall not include any grant made in payment of any Company contribution (or the earnings thereon) under a nonqualified deferred compensation plan or similar arrangement of the Company regardless of whether such payment is made in lieu of cash.

2.18  "Performance Award" means an Award granted under Section 9 contingent on the achievement of enumerated performance goals, pursuant to which the Participant may become entitled to receive cash, Shares or property, or other forms of payment, or any combination thereof, as determined by the Committee.

2.19  "Performance Period" means the period of time during which the performance goals under a Performance Award must be met.

2.20  "Person" means a "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any "group" within the meaning of Section 13(d)(3) under the Exchange Act.

2.21  "Plan" means this Ameriprise Financial 2005 Incentive Compensation Plan, as it may be amended from time to time.

2.22  "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, including any restriction on the right to vote such Share and the right to receive any dividends, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.23  "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the

Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.24  "Securities Act" means the Securities Act of 1933, as amended from time to time.

2.25  "Shares" means the shares of common stock of Ameriprise Financial, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 13.

2.26  "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 7.

2.27  "Subsidiary" means any "subsidiary" within the meaning of Rule 405 under the Securities Act.

2.28  "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines.

2.29  "Vesting Period" means the period of time specified by the Committee during which an Award is subject to vesting restrictions.

2.30  "Voting Securities" means, at any time, Ameriprise Financial's then outstanding voting securities.

3. Available Shares

3.1    Number of Shares.

  (a)  Subject to adjustment as provided in Section 13, a total of 54,400,000 Shares shall be authorized for issuance under the Plan. Of such total, as of April 30, 2014, no more than 4,500,000 Shares may be used for Awards other than Options or Stock Appreciation Rights.

  (b)  For purposes of counting Shares against the Share reserves under Section 3.1 (a): (i) Awards denominated solely in Shares (such as Options, Stock Appreciation Rights and Restricted Stock) and other Awards that may be exercised for or convertible into Shares will be counted against the reserve on the date of grant of the Award based on the maximum number of Shares underlying the Award; and (ii) Awards denominated other than in Shares that are exercisable for or convertible into Shares will be counted based on the number of Shares actually issued.

  (c)  If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan. Shares tendered or withheld by the Company to satisfy tax withholding requirements upon the vesting of Awards other than Options and Stock Appreciation Rights shall also become available for issuance under the Plan.

  (d)  For the avoidance of doubt, in the event that (i) any Option is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, (ii) withholding tax liabilities arising from the exercise of an Option or Stock Appreciation Right other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company or (iii) any Shares are purchased by the Company with the proceeds from Option exercises, the Shares so tendered or withheld shall not become available for issuance under the Plan.

  (e)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

  (f)   Notwithstanding any other provision of the Plan, the aggregate grant date fair value of all Awards made to any single Director in any calendar year shall not exceed $500,000, excluding the value of Awards made during that year at the election of the Director in lieu of all or a portion of annual Board and committee cash compensation. For the avoidance of doubt, the purpose of the final clause in the preceding sentence is to apply the $500,000 annual limitation consistently to all Directors, regardless of whether a Director has elected to acquire Awards using cash compensation otherwise payable to him or her for service as a Director.

3.2    Character of Shares.    Any Shares issued under the Plan may consist, in whole or in part, of either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

4. Administration of the Plan

4.1    Administration.    The Plan shall be administered by the Committee.

4.2    Authority.    The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (a) select the Employees and independent contractors to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant under the Plan; (c) determine the number of Shares to be covered by each Award granted under the Plan; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under the Plan; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (h) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (k) determine whether any Award (other than an Option or Stock Appreciation Right) will have Dividend Equivalents; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including any Participant and any Subsidiary. Any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

4.3    Prohibition Against Repricing.    Notwithstanding Section 4.2 or any other provision of the Plan, except for adjustments pursuant to Section 13, the Committee shall not reprice, adjust or amend the exercise price of Options or the strike price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. For purposes of the Plan, the term "reprice" shall mean: (a) the reduction, directly or indirectly, in the per-Share price of an outstanding Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under generally accepted accounting principles; (c) canceling an Option or Stock Appreciation Right in exchange for another Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Company are traded. In addition, notwithstanding any other provision in the Plan to the contrary, an Option or a Stock Appreciation Right may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Option or a Stock Appreciation Right having an exercise price below that of the Option or a Stock Appreciation Right which was surrendered or exchanged, unless the exchange occurs in connection with an adjustment pursuant to Section 13 or a merger, acquisition, or similar transaction, or such action is approved by the stockholders of the Company. Any amendment or repeal of this Section 4.3 shall require the approval of the stockholders of the Company

4.4    Delegation.    To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NYSE (or such other principal securities market on which the Shares are traded), the Committee may delegate to (a) committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (b) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to persons who are not executive officers (within the meaning of Rule 16a-1 under the Exchange Act) of the Company, subject to such restrictions and limitation as the Committee may specify. In no event, however, may the Committee delegate to another Board committee, one or more executive officers, or a committee of executive officers the authority to take any action or make any determination specifically affecting or relating to an Award to a Director.

4.5    Liability.    No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Ameriprise Financial shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

5.1    Eligible Participants.    Any Employee, Director or independent contractor of the Company shall be eligible to be selected as a Participant and to receive Awards pursuant to the Plan.

5.2    Foreign Employees.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

6. Options

6.1    Grant.    Options may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan.

6.2    Exercise Price.    Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option.

6.3    Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability. Except for Substitute Awards, Options granted to a person newly hired or retained to perform services for the Company, Options granted in connection with the promotion of an Employee, or the death, disability, retirement or other termination of a Participant, or the occurrence of a corporate transaction (including, but not limited to, a Change in Control), Options may not be exercisable before the expiration of one year from the date the Option is granted.

6.4    Exercise.

  (a)  Vested Options granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

  (b)  Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of Shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and the minimum statutory tax withholding resulting from such exercise, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. In no event may any Option granted under the Plan be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

6.5    Incentive Stock Options.    The Committee may grant Options intended to qualify as "incentive stock options" as defined in Section 422 of the Code, to any Employee, subject to the requirements of Section 422 of the Code. The Award Agreement evidencing the award of an "incentive stock option" shall clearly identify such Option as an "incentive stock option" within the meaning of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of "incentive stock options" under the Plan, the maximum aggregate number of Shares that may be issued pursuant to "incentive stock options" granted under the Plan shall be the total number of Shares authorized for issuance under the Section 3.1(a) of the Plan (but without regard to the operation of Section 3.1(c)), subject to adjustments provided in Section 13.

 7. Stock Appreciation Rights

7.1    Grant.    Stock Appreciation Rights may be granted under the Plan to Participants (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

7.2    Strike Price.    Other than in connection with Substitute Awards, the per-Share strike price under any Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Stock Appreciation Right (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option).

7.3    Term.    The term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted, except in the event of death or disability. Except for Substitute Awards, Stock Appreciation Rights granted to a person newly hired or retained to perform services for the Company, Stock Appreciation Rights granted in connection with the promotion of an Employee, or the death, disability, retirement or other termination of a Participant, or the occurrence of a corporate transaction (including, but not limited to, a Change in Control), Stock Appreciation Rights may not be exercisable before the expiration of one year from the date the Option is granted. The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.4    Exercise.

  (a)  Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares covered thereby to which the Stock Appreciation Right is exercised. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time. In no event may any Stock Appreciation Right granted under the Plan be exercised for a fraction of a Share.

  (b)  Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the strike price of the Stock Appreciation Right. The Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

8. Restricted Stock, Restricted Stock Units and Other Share-Based Awards

8.1    Grant.    Awards of Restricted Stock and of Restricted Stock Units and Other Share-Based Awards may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan, and such Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. An Award of Restricted Stock or Restricted Stock Units or Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering the Vesting Period. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company as a condition precedent to the issuance of Restricted Stock, Restricted Stock Units or Other Share-Based Award.

8.2    Term.    Except for Substitute Awards, Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to a person newly hired or retained to perform services for the Company, Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted in connection with the promotion of an Employee, or the death, disability, retirement or other termination of a Participant, or the occurrence of a corporate transaction (including, but not limited to, a Change in Control), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards subject solely to the continued employment of Employees shall have a Vesting Period of not less than three years from the date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (a) grants to new hires to replace forfeited awards from a prior employer, (b) grants of Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation, (c) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted as Payment Shares, or (d) grants not in excess of five percent of the number of shares available for Awards under Section 3.1(a). Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of an Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company.

8.3    Rights of Holders.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of an Award of Restricted Stock, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving an Award of Restricted Stock Units or Other Share-Based Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award.

8.4    Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. Performance Awards

9.1    Grant.    Performance Awards may be granted under the Plan to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

9.2    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. Dividends or Dividend Equivalents accruing on Performance Awards shall not be paid until and only to the extent that the Performance Award is earned.

9.3    Payment.    Except as may otherwise be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period. The amount of the Award to be paid shall be conclusively determined by the Committee. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. Qualifying Awards

10.1    Grant.    Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award of Restricted Stock or Restricted Stock Units, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

10.2    Performance Criteria.    If the Committee determines that an Award of Restricted Stock or Restricted Stock Units, a Performance Award or an Other Share-Based Award is intended to be subject to this Section 10, the lapsing of restrictions thereon and the payment of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: (a) net income or operating net income (before or after taxes, interest, depreciation, amortization or nonrecurring or unusual items); (b) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (c) revenue or net sales; (d) gross profit or operating gross profit; (e) cash flow; (f) productivity or efficiency ratios; (g) share price or total shareholder return; (h) earnings per share; (i) budget and expense management; (j) customer and product measures, including market share, high value client growth, and customer growth; (k) working capital turnover and targets; (l) margins; and (m) economic value added or other value added measurements, in any such case (i) considered absolutely or relative to historic performance or relative to one or more other businesses and (ii) determined for the Company or any business unit or division thereof. The measurement of any performance goal may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's audited financial statements, including the notes thereto. Any performance goal may be used to measure the performance of Ameriprise Financial or a Subsidiary as a whole or any business unit of Ameriprise Financial or any Subsidiary, or any combination thereof, as the Committee may deem appropriate, or any of the above performance goals as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code.

10.3    Individual Award Limits.    Subject to adjustment as provided in Section 13 and excluding Substitute Awards, the maximum number of Shares that may be covered by Stock Options or Stock Appreciation Rights granted under the Plan to any single Participant in any calendar year shall not exceed 3 million shares. The amount payable to any Participant with respect to any calendar year for all Awards other than Stock Options and Stock Appreciation Rights shall not exceed $30 million. For purposes of the foregoing sentence, the calendar year or years in which amounts under Awards are deemed paid or received shall be as determined by the Committee, and Awards shall be valued against the $30 million limit as follows: (a) an Award denominated in dollars shall have a value equal to the amount paid under the Award; and (b) an Award denominated in Shares shall have a value equal to the product of the number of Shares subject to the Award multiplied by the Fair Market Value of a Share on the date of grant.

10.4    Discretionary Reduction.    The amount payable with respect to an Award that is subject to the provisions of this Section 10 shall be determined in any manner permitted by Section 162(m) of the Code. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award that is subject to the provisions of this Section 10, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant performance goals. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

10.5    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

11. Generally Applicable Award Provisions

11.1    Award Agreement.    Each Award granted under the Plan shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

11.2    Award Terms May Vary by Participant.    The terms of Awards need not be the same with respect to each Participant.

11.3    No Obligation to Exercise.    The grant of an Award to a Participant under the Plan shall impose no obligation upon such Participant to exercise such Award.

11.4    No Right to Continued Employment or Service.    Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

11.5    Nontransferability.    Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed or have otherwise been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

11.6    Termination of Employment.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

11.7    Dividend Equivalents.    Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. In no event, however, shall dividends or Dividend Equivalents be paid to any recipient of a Performance Award or other Award subject to performance conditions until and only to the extent that the Award is earned.

11.8    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

11.9    Recoupment of Incentive Compensation.    Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Company (including a policy adopted by the Company in response to any such law, government regulation or stock exchange listing requirement).

11.10    Automatic Exercise.    The Committee, in its sole discretion, may provide in an Award Agreement or otherwise that any Option or Stock Appreciation Right outstanding on the last business day of the term of such Option or Stock Appreciation Right with an exercise or strike price per Share that is less than the Fair Market Value of a Share as of such date shall automatically and without further action by the Participant (or, in the event of Participant's death, Participant's personal representative or estate) or the Company be exercised on the last business day of the term of such Option or Stock Appreciation Right if the Committee, in its sole discretion, determines that such exercise would provide economic benefit to the Participant after payment of the exercise price, applicable taxes and any expenses to effect the exercise. In the sole discretion of the Committee, payment of the exercise price of any Option may be made pursuant to Section 6.4(b)(iii) or (iv), and the Company may deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.8. Unless otherwise determined by the Committee, this Section shall not apply to an Option if the Participant of such Option incurs a termination of employment or service on or before the last business day of the term of such Option or Stock Appreciation Right.

11.11    Data Protection.    By participating in the Plan, a Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary, trustees, brokers, other third-party administrator or any Person who obtains control of the Company or acquires the Company or a Subsidiary which employs the Participant.

12. Change in Control

12.1  For purposes of the Plan and any Award Agreement, "Change in Control" means the occurrence of any of the following:

  (a)  any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a "Beneficial Owner") of 25 percent or more of the combined voting power of Voting Securities; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company; and provided, further that a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of 25 percent or more of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, except that a Change in Control shall occur if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company, and after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficial Owner of 25 percent or more of the outstanding Voting Securities;

  (b)  the individuals who, as of April 30, 2014, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however that if the election or appointment, or nomination for election by Ameriprise Financial's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

  (c)  the consummation of:

    (i)   a merger, consolidation, reorganization or similar transaction (any of the foregoing, a "Business Combination") with or into Ameriprise Financial or in which securities of Ameriprise Financial are issued, unless such Business Combination is a Non-Control Transaction;

    (ii)  a complete liquidation or dissolution of the Company; or

    (iii) the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

12.2  "Non-Control Transaction" means a Business Combination involving Ameriprise Financial where:

  (a)  the holders of Voting Securities immediately before such Business Combination own, directly or indirectly immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities;

  (b)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation; and

  (c)  no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company, is a Beneficial Owner of 25 percent or more of the combined voting power of the Surviving Corporation's voting securities outstanding immediately following such Business Combination.

12.3    Change in Control.    The Committee may determine and set forth in each Award Agreement the effect of a Change in Control on such Award.

13. Anti-Dilution Adjustments

In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by Ameriprise Financial of all or part of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (a) the class and aggregate number of shares that may be delivered under the Plan as described in Section 3.1(a); (b) the class and aggregate number of shares that may be delivered under the Plan as Awards other than Options or Stock Appreciation Rights described in Section 3.1(a); (c) the class and aggregate number of shares that may be delivered under the Plan as "incentive stock options" as described in Section 6.5; (d) the class, number and exercise/strike price of outstanding Options and Stock Appreciation Rights; and (e) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan; provided, however, that no such adjustment shall be made if and to the extent that the making of such adjustment would cause Options, Stock Appreciation Rights or qualifying awards granted under Section 10 to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. With respect to Awards subject to Section 409A of the Code, any adjustments or substitutions under this Section 13 shall conform to the requirements of Section 409A of the Code.

14. Amendment and Termination

14.1    Board Authority to Amend or Terminate the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 13), (b) expand the types of Awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 4.3, 6.2 or 7.2, (e) increase the maximum permissible term of any Option specified by Section 6.3 or the maximum permissible term of a Stock Appreciation Right specified by Section 7.3, or (f) amend any provision of Section 10.3. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

14.2    Effect of Amendment or Termination on Outstanding Awards.    Except as expressly provided in the Plan, no action under Section 14.1 may, without the consent of a Participant, reduce in any material respect the Participant's rights under any previously granted and outstanding Award.

14.3    Savings Clause.    No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

15. Miscellaneous

15.1    No Right to Awards.    No person shall have any claim or right to receive an Award under the Plan. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.2    Rights as a Stockholder.    Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 11.7.

15.3    Unfunded Plan.    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

15.4    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

15.5    Expenses and Receipts.    The expenses of the Plan shall be paid by Ameriprise Financial. Any proceeds received by Ameriprise Financial in connection with any Award will be used for general corporate purposes.

15.6    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

15.7    Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.8    Governing Law.    The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York, without regard to its conflict of law principles. All Participants agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such Participant.

15.9    Arbitration.    Any dispute, claim or controversy that may arise between a Participant and the Company or any other person (the "Claims") under the Plan is subject to arbitration, unless otherwise agreed to in writing by the Participant and the Company. The Claims shall be finally decided by arbitration conducted pursuant to the Commercial Dispute Resolution Procedures of the American Arbitration Association (the "AAA"), and its Supplementary Rules for Securities Arbitration, or other applicable rules promulgated by the AAA. In addition, all claims, statutory or otherwise, which allege discrimination or other violation of employment laws, including but not limited to claims of sexual harassment, shall be finally decided by arbitration pursuant to the AAA unless otherwise agreed to in writing by a Participant and the Company. By agreement of a Participant and the Company in writing, disputes may be resolved in arbitration by a mutually agreed-upon organization other than the AAA. In consideration of the promises and the compensation provided in this Plan, neither a Participant nor the Company shall have a right: (a) to arbitrate a Claim on a class action basis or in a purported representative capacity on behalf of any Participants, employees, applicants or other persons similarly situated; (b) to join or to consolidate in an arbitration Claims brought by or against another Participant, employee, applicant or the Participant, unless otherwise agreed to in writing by the Participant and the Company; (c) to litigate any Claims in court or to have a jury trial on any Claims; and (d) to participate in a representative capacity or as a member of any class of claimants in an action in a court of law pertaining to any Claims. Either a Participant or the Company may compel arbitration of any Claims filed in a court of law. In addition, either a Participant or the Company may apply to a court of law for an injunction to enforce the terms of the Plan pending a final decision on the merits by an arbitration panel pursuant to this provision. The Company shall pay all fees, costs or other charges charged by the AAA or any other organization administering arbitration proceeding agreed upon pursuant to this Section 15.9 that are above and beyond the filing fees of the federal or state court in the jurisdiction in which the dispute arises, whichever is less. A Participant or the Company shall each be responsible for their own costs of legal representation, if any, except where such costs of legal representation may be awarded as a statutory remedy by the arbitrator. Any award by an arbitration panel shall be final and binding upon a Participant or the Company. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. This provision is covered and enforceable under the terms of the Federal Arbitration Act.

15.10    Effective Date and Term of Plan.    The Plan was originally adopted by the Board on September 30, 2005, subject to the approval of the Plan by the stockholders of Ameriprise Financial. The Plan was most recently amended and restated by the Board on February 25, 2014, subject to the approval of the Plan by the stockholders of Ameriprise Financial. No grants of Awards may be made under the Plan after February 25, 2024.

* * * * * *

You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. M66443-P45440-Z62119 AMERIPRISE FINANCIAL, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 30, 2014. Meeting Information Meeting Type: Annual Meeting For holders as of: March 4, 2014 Date: April 30, 2014 Time: 11:00 a.m., CT Location: See the reverse side of this notice to obtain proxy materials and voting instructions. Ameriprise Financial, Inc. 707 Second Avenue South Minneapolis, Minnesota 55474 For information on how to obtain directions to be able to attend the annual meeting and vote in person, please call 612-678-0106. CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 16, 2014 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT ANNUAL REPORT . XXXX XXXX XXXX . XXXX XXXX XXXX M66444-P45440-Z62119 Proxy Materials Available to VIEW or RECEIVE: Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote Online: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. During The Meeting: Go to ir.ameriprise.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Shareholder Meeting Registration: To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com. . XXXX XXXX XXXX . XXXX XXXX XXXX

Voting Items 1a. James M. Cracchiolo 1. Election of Directors The Board of Directors recommends you vote FOR each of the following director nominees: The Board of Directors recommends you vote FOR the following proposals: The Board of Directors recommends you vote AGAINST the following proposal: 1b. Dianne Neal Blixt 1d. Lon R. Greenberg 1e. W. Walker Lewis 1c. Amy DiGeso 1f. Siri S. Marshall 1g. Jeffrey Noddle 1h. H. Jay Sarles 1i. Robert F. Sharpe, Jr. 1j. William H. Turner 2. A nonbinding advisory vote to approve the compensation of the named executive officers. 4. To adopt and approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated. 6. A shareholder proposal relating to the disclosure of political contributions and expenditures, if properly presented. 5. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2014. 3. To adopt and approve an amendment to the Company's Certificate of Incorporation to eliminate supermajority voting rights and effect certain other non-material amendments. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. NOMINEES: M66445-P45440-Z62119

M66446-P45440-Z62119

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M66441-P45440-Z62119 CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474 VOTE ONLINE Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Participants in the Ameriprise Financial 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to ir.ameriprise.com ELEcTrONIc DELIVEry Of fuTurE PrOXy MATErIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials online. VOTE By PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Participants in the 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you call and then follow the instructions. VOTE By MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHArEHOLDEr MEETING rEGISTrATION: To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com. 1a. James M. Cracchiolo 1. Election of Directors The Board of Directors recommends you vote fOr each of the following director nominees: The Board of Directors recommends you vote fOr the following proposals: The Board of Directors recommends you vote AGAINST the following proposal: 1b. Dianne Neal Blixt 1d. Lon R. Greenberg 1e. W. Walker Lewis 1c. Amy DiGeso 1f. Siri S. Marshall 1g. Jeffrey Noddle 1h. H. Jay Sarles 1i. Robert F. Sharpe, Jr. 1j. William H. Turner 2. A nonbinding advisory vote to approve the compensation of the named executive officers. 4. To adopt and approve the Ameriprise Financial 2005 Incentive Compensation Plan, as Amended and Restated. 6. A shareholder proposal relating to the disclosure of political contributions and expenditures, if properly presented. 5. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for 2014. 3. To adopt and approve an amendment to the Company's Certificate of Incorporation to eliminate supermajority voting rights and effect certain other non-material amendments. Note: Please sign as your name appears printed above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. AMErIPrISE fINANcIAL, INc. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! for Against Abstain ! ! ! ! ! ! ! ! ! for Against Abstain ! ! ! ! ! ! ! ! !

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. M66442-P45440-Z62119 AMErIPrISE fINANcIAL, INc. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on Wednesday, April 30, 2014 The undersigned hereby appoints Walter S. Berman, John C. Junek and Thomas R. Moore, or any one of them, proxies or proxy, with full power of substitution, to vote all common shares of Ameriprise Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Ameriprise Financial, Inc. headquarters at 707 Second Avenue South, Minneapolis, Minnesota 55474, on Wednesday, April 30, 2014, at 11:00 a.m., Central time, and at any adjournment(s) or postponement(s) of the meeting, as indicated on the reverse side of this proxy card, with respect to the proposals set forth in the proxy statement, and in their discretion, upon any matter that may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting for which voting instructions have not been given. The undersigned hereby revokes any proxies submitted previously. To ensure timely receipt of your vote and to help reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card. If you vote online or by telephone, you do NOT need to mail back your proxy card. If you choose to submit your voting instructions by mail, mark, sign and date this proxy card on the reverse side and return it promptly in the business reply envelope provided. If you do not mark voting boxes on the reverse side, the shares will be voted as the Board of Directors recommends. Notice to participants in the AMErIPrISE fINANcIAL 401(k) PLAN If you are a participant in the Ameriprise Financial 401(k) Plan, your proxy card includes shares credited to your Plan account. To allow sufficient time for the Ameriprise Financial 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 10:00 a.m. Eastern time on April 27, 2014. If the trustee does not receive your instructions by that date, the trustee will vote the shares in the same proportion of votes that the trustee receives from other Plan participants who did vote. continued and to be signed on reverse side